As filed with the Securities and Exchange Commission on December 22, 2005



                                              Securities Act File No. 333-127871

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                 Amendment No. 3

                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                     NORTH AMERICAN INSURANCE LEADERS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                            6770                      20-3284412
(State or other jurisdiction      (Primary Standard Industrial       (I.R.S. Employer
      of incorporation)           Classification Code Number)     Identification Number)

                          885 Third Avenue, 31st Floor
                               New York, NY 10022
                                 (212) 319-9407

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               William R. de Jonge
                                    President
                     North American Insurance Leaders, Inc.
                          885 Third Avenue, 31st Floor
                               New York, NY 10022
                                 (212) 319-9407

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:
           Thomas J. Friedmann                       Ann F. Chamberlain
         Shearman & Sterling LLP                      Floyd I. Wittlin
      801 Pennsylvania Avenue, N.W.                Bingham McCutchen LLP
       Washington, D.C. 20004-2604                    399 Park Avenue
             (202) 508-8000                       New York, NY 10022-4689
       (202) 508-8100 - Facsimile                      (212) 705-7000
                                                 (212) 752-5378 - Facsimile

                             ----------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

                             ----------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: |_|

                         CALCULATION OF REGISTRATION FEE

                                                                                         Proposed
                                                                        Maximum           Maximum
Title of Each Class of                                  Amount      Offering Price       Aggregate          Amount of
Security Being Registered                          Being Registered  Per Security   Offering Price (1)  Registration Fee
------------------------------------------------------------------------------------------------------------------------

Units, consisting of one share of Common              21,562,500
  Stock, $0.0001 par value, and one Warrant (2)         Units            $8.00         $172,500,000        $20,303.25

Shares of Common Stock included as part of            21,562,500           --               --                 (3)
  the Units (2)                                         Shares

Warrants included as part of the Units (2)            21,562,500           --               --                 (3)
                                                       Warrants

Shares of Common Stock underlying the                 21,562,500         $6.00         $129,375,000        $15,227.44
  Warrants included in the Units (4)                    Shares

D&O Warrant Rights ("D&O Rights")                     2,000,000          $1.00          $2,000,000         $235.40 (5)


Warrants underlying the D&O rights ("D&O              6,000,000            --               --                 (3)
  Warrants") (5)                                      Warrants

Shares of Common Stock underlying the D&O             6,000,000          $6.00          $36,000,000         $4,472.60
  Warrants                                              Shares


Representative's Purchase Option ("Option")               1             $100.00            $100                (3)

Units underlying Option                               1,125,000          $8.80          $9,900,000          $1,165.23
                                                        Units

Shares of Common Stock included as part of            1,125,000            --               --                 (3)
  the Representative's Units (4)                        Shares

Warrants included as part of the                      1,125,000            --               --                 (3)
  Representative's Units (4)                           Warrants

Shares of Common Stock underlying Warrants            1,125,000          $7.50          $8,437,500           $993.09
  included in the representative Units (4)              Shares


Total                                                                                  $358,212,600        $42,397.01




(1)  Estimated solely for the purpose of calculating the registration fee.

(2) Includes 2,812,500 units, consisting of 2,812,500 shares of common stock and 2,812,500 warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)  No fee required pursuant to Rule 457(g).

(4) Pursuant to Rule 416, there are also registered such indeterminable number of additional shares of common stock as may be issued as a result of the anti-dilution provisions contained in the warrants.




(5) Each D&O Right will be automatically converted into a maximum of three D&O Warrants, subject to adjustment, 120 days after the effective date of the offering.

                             ----------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

     This Registration Statement contains one form of prospectus relating to a public offering of an aggregate of 18,750,000 Units of North American Insurance Leaders, Inc. and a separate cover page and back cover page to be attached to the prospectus relating to the concurrent offering of 2,000,000 D&O Rights to the directors and officers of North American Insurance Leaders, Inc., their affiliates and/or their designees. Such cover pages appear in this Registration Statement immediately following the prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 22, 2005
PRELIMINARY PROSPECTUS

                                  $150,000,000
                     NORTH AMERICAN INSURANCE LEADERS, INC.
                                18,750,000 Units
                             ----------------------

         North American Insurance Leaders, Inc. is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase and/or other similar transaction with one or more insurance-related businesses in North America.


         This is an initial public offering of our securities. Each unit that we are offering consists of:

         o    one share of our common stock; and

         o    one warrant.

         Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our consummation of an initial business combination or [o], 2007, and will expire on [o], 2010, or earlier upon redemption.

         We have granted CRT Capital Group LLC, the underwriter, a 45-day option to purchase up to 2,812,500 additional units solely to cover over-allotments, if any (over and above the 18,750,000 units referred to above). The over-allotment will be used only to cover a net short position resulting from the initial distribution. We have also agreed to sell to CRT Capital Group LLC for $100, as additional compensation, an option to purchase up to a total of 1,125,000 units at a price of $8.80 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that each of the warrants underlying such units entitles the holder to purchase one share of our common stock at a price of $7.50. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

         There is presently no public market for our units, common stock or warrants. We anticipate that our units will be quoted on the OTC Bulletin Board under the symbol [o] on or promptly after the date of this prospectus. The common stock and the warrants will begin separate trading 20 days after the earlier to occur of the expiration of the underwriter's option to purchase up to 2,812,500 additional units to cover over-allotments or the exercise in full by the underwriter of such option. For more information, see the section entitled "Description of Securities--Units." Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols [o] and [o], respectively. We cannot assure you, however, that our securities will continue to be quoted on the OTC Bulletin Board.


         Concurrently with this offering, we expect to sell to our directors and officers, their affiliates and/or their designees 2,000,000 rights ("D&O rights") for a total purchase price of $2,000,000, or $1.00 per right. The D&O rights will be automatically converted into D&O warrants on the 120th day following the effective date of this offering. The D&O warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the public offering but will not be transferable or salable by our directors and officers, their affiliates and/or their designees until the later of one year after the date of this prospectus or the consummation of our initial business combination.

         Investing in our securities involves a high degree of risk. See the section entitled "Risk Factors" beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.


         Neither the Securities and Exchange Commission nor any state securities commission has determined whether this prospectus is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should purchase these securities. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              Public Offering   Underwriting Discount and   Proceeds, Before
                                   Price              Commission (2)         Expenses, to Us
                                   -----              ----------             ---------------
Per unit.....................      $8.00                  $0.56                   $7.44
Total (1)....................   $150,000,000           $10,500,000            $139,500,000

--------------
(1) CRT Capital Group LLC has an option to purchase up to an additional 2,812,500 units of the Company at the public offering price, less the underwriting discount and commission, within 45 days of the date of this prospectus to cover any over-allotments. If CRT Capital Group LLC exercises this option in full, the total public offering price, underwriting discount and commission and proceeds, before expenses, to us, will be $172,500,000, $12,075,000 and $160,425,000, respectively. See the section entitled "Underwriting--Purchase Option."


(2) CRT Capital Group LLC has agreed to defer a portion of its underwriting discount equal to 2.0% of the gross proceeds of this offering, or $3.0 million ($3.45 million if the underwriter's over-allotment option is exercised in full) until the consummation of our initial business combination. Upon such a business combination, we will pay such deferred fees to CRT Capital Group LLC out of the proceeds of this offering held in the trust account, less $0.16 for each share of our common stock that our public stockholders elect to convert in connection with our initial business combination. CRT Capital Group LLC will not be entitled to any interest accrued on the deferred fees. See "Underwriting--Commissions and Discounts."


         The net proceeds we receive from this offering of $138.9 million, which includes the $2.0 million proceeds from the issuance and sale of the D&O rights as described in the sections entitled "Certain Relationships and Related Transactions--D&O Rights" and "Description of Securities--D&O Rights," together with the 2.0% deferral of the underwriting discount described above, totaling $141.9 million (approximately $7.57 per unit), will be deposited into a trust account at JPMorgan Chase Bank, NA, maintained by JPMorgan Chase Bank, NA, acting as trustee, and will be paid to the public stockholders in the event of liquidation or in the event less than 20% of our public stockholders elect to convert their shares of common stock in connection with our initial business combination.

         This prospectus provides information that you should know about us before investing. Please read this prospectus carefully and keep it for future reference. We are offering the units for sale on a firm commitment basis.

         CRT Capital Group LLC expects to deliver our securities to investors in the offering on or about [o], 2006.
                             ----------------------
                              CRT Capital Group LLC
                    The date of this prospectus is [o], 2006

                                TABLE OF CONTENTS

                                                                                            PAGE

Prospectus Summary.............................................................................1

The Offering...................................................................................5
Summary Financial Data........................................................................10
Risk Factors..................................................................................11
Special Note about Forward-Looking Statements.................................................30
Use of Proceeds...............................................................................31
Capitalization................................................................................34
Dilution......................................................................................35
Management's Discussion and Analysis of Financial Condition and Results of Operations.........37
Proposed Business.............................................................................39
Management....................................................................................53
Certain Relationships and Related Transactions................................................57
Principal Stockholders........................................................................61
Description of Securities.....................................................................65
Underwriting..................................................................................72
Legal Matters.................................................................................76
Experts.......................................................................................76
Where You Can Find Additional Information.....................................................76

Index to Financial Statements................................................................F-1

                             ----------------------

         You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

                             ----------------------

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY


         This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the section entitled "Risk Factors," our financial statements and the related notes to the financial statements before making an investment decision. Unless otherwise stated in this prospectus, references to "we," "us," "our" or the "company" refer to North American Insurance Leaders, Inc. Unless we tell you otherwise, the information in this prospectus assumes that the underwriter has not exercised its over-allotment option or the purchase option granted to it and that the directors and officers, their affiliates and/or designees have purchased an aggregate of 2,000,000 D&O rights. The term "designees" as used in the prospectus refers to our directors' and officers' respective spouses, trusts established for such persons' benefit or other existing stockholders who are directors or officers on the date of this prospectus.

         As we describe in more detail below, unless we indicate otherwise, the term "business combination" as used in this prospectus means a merger, capital stock exchange, asset acquisition, stock purchase and/or other similar transaction with one or more insurance or insurance services businesses in North America, collectively referred to as "insurance-related businesses." We define "North America" to include any state, province or country in North America, by which we mean any state of the United States or the District of Columbia, Canada, Mexico or elsewhere in Central America or the Caribbean, including Bermuda. In addition, unless we tell you otherwise, the term "public stockholders" as used in this prospectus refers to those persons that purchase the securities pursuant to this offering or in the after-market, including any of our existing stockholders. Our existing stockholders' status will be deemed to be "public stockholders" only with respect to those securities acquired pursuant to or following this offering. Accordingly, as used in this prospectus, the term "public stockholders" will mean the holders of 18,750,000 shares of our common stock (21,562,500 if the underwriter's over-allotment option is exercised in full).


Introduction

         We are a recently organized blank check company formed for the purpose of effecting a business combination with one or more insurance-related businesses. To date, our efforts have been limited to organizational activities.

Insurance and Insurance Services Companies

         We anticipate that our initial business combination may include, but will not be limited to, one or more companies engaged in one or more of the following lines of insurance business:

Claims Adjusting                   Managed Care            Property and Casualty
Insurance Brokerage/Distribution   Multi-line              Reinsurance
Life and Health                    Policy Administration   Underwriting

Market Opportunities

         We believe, based on the experience of our management, that there are numerous business combination opportunities in the insurance and insurance services industry for several reasons, including the following:

         Large Target Market. According to the Insurance Information Institute, for the year ended December 31, 2004, aggregate insurance premiums written in the United States totaled approximately $1.1 trillion, of which $603.0 billion were attributable to the property and casualty sector and $494.8 billion were attributable to the life and health sector. These figures represented increases of 5.0% and 2.9%, respectively, from 2003. (Source: Swiss Re: sigma, No. 2, 2005, cited in Insurance Information Institute, International Insurance Fact
Book).

         Highly Fragmented Industry. The insurance industry is highly fragmented. According to A.M. Best Company, or A.M. Best, as of December 31, 2003 in the United States, there were approximately 350 property and casualty insurance groups, comprising 1,776 companies. Moreover, according to the Insurance Journal, there were approximately 20,000 independent insurance agencies with revenues of greater than $250,000 in the United States in 2000. Aggregating smaller companies may offer the potential to create economies of scale, including expanded distribution capabilities, corporate efficiency and greater capital resources.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         Rapidly Evolving Industry. Within the last decade, several factors have transformed the insurance industry. We anticipate that these changes create opportunities for new entrants into the industry and expansion of existing insurance-related companies. We believe, based on the experience of our management, that the insurance industry will continue to be driven by the following key trends which may create business combination opportunities:

o Demographic change. Changes in the demographics of the U.S. population may support opportunities to effect business combinations with insurance-related businesses, particularly in the retirement income, health insurance and long-term care markets. The United States has an aging population, with growing needs for financial protection resulting from large numbers of baby boomers approaching retirement coupled with significant increases in life expectancy. According to the U.S. Census Bureau, 12.7% of the U.S. population was 65 or older in 2000 and, by the year 2030, the over-65 segment is expected to account for 20% of the U.S. population. Declining individual savings rates, rising healthcare and nursing care costs, and a continuing shift of the burden for funding retirement needs from the government and employers to individuals have left many retirees lacking resources and insurance coverage to support their desired lifestyles in retirement.

o Meteorological events. Erratic weather patterns may be a catalyst for significant changes in the availability and pricing of insurance products, thereby creating opportunities for business combinations in the property and casualty insurance business. According to the National Climatic Data Center, as of November 10, 2005, the Atlantic hurricane season included "23 named storms, of which 13 were hurricanes, exceeding by one the 1969 record, and 7 were major hurricanes. . . . The season has been remarkable for its early beginning and number of storms as well as the intensity of the hurricanes, including the most intense hurricane on record for the Atlantic." A.M. Best reported that in 2004, "[t]he estimated property/casualty insured losses of $20.5 billion [from hurricanes] were second only to the events of Sept. 11, 2001 and exceeded the insured losses of Hurricane Andrew in 1992, adjusted for inflation." (Source: A.M. Best Special Report--Property/Casualty Review/Preview January 2005; p. 12, 13). An article in The Wall Street Journal estimates that the property/casualty losses for the 2005 hurricane season may reach $75 billion. (Source: The Wall Street Journal--Chubb to Assist in Reinsurer Launch, October 26,
     2005).

o Technological advances. Rapid developments in information technology create opportunities for business combinations with insurance-related businesses. The Internet, automated workflow processes, web-based data interface and sophisticated data warehousing and data mining have become widely accepted tools for marketing, claims handling and insurance underwriting. A recent Special Report by A.M. Best estimates the insurance industry spent more than $25 billion on information technology and telecommunications services in 2004 (Source: A.M. Best Special Report--Property/Casualty Review/Preview January 2005, p. 14). The increasing cost of information technology and communication services may lead to industry consolidation and growth in outsourcing of certain services.

o Regulatory oversight. When a business sector experiences dramatic changes in regulation and enhanced regulatory scrutiny, as is currently occurring in the insurance industry, opportunities for business combinations may emerge. The insurance industry has traditionally been highly regulated by state and other insurance authorities. Fifty state insurance departments across the United States have specific requirements regarding rates, licenses, admitted assets, approved lines of business, reinsurance and capital tests. Recently the attorney general's offices of several states have become directly involved in overseeing insurance companies. In particular, the New York Attorney General has focused on reinsurance agreements and the past business practices of several of the largest brokerage companies, forcing these companies to restate prior period earnings and significantly change their methods of doing business. In addition, the U.S. Congress and some federal agencies from time to time investigate the condition of state insurance regulation to determine whether to impose federal regulation or to allow an optional federal incorporation, similar to banks.

         Active Market for Corporate Control. The insurance industry has a large number of mergers, acquisitions and similar activities, which should provide us with opportunities to effect a business combination with one or more target businesses. In 2004, there were an estimated 299 announced mergers and acquisitions involving whole insurance companies in the United States having an aggregate deal value at announcement of $14.2 billion in 2005. As of June 30, 2005, there were an estimated 120 transactions in 2005 involving whole insurance companies with an estimated deal value at announcement of $14.7 billion. (Source: SNL Financial, the SNL DataSource; excludes asset sales).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Expertise of Directors and Officers

         We draw together six individuals from the insurance and financial services industries. Scott A. Levine, William R. de Jonge, Francis E. Lauricella, Jr., Paula S. Butler, Laurence N. Strenger and E. Miles Prentice III have a broad record of accomplishment in insurance company management, corporate investing and/or general finance. Mr. Levine was a managing director and the head of the insurance products group and the mergers and acquisitions department at J.P. Morgan and has served as an executive officer at American International Group, Inc. (AIG) and Zurich Centre Group, a multinational insurance and financial services firm. Mr. de Jonge was a managing director and a principal of CRT Capital Group LLC and held several positions during a 19-year career at J.P. Morgan, including managing director of that firm's mergers and acquisitions department and head of its consumer products mergers and acquisitions group. Mr. Lauricella is the managing director of FL Advisors, LLC, an advisory firm to financial services companies and has more than 16 years experience working with insurance and financial service company clients, including serving as a managing director of Cochran, Caronia & Co., an investment banking firm focused on the insurance industry. Ms. Butler worked at J.P. Morgan as an investment banker for the insurance industry for seven years and served as an officer of Centre Reinsurance Company Limited in New York and Centre Reinsurance Company in Bermuda. Mr. Strenger is general counsel and a managing director of Ampton and practiced law as a partner in the California firm of Rosenfeld, Meyer & Susman, and began his career at the New York law firm of Debevoise & Plimpton LLP. Mr. Prentice is a partner at the law firm of Eaton and Van Winkle and previously served as a director on the board of IDS Life Insurance Company and currently serves on the board of the National Life Insurance Company of Vermont.

         We anticipate that our directors' and officers' expertise in the insurance and insurance services industry, as well as their established relationships and reputations, will provide us with access to business combination opportunities.

Initial Business Combination


         Our initial business combination must have a fair market value equal to at least 80% of our net assets at the time of the business combination. We intend to accomplish this by identifying and effecting a business combination with one or more insurance-related businesses contemporaneously.


         Based on the experience of our management, we believe that an investment in an insurance-related business in the size range of this offering will provide a sufficient "critical mass" upon which to develop a productive and profitable business in the insurance-related industry. Our initial business combination with an insurance-related business could be structured in one of the following ways:


o a merger with one or more operating businesses in which the aggregate fair market value is equal to at least 80% of our net assets at the time of the business combination;

o an acquisition of a controlling interest in one or more insurance-related businesses in which the aggregate fair market value is equal to at least 80% of our net assets at the time of the business combination; or

o an acquisition of certain assets and related liabilities of an existing insurance-related business of which the aggregate fair market value is equal to at least 80% of our net assets at the time of the business combination.

D&O Rights

         Concurrently with this offering, we expect to sell to our directors and officers, their affiliates and/or their designees 2,000,000 rights for a total purchase price of $2.0 million or $1.00 per right. The D&O rights will be automatically converted into D&O warrants on the 120th day following the effective date of this offering. The D&O warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the public offering but will not be transferable or salable by our directors and officers, their affiliates and/or their designees until the later of one year after the date of this prospectus or the consummation of our initial business combination. Throughout this prospectus, we refer to these warrant purchase rights as the D&O rights and to the warrants issued upon conversion of the D&O rights as the D&O warrants.


                             ----------------------

         We are a Delaware corporation formed on August 8, 2005. Our offices are located at 885 Third Avenue, 31st Floor, New York, New York 10022, and our telephone number is (212) 319-9407.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  THE OFFERING

Securities offered:           18,750,000 units, at $8.00 per unit, each unit
                              consisting of:

                              o  one share of common stock; and
                              o  one warrant.

                              The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading 20 days after the earlier to occur of (1) the expiration of the underwriter's option to purchase up to 2,812,500 additional units to cover over-allotments or (2) the exercise in full by the underwriter of such option. In no event will separate trading of the common stock and warrants be allowed until we have filed a balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to occur three business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K, including a balance sheet, reflecting our receipt of the gross proceeds from such exercise by the underwriter of the over-allotment option. For more information, see the section entitled "Description of Securities--Units."

Common stock:

     Number of shares
     outstanding before
     this offering:           4,687,500 shares

     Number of shares to
     be outstanding after
     this offering:           23,437,500 shares

Warrants:

     Number of warrants
     outstanding before
     this offering:           0 warrants

     Number of warrants
     to be outstanding        18,750,000 warrants (excluding the D&O warrants
     after this offering:     subject to the D&O rights described under " - D&O
                              rights").

Exercisability:               Each warrant is exercisable for one share of
                              common stock.

Exercise price:               $6.00

Exercise period:              The warrants will become exercisable on the later
                              of:

                              o  the completion of our initial business
                                 combination on the terms described in this prospectus; or

                              o the first anniversary of the date of this prospectus.

                              The warrants will expire at 5:00 p.m., New York City time, on [o], 2010, or earlier upon redemption.

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                                       4

--------------------------------------------------------------------------------

Redemption:                   We may redeem the outstanding warrants (including
                              warrants issued and outstanding as a result of the exercise of the purchase option that we have agreed to sell to CRT Capital Group LLC):

                              o  at any time after the warrants become
                                 exercisable;

                              o  in whole and not in part;

                              o  at a redemption price of $0.01 per warrant;

                              o upon a minimum of 30 days' prior written notice of redemption; and

                              o only if the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

Proposed OTC Bulletin            Units - [o].U
Board symbols for our            Common Stock - [o]
securities:                      Warrants - [o].W

Offering proceeds to be       The net proceeds of $138.9 million (assuming that
held in trust account:        the underwriter has not exercised its
                              over-allotment option), which includes the $2.0 million proceeds from the issuance and sale of the D&O rights, together with the 2.0% deferral of the underwriting discount, totaling $141.9 million, or approximately $7.57 per unit, will be placed in a trust account at JPMorgan Chase Bank, NA, maintained by JPMorgan Chase Bank, NA, acting as trustee, under an agreement to be signed on the date of this prospectus (and in the event the units are registered for sale in Colorado, pursuant to Section 11-51-302(6) of the Colorado
                              Revised Statutes).

                              CRT Capital Group LLC has agreed to defer a portion of its underwriting discount equal to 2.0% of the gross proceeds of this offering, or $3.0 million ($3.45 million if the underwriter's over-allotment option is exercised in full), until the consummation of our initial business combination. We believe that the deferment of a portion of the underwriting discount and the placement of this amount in the trust account will benefit our stockholders because this will preserve more money for possible distribution to the investors in the event of liquidation prior to our initial business combination or in the event less than 20% of our public stockholders elect to convert their shares of common stock in connection with our initial business combination.

                              These proceeds held in the trust account will not be released until the earlier to occur of: (1) the completion of our initial business combination on the terms described in this prospectus and (2) our liquidation. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering, expenses that we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect our initial business combination. Prior to the consummation of our initial business combination, these expenses may be paid only from the net proceeds of this offering not held in the trust account (initially, approximately $2.0 million after the payment of the expenses related to this offering). Upon the consummation of an initial business combination, the deferred underwriting discount equal to 2.0% of the offering gross proceeds of this offering will be released to CRT Capital Group LLC out of the proceeds of this offering held in the trust account less $0.16 for each share of our common stock that our public stockholders elect to convert in connection with our initial business combination. CRT Capital Group LLC will not be entitled to any interest accrued on the deferred underwriting discount. The trust will pay taxes, if any, on the income, if any, earned by the proceeds held in trust from the income on such proceeds.


                              None of the warrants may be exercised until after the consummation of our initial business combination. After the proceeds of the trust account have been disbursed upon

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                                       5
                              consummation of our initial business combination, the warrant exercise price, if exercised, will be paid directly to us.

The stockholders must         We will seek stockholder approval before we effect
approve our initial           our initial business combination, even if the
business combination:         nature of the business combination would not
                              ordinarily require stockholder approval under applicable state law. In connection with any vote required to approve our initial business combination, all of our existing stockholders, directors and officers have agreed to vote the shares of common stock then owned by them, including any shares offered by this prospectus or acquired following this offering, in accordance with the majority of the shares voted by our public stockholders (other than our existing stockholders). Therefore, the existing stockholders will vote the entirety of their shares, either for or against an initial business combination, as determined by the totality of the public stockholder vote, and in no event will the existing stockholders be considered "public stockholders" for purposes of voting for or against an initial business combination.

                              We will proceed with our initial business combination only if (1) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and
                              (2) public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights as described below. Accordingly, we will not proceed with our initial business combination if public stockholders owning 20% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights, even if public stockholders holding a majority of the shares vote in favor of the business combination. Public stockholders who convert their stock into an allocable share of the trust account will retain the right to exercise the warrants that they received as part of the units. For more information, see the section entitled "Proposed Business--Effecting a Business
                              Combination--Opportunity for stockholder approval of our initial business combination."

Conversion rights for         Public stockholders voting against our initial
stockholders voting to        business combination will be entitled to convert
reject our initial business   their common stock into an allocable share of the
combination:                  trust account, including any interest earned on
                              their allocable share of the trust account (net of any taxes payable), if the business combination is approved and consummated.


                              If this occurred, we would be required to convert to cash up to 3,749,999 shares of common stock, at an initial per share conversion price of approximately $7.57, without taking into account any interest earned on the trust account. The actual per share conversion price will be equal to the amount in the trust account, including the 2.0% deferred underwriting discount, the proceeds from the D&O rights and all accrued interest (net of any applicable taxes), as of two business days prior to the consummation of the business combination, divided by the number of shares of common stock sold in this offering. Public stockholders who convert their stock into an allocable share of the trust account retain the right to exercise the warrants that they receive as part of the units. For more information, see the section entitled "Proposed Business -- Effecting a Business Combination -- Opportunity for stockholder approval of our initial business combination."


                              In connection with any vote required for our initial business combination, all of our existing stockholders, directors and officers have agreed to vote the shares of common stock then owned by them, including any shares acquired pursuant to this offering or purchased in the after-market, in accordance with the majority of the shares of common stock voted by our public stockholders, other than our existing stockholders. As a result, our existing stockholders, directors and officers will not have any conversion rights attributable to their shares in the event that our initial business combination is approved by a majority of our public stockholders.

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                                       6

--------------------------------------------------------------------------------

Liquidation if no             We will dissolve and promptly distribute only to
business combination:         our public stockholders the amount then on deposit
                              in our trust account (including the proceeds from the issuance and sale of the D&O rights and the 2.0% deferred underwriting discount) plus any of our remaining net assets if we do not effect our initial business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated prior to the end of such 18-month period). The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate our initial business combination, but only with respect to those shares of common stock acquired by them prior to this offering. The existing stockholders will participate in any liquidation distribution with respect to any shares of common stock offered pursuant to this offering or purchased in the after-market. There will be no distribution from the trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation. For more information, see the section entitled "Proposed Business--Effecting a Business
                              Combination--Liquidation if no business
                              combination."

Escrow and lock-up of         On the date of this prospectus, all of our
management                    existing stockholders will place the shares they
securities:                   owned before this offering into an escrow account
                              maintained by JPMorgan Chase Bank, NA, acting as escrow agent. These shares will not be transferable during the escrow period, except to our directors' and officers' respective spouses or children, trusts or other legal entities established for their benefit, to other existing stockholders who are directors or officers on the date of this prospectus, to any financing party which is funding any of the directors' or officers' D&O rights pursuant to this offering, or other transfers by action of law and, in any such case, will not be released from escrow until the third anniversary of the date of this prospectus.
                              Additionally, any D&O rights our existing stockholders purchase and the D&O warrants issueable upon conversion of any such D&O rights will be subject to a lock-up agreement until the later of one year after the date of this prospectus or the consummation of our initial business combination. For more information, see the section entitled "Principal Stockholders."

Payments to directors,        Prior to the completion of our initial business
officers and                  combination, there will be no fees, reimbursements
stockholders:                 or cash payments made to our existing
                              stockholders, directors and officers and their affiliates other than:

                              o  repayment of an aggregate $150,000 of
                                 interest-free loans made by Messrs. Levine, de Jonge, Lauricella and Strenger and Ms. Butler to us to cover offering expenses;

                              o payment of up to $10,000 per month to an affiliate of some of our directors for office space and administrative services; and

                              o reimbursement for any expenses incident to the offering and finding a suitable business combination.

D&O rights:                   Our directors and officers, their affiliates
                              and/or their designees have indicated their intention to purchase from us on the closing date of this offering an aggregate of 2,000,000 D&O rights convertible into D&O warrants at a purchase price of $1.00 per right. The aggregate of 2,000,000 D&O rights does not need to be purchased in proportion to the shares of common stock held by each of our directors and officers.
                              The $2.0 million proceeds from the issuance and sale of the D&O rights will be placed in the trust account and become part of the liquidating distribution to our public stockholders in the event of liquidation prior to our initial business combination or in the event less than 20% of our public stockholders elect to convert their shares of common stock in connection with our initial business combination.

                              The D&O rights will be automatically converted into D&O warrants on the 120th day following the effective date of this offering. The conversion ratio of D&O rights into D&O warrants will be calculated by dividing $1.00 by the conversion price. The conversion price is equal to the average of the daily averages of the high and low sale price of the warrants as quoted on the OTC Bulletin Board or elsewhere during the 20

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              trading days prior to the conversion date. In no event will a D&O right be converted into more than three D&O warrants.

                              The D&O warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering but will not be transferable or salable by our directors and officers, their affiliates and/or their designees until the later of one year after the date of this prospectus or the consummation of our initial business combination. In the event of liquidation prior to our initial business combination, the D&O warrants will expire worthless.

                              The purchasers of the D&O rights are permitted to transfer the D&O rights and the D&O warrants issuable upon conversion of the D&O rights in certain limited circumstances, such as by will in the event of their death. However, the transferees receiving such D&O rights or D&O warrants will be subject to the same sale restrictions imposed on our directors and officers, their affiliates and/or their designees who initially purchased these D&O rights from us.

Risks: In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company. Additionally, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act, and therefore, you will not be entitled to the protections normally afforded to investors in blank check offerings governed by Rule 419. If we make down payments or pay exclusivity or similar fees in connection with structuring and negotiating our initial business combination and we do not complete that specific business combination, the costs incurred for the proposed transaction would not be recoverable. Such an event will result in a loss to us of the costs incurred and could adversely affect subsequent attempts to locate and effect a business combination with another target business. Further, our existing stockholders' initial equity investment is less than that which is required by the North American Securities Administrators Association, Inc., or NASAA, and we do not expect to satisfy the NASAA's Statement of Policy Regarding Unsound Financial Condition. In addition, the report of our independent registered public accounting firm, BDO Seidman, LLP, contains an explanatory paragraph relating to our ability to continue as a going concern, and we have no revenues from our operations. Accordingly, state administrators will have the discretion to disallow our offering. Our offering may not be allowed in one or more states pursuant to this policy.

                              You should carefully consider these and the other risks set forth in the section entitled "Risk Factors."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             SUMMARY FINANCIAL DATA


         The following table sets forth (1) our actual capitalization at August 16, 2005, (2) our capitalization as adjusted to reflect the effects of the sale of the units in this offering at an initial public offering price of $8.00 per unit, after deducting the underwriting discounts and commissions and organizational and offering expenses payable by us and (3) our capitalization as adjusted to reflect the effects of the sale of 2,000,000 D&O rights at a purchase price of $1.00 per right. You should read this table together with "Use of Proceeds" and our financial statements, and the related notes thereto, which are included elsewhere in this prospectus. To date, our efforts have been limited to organizational activities and activities related to this offering, so only balance sheet data are presented below.

                                                            August 16, 2005
                                                           -----------------
Balance Sheet Data:                                      Actual     As Adjusted (1)
-------------------                                      ------     ---------------
Working capital                                         $ 23,500     $140,943,000
Total assets                                            $175,000     $140,943,000
Total liabilities                                       $151,500     $        -
Value of common stock that may be converted to cash     $     -      $ 28,375,867 (2)
Stockholders' equity                                    $ 23,500     $112,567,133




------------

(1) Excludes the $100 purchase price of the purchase option payable by CRT Capital Group LLC.


(2)  Based on an estimated value of $7.57 per share at the time of conversion.


         The "as adjusted" information gives effect to the sale of the units we are offering pursuant to this prospectus, including the application of the estimated gross proceeds and the payment of the estimated remaining costs from the sale, the repayment of $150,000 aggregate principal amount of promissory notes payable to Messrs. Levine, de Jonge, Lauricella and Strenger and Ms. Butler and the $2.0 million proceeds from the issuance and sale of the D&O rights.

         The working capital (as adjusted) and total assets (as adjusted) amounts do not include the $3.0 million being held in the trust account ($3.45 million if the underwriter's over-allotment option is exercised) representing the 2.0% deferral of the underwriter's discount. These "as adjusted" amounts will be available to us only upon consummation of our initial business combination within the time period described in this prospectus. In the event of liquidation, the proceeds then on deposit in the trust account (including the amount held in the trust account representing a portion of the underwriter's discount) will be distributed solely to our public stockholders.


         We will not proceed with our initial business combination if public stockholders owning 20% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, we may effect our initial business combination if public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to 3,749,999 shares of common stock at an initial per-share conversion price of approximately $7.57, without taking into account interest, if any, earned on the trust account. Both the deferred underwriting discount and the proceeds of the issuance and sale of the D&O rights will be available to those public stockholders who exercise their conversion right. The actual per-share conversion price will be equal to the amount in the trust account, including all accrued interest (net of taxes payable), as of two business days prior to the consummation of the business combination, divided by the number of shares of common stock sold in this offering. In connection with any vote required for our initial business combination, all of our existing stockholders, directors and officers have agreed to vote the shares of common stock then owned by them, including any shares offered by this prospectus or purchased in the after-market, in accordance with the majority of the shares of common stock voted by our public stockholders (other than our existing stockholders). As a result, our existing stockholders, directors and officers will not have any conversion rights attributable to their shares in the event that our initial business combination is approved by a majority of our public stockholders.


--------------------------------------------------------------------------------

                                  RISK FACTORS


         An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment.

RISKS RELATED TO DEVELOPMENT STAGE COMPANIES

We are a development stage company with no operating history and, accordingly,
------------------------------------------------------------------------------
you will have an extremely limited basis upon which to evaluate our ability to
------------------------------------------------------------------------------
achieve our business objective.
-------------------------------

         We are a recently incorporated development stage company with no operations to date other than organizational activities. Therefore, our ability to begin operations depends upon our ability to obtain financing through this offering. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to consummate a business combination with one or more insurance-related businesses. We have not conducted any discussions, and we have no plans, arrangements or understandings with any prospective business combination candidates. We will not generate any revenues (other than interest income, if any, on the proceeds of this offering held in the trust account) until, at the earliest, after the consummation of our initial business combination. We cannot assure you as to when, or if, our initial business combination will occur.

Because we have not selected any prospective target businesses, you will be
---------------------------------------------------------------------------
unable to ascertain the merits or risks of any particular target business'
--------------------------------------------------------------------------
operations.
-----------

         Because we have not yet selected or approached any prospective target businesses with respect to a business combination, there is no basis upon which to evaluate the possible merits or risks of any particular target business' operations, financial condition or prospects. To the extent we complete a business combination, we may be affected by numerous risks inherent in the business operations of those entities. Although our directors and officers will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors or we may not have adequate time to complete due diligence. In addition, an investment in our units ultimately may not prove to be more favorable to investors in this offering than a direct investment, if an opportunity were available, in a particular target business. For a more complete discussion of our selection of target businesses, see the section entitled "Proposed Business--Effecting a Business Combination--We have neither selected nor approached any target businesses."

We cannot assure you that a public market for our securities will develop, and
------------------------------------------------------------------------------
our share price may be volatile.
--------------------------------

         Prior to this offering, there has been no public market for our securities, and we cannot provide you with any assurance that an active trading market will develop or continue upon the closing of this offering or that the market price for our securities will not decline below the initial public offering price. We have negotiated with the underwriter the initial public offering price of the units and the terms of the warrants set forth in this prospectus. The initial public offering price of our securities is based on numerous factors and may not indicate the market price of our securities after the initial public offering. These factors include our prospects for effecting a business combination with one or more insurance-related target businesses at an attractive value, our capital structure, an assessment of our management and their experience in identifying prospective target businesses and general conditions of the securities markets at the time of this offering.

We may not be able to consummate a business combination within the required time
--------------------------------------------------------------------------------
frame, in which case, we will be forced to liquidate.
-----------------------------------------------------


         We must complete a business combination having a fair market value equal to at least 80% of our net assets at the time of the business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering, and the business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate our initial business combination within the required time frame, we will be forced to liquidate our assets in the manner described under "Proposed Business--Effecting a Business Combination--Selection of target businesses and structuring of a business combination." We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach this deadline. We do not have any specific business combination under consideration, and neither we nor any representative acting on our behalf has had any contacts or discussions with any target business regarding such a business combination. None of our agents, representatives, existing stockholders, directors or officers has taken any measure, direct or indirect, to locate a target business at any time, past or present, and no party, affiliated or unaffiliated with us, has approached us with a possible candidate or candidates. Furthermore, there have been no diligence, discussions, negotiations and/or other similar activities undertaken, whether directly by us or one of our affiliates, or by an unrelated third party, with respect to a business combination transaction involving us or the process designed or implemented to result in the location of one or more candidates for a business combination.

Because of our limited resources and significant competition for business
-------------------------------------------------------------------------
combination opportunities, we may not be able to consummate an attractive
-------------------------------------------------------------------------
business combination.
---------------------

         We expect to encounter intense competition from other entities having a business objective similar to ours, including leveraged buyout funds, venture capital funds, private equity funds, operating businesses and other entities and individuals, both foreign and domestic, competing for business combinations with insurance-related businesses. Many of these entities are well established and have extensive experience in identifying and effecting business combinations. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While there may be numerous potential target businesses with which we could effect a business combination using the net proceeds of this offering and additional equity and debt financing, if available, our ability to compete in effecting a business combination with a sizable target business or businesses will be limited by our available financial resources. This inherent limitation will give others a competitive advantage in pursuing a business combination with some target businesses. Further:

         o our obligation to seek stockholder approval of a business combination will delay the consummation of any such business combination;

         o our obligation to convert shares of our common stock into cash in certain instances may reduce the resources available for an otherwise agreed business combination; and

         o our outstanding warrants and the purchase option granted to CRT Capital Group LLC and the D&O rights and warrants we expect to issue to the directors and officers, their affiliates and/or designees, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses, particularly in connection with a prospective business combination for which our equity securities comprise a portion of the consideration.

         Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. In addition, because our initial business combination may involve the contemporaneous acquisition of several insurance-related businesses and may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closing of one or more other acquisitions.

Because there are numerous companies with a financial strategy similar to ours
------------------------------------------------------------------------------
seeking to effectuate a business combination, it may be difficult for us to do
------------------------------------------------------------------------------
so.
---

         Since May 2003, based upon publicly available information, approximately 41 similarly structured blank check companies have completed initial public offerings. Of these companies, only four companies have consummated a business combination, while six other companies have announced that they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 31 blank check companies with more than $1.9 billion of funds held in trust that are seeking to execute a business plan similar to our business plan. Furthermore, there are 41 additional offerings for blank check companies that are in the midst of the SEC registration process and have not yet completed initial public offerings, and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion by us of a business combination. A number of those companies may seek and consummate a business combination in the insurance-related industry. Therefore, we will be subject to competition in seeking a business combination transaction from these and other companies with business plans similar to ours. Further, because only ten companies similar to ours have either consummated a business combination or entered into a definitive agreement for a business combination, this may indicate that there are few attractive target businesses available to such entities or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time period, we must liquidate.


Our directors and officer may allocate their time to other businesses, thereby
------------------------------------------------------------------------------
limiting the amount of time they devote to our affairs. This could impair our
-----------------------------------------------------------------------------
ability to consummate a business combination.
---------------------------------------------

         Our directors and officers are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of a business combination. All of our directors and officers are engaged in other business endeavors and are not obligated to contribute any specific percentage of their time to our affairs. If our directors' and officers' other business affairs require them to devote substantial amounts of time in excess of their current commitment levels, this could limit the amount of time they devote to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section entitled "Certain Relationships and Related Transactions."

Our directors and officers are, and may in the future become, affiliated with
-----------------------------------------------------------------------------
entities engaged in business activities similar to those intended to be
-----------------------------------------------------------------------
conducted by us and, accordingly, may have conflicts of interest in determining
-------------------------------------------------------------------------------
to which entity a particular business opportunity should be presented.
----------------------------------------------------------------------

         Although we believe no conflict of interest currently exists, our directors and officers may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those we intend to conduct. Also, some of our directors are currently involved in businesses that are similar to the business activities that we intend to conduct following a business combination. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our stockholders. For example, Mr. Levine, our Chairman of the Board, is, and following this offering will continue to be, a senior adviser to Ampton Investments, Inc., or Ampton, a private advisory and investment firm. Mr. Strenger, one of our directors, is, and following this offering will continue to be, a managing director of Ampton. Mr. de Jonge, our President and director, is, and following this offering will continue to be, a managing director of Ampton and de Jonge LLC, a private advisory and investment firm. In addition, Mr. Lauricella is, and following this offering will continue to serve as, the managing director of FL Advisors, LLC, an advisory firm to financial services companies, and as a director of Arrowhead General Insurance Agency and its affiliate, Cypress Point-Arrowhead General Insurance Agency, Inc. Mr. Prentice, one of our directors will continue to serve as a director of the board of the National Life Insurance Company of Vermont. Although Messrs. Levine, de Jonge and Strenger are not aware of any fiduciary obligations they have with respect to any insurance-related companies, and while Messrs. Lauricella and Prentice are not aware of any actual or potential conflicts of interest at this time, due to these affiliations, our directors may have obligations to present potential business opportunities to other entities as well as us, which could cause conflicts of interest. These conflicts may not be resolved in our favor. For a more complete discussion of our directors' business affiliations and the potential conflicts of interest that you should be aware of, see the sections entitled "Management--Directors and Executive Officers" and "Certain Relationships and Related Transactions."

         In any event, all ongoing and future transactions between us and any of our directors, officers, existing stockholders or their respective affiliates, including loans by our directors, (1) will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and (2) such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our independent directors (to the extent we have any) or the members of our board who do not have an interest in the subject transaction, in either case who had access to legal counsel at our expense.

We may engage in a business combination with one or more target businesses that
-------------------------------------------------------------------------------
have relationships with entities that are or may become affiliated with our
---------------------------------------------------------------------------
directors, which may raise potential conflicts of interest.
-----------------------------------------------------------

         In light of the involvement of two of our directors, Messrs. Lauricella and Prentice, with other insurance-related companies and our intent to consummate a business combination with one or more businesses in that same sector, we may decide to effect a business combination with one or more businesses affiliated with them, although neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business regarding a business combination. Although we have agreed to obtain an opinion from an independent investment banking, valuation or appraisal firm regarding the fairness to our stockholders from a financial point of view of any business combination with businesses affiliated with Messrs. Lauricella or Prentice or any other director, potential conflicts of interest may still exist and, as a result, the terms of any such business combination may not be as advantageous to our public stockholders as it would be absent such conflicts of interest.

The loss of key personnel could adversely affect our ability to operate.
------------------------------------------------------------------------

         Our operations depend upon a relatively small group of officers and directors, and our success depends on the continued service of these individuals. We cannot assure you that these individuals will remain with us for the immediate or foreseeable future. We do not have employment contracts with, or key man insurance policies on, any of our officers or directors. The unexpected loss of the services of one or more of these executives could have a detrimental effect on us.

Our ability to effect a business combination and to operate successfully as a
-----------------------------------------------------------------------------
concern afterwards will depend upon the efforts of our key personnel, some of
-----------------------------------------------------------------------------
whom may join us following such a business combination and may be unfamiliar
----------------------------------------------------------------------------
with the requirements of operating a public company, which may adversely affect
-------------------------------------------------------------------------------
our operations.
---------------

         Our ability to effect a business combination successfully will depend upon the efforts of our directors and officers. We will depend on the diligence, skill and network of business contacts of our directors and officers. For a description of our management team, see the section entitled "Management." The role of our key personnel following a business combination, however, cannot presently be ascertained. Specifically, our directors and officers are not obligated to remain with us after a business combination, and the retention of our current directors and officers may not be a term or condition in any agreement with respect to a prospective business combination. Although we expect one or more of our directors and officers to serve on our board of directors following a business combination, subject to continued election by the stockholders, some of the individuals named in this prospectus as directors and officers may not participate in the management of the target business on a day-to-day basis.

         Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, and any additional managers may not have the requisite skills, knowledge or experience necessary to enhance the incumbent management. While we intend to closely scrutinize any individuals we employ after a business combination, our assessment of these individuals may not be correct, or these individuals may not elect to remain with us. These individuals may be unfamiliar with the requirements of operating a public company, as well as with U.S. securities laws, which could cause us to expend time and resources helping them to become familiar with such laws. This could be expensive and time-consuming and could lead to regulatory issues that adversely affect our operations.

We may use a significant portion of working capital in pursuing business
------------------------------------------------------------------------
combinations that are not consummated.
--------------------------------------

         We anticipate that the investigation of each target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, actuaries and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If we or the owners of a target business decide not to complete a specific business combination, any costs we have incurred for such proposed business combination, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons, including events beyond our control. For instance, there is a possibility that 20% or more of our public stockholders will vote against a proposed business combination and exercise their conversion rights with respect to their shares of common stock even though a majority of our public stockholders approve the proposed business combination. Any such event would result in a loss to us of the related costs incurred, which could adversely affect subsequent attempts to locate and effect a business combination with another insurance-related business. See the section entitled "Proposed Business--Effecting a Business Combination--Selection of target business and structuring of a business combination."

It is probable that we will be able to complete only one business combination
-----------------------------------------------------------------------------
initially, which may make us dependent on a single business and a limited number
--------------------------------------------------------------------------------
of products or services.
------------------------


         Following this offering, we will have approximately $140.9 million which we may use to complete a business combination. Although we may seek to effect a business combination with more than one target business, our initial business combination must be with one or more insurance-related businesses in which the fair market value is at least equal to 80% of our net assets at the time of the consummation. At the time of our initial business combination, we may not be able to effect a business combination with more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating contemporaneous combinations involving more than one insurance-related company. Therefore, it is probable that we will be able to complete a business combination initially with only a single insurance-related business, which may have only a limited number of products or services. The resulting lack of diversification may:


         o result in our dependency upon the performance of a single or small number of insurance-related businesses;

         o result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

         o subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

         In this case, we will not be able to initially diversify our operations or benefit from the possible spreading of risks or offsetting of losses. This would place at a disadvantage relative to other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry, so as to diversify risks and offset losses. Further, the prospects for our success would then depend upon the future performance of the initial target business or businesses with which we effect a business combination.

We may be unable to obtain additional financing, if required, to complete a
---------------------------------------------------------------------------
business combination or to fund the operations and growth, if any, of the target
--------------------------------------------------------------------------------
business, which could compel us to restructure or abandon a particular business
-------------------------------------------------------------------------------
combination.
------------

         Although we anticipate that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, we have not yet selected or approached any prospective target businesses, and we cannot estimate the capital requirements for any particular business combination that we may pursue. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of target businesses or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. Such financing may not be available on acceptable terms or at all. If we are unable to obtain additional financing when needed to consummate a particular business combination, we could be compelled to restructure or abandon that particular business combination and seek alternative target business candidates. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth, if any, of the target business or businesses. Failure to secure additional financing could have an adverse effect on the continued development or growth of the target business or businesses. None of our directors, officer or stockholders is required to provide any financing to us in connection with, or after the consummation of, a business combination.


If our directors and officers do not purchase an aggregate of 2,000,000
-----------------------------------------------------------------------
D&O rights, the underwriter may restructure or abandon this offering.
---------------------------------------------------------------------

         While our directors and officers, their affiliates and/or their designees have indicated that they intend to purchase from us on the closing date of this offering an aggregate of 2,000,000 D&O rights convertible into D&O warrants at a purchase price of $1.00 per right, they may not purchase the D&O rights, in which case the underwriter may restructure or abandon this offering.


We may issue additional shares of our capital stock, including through the
--------------------------------------------------------------------------
issuance of debt securities convertible into capital stock, to complete a
-------------------------------------------------------------------------
business combination. This would reduce the percentage of equity interest of our
--------------------------------------------------------------------------------
stockholders in our company and could cause a change in control of our company.
-------------------------------------------------------------------------------

         Our amended and restated certificate of incorporation authorizes the issuance of up to 100 million shares of common stock and one million shares of preferred stock. Immediately after this offering (assuming no exercise of the underwriter's over-allotment option), we will have approximately 49.6 million authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants, the D&O warrants and the purchase option granted to CRT Capital Group LLC), and all of the one million shares of preferred stock available for issuance. Although we have no plans or commitments as of the date of this offering to issue any additional securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of both, including through issuances of debt securities convertible into shares of our capital stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities:

         o may significantly reduce the proportionate equity interest of investors in this offering;

         o would likely cause a change in control if a substantial number of shares of our common stock or voting preferred stock are issued, which may adversely affect our ability to use our net operating loss carry forwards, if any, for taxation purposes and could also result in the resignation or removal of our present directors and officers; and

         o may adversely affect prevailing market prices for our common stock.

         For a more complete discussion of the possible structure of a business combination, see the section entitled "Proposed Business--Effecting a Business Combination--Selection of target businesses and structuring of a business combination."

We may issue notes or other debt securities, or otherwise incur substantial
---------------------------------------------------------------------------
debt, to complete a business combination, which may adversely affect our
------------------------------------------------------------------------
financial condition.
--------------------

         Although we have no commitments as of the date of this offering to incur any debt, we may choose to incur a substantial amount of debt to finance a business combination. Any incurrence of debt by us may:

         o lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations and our other expenses;

         o cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, and such breach is not waived or renegotiated with our lenders;

         o create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand;

         o hinder our ability to obtain additional financing, if necessary, to the extent any such debt securities contain covenants restricting our ability to obtain additional financing while such debt remains outstanding or to the extent our existing leverage discourages other potential investors;

         o by its terms prohibit or make it more difficult for us to pay dividends, if any, on our common stock;

         o require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which would reduce the funds available for dividends on our common stock, working capital, capital expenditures, business combinations and other general corporate purposes;

         o limit on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

         o make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

         o limit our ability to borrow additional amounts for working capital, capital expenditures, business combinations, debt service requirements, execution of our strategy or other purposes; and

         o place us at a disadvantages compared to our competitors who have less debt.

Any of the above listed factors could adversely affect our business and results of operations. General interest rate fluctuations may have a substantial negative impact on our business combination opportunities. An increase in interest rates would make it more expensive to use debt to finance our business combination. Furthermore, if our debt bears interest at floating rates, our interest expense could increase if interest rates rise. If we do not have sufficient earnings to service any debt incurred, we could need to refinance all or part of that debt, sell assets, borrow more money or sell securities, none of which we can guarantee we will be able to do on commercially reasonable terms, or at all.

If we are forced to liquidate before consummating a business combination, our
-----------------------------------------------------------------------------
public stockholders will receive approximately $7.57 per share, which is
------------------------------------------------------------------------
significantly less than the initial $8.00 price of our units, upon distribution
-------------------------------------------------------------------------------
of the funds held in the trust account, and our outstanding warrants will expire
--------------------------------------------------------------------------------
with no value.
--------------

         If we are unable to complete a business combination and are forced to liquidate our assets, the liquidation amount distributed to our public stockholders will be approximately $7.57 per share, which is significantly less than the initial $8.00 price of our units, because we will already have incurred the expenses related to this offering, our general and administrative expenses and the anticipated cost of seeking a business combination. Furthermore, the warrants will expire with no value if we liquidate before completing a business combination.

If third parties bring claims against us, the proceeds held in the trust account
--------------------------------------------------------------------------------
could be reduced and the per-share liquidation price received by our
---------------------------------------------------------------------
stockholders upon liquidation would be less than approximately $7.57 per share.
-------------------------------------------------------------------------------

         Placing the net proceeds from this offering in a trust account may not protect those funds from third-party claims against us or other liabilities. Although we will seek to have all third parties, including any vendors, prospective target businesses and other entities with whom we engage in business, enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will enter into such agreements. There is also no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations or transactions with us or that they will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that take priority over the claims of our public stockholders, and the per share liquidation price could be less than approximately $7.57, plus interest, due to claims of such creditors or other entities. If we are unable to complete a business combination and are forced to liquidate, certain of our directors and officers have agreed to be personally liable, on a joint and several basis, for ensuring that the proceeds in the trust account are not reduced by the claims of vendors for services rendered or products sold to us as well as claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not complete a combination with such business. However, these directors and officers may not be able to satisfy those obligations.

Our outstanding warrants, including the D&O warrants, may have an adverse effect
--------------------------------------------------------------------------------
on the market price of common stock and make it more difficult to effect a
--------------------------------------------------------------------------
business combination.
---------------------

         In connection with this offering, as part of the units, we will be issuing warrants to purchase 18,750,000 shares of common stock (or, assuming exercise in full of the over-allotment option and of the purchase option of CRT Capital Group LLC, 22,687,500 shares). In addition, we expect to issue 2,000,000 D&O rights to be automatically converted into D&O warrants on the 120th day following the effective date of this offering. Each D&O warrant will be exercisable for one share of common stock at $6.00 per share. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make our common stock a less attractive business combination currency in the eyes of a target business because such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. This factor could also discourage senior executives of the target business, or other management candidates whom we seek to hire, from staying on or joining the target business after a business combination. Accordingly, our large number of outstanding warrants may make it more difficult to effectuate a business combination using shares rather than cash or increase the cost of a target business.

         Additionally, the sale, or even the possibility of a sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. As of the date of this prospectus, we have 4,687,500 shares of common stock outstanding excluding 18,750,000 shares issuable upon exercise of the warrants pursuant to the sale of securities in this offering (or, assuming exercise in full of the over-allotment option and of the purchase option of CRT Capital Group LLC, 22,687,500 shares) and up to 6,000,000 shares issuable upon the exercise of the D&O warrants. We cannot predict the effect, if any, that future sales of the shares of common stock, including common stock issuable upon exercise of the warrants, will have on the market price of common stock prevailing from time to time. If and to the extent these warrants are exercised, you may experience additional dilution to your holdings.

Finding one or more target businesses with available audited financial
----------------------------------------------------------------------
statements may limit the pool of prospective candidates for a business
----------------------------------------------------------------------
combination.
------------

         We may not engage in a business combination with a target business if we cannot obtain audited financial statements in conformity with U.S. generally accepted accounting principles for the target business. Our directors and officers must also provide stockholders with audited financial statements, prepared in accordance with U.S. generally accepted accounting principals, of the prospective candidates as part of the proxy solicitation materials when seeking stockholders' approval of our initial business combination. The requirement that any potential target businesses have available audited financial statements may limit the pool of target businesses available for our initial business combination.

Our directors' and officers' interests in consummating a business combination to
--------------------------------------------------------------------------------
obtain reimbursement for any out-of-pocket expenses incurred by them may lead to
--------------------------------------------------------------------------------
a conflict of interest in determining whether a particular target business is
-----------------------------------------------------------------------------
appropriate for a business combination and in the public stockholders' best
---------------------------------------------------------------------------
interest.
---------

         Our directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds of this offering not deposited in the trust fund at closing unless we consummate a business combination. The amount of proceeds available for our expenses is based on our estimate of the funds needed to fund our operations for the next 24 months and to consummate a business combination. These estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with a business combination or to pay exclusivity or similar fees, or if we expend a significant portion in pursuit of a business combination that is not consummated. The financial interests of our directors and officers could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in our stockholders' best interests.

You will not be entitled to some protections normally afforded to investors of
------------------------------------------------------------------------------
blank check companies under federal securities laws.
----------------------------------------------------

         Because the net proceeds of this offering are intended to be used to complete a business combination with one or more insurance-related businesses that we have not yet identified, we may be deemed to be a blank check company under federal securities laws. However, to be characterized as a blank check company, Rule 419 under the Securities Act requires that such a company also issue "penny stock." For an equity security to be considered penny stock, as defined in Rule 3a51-1 under the Exchange Act, the issuer of such security must not have net tangible assets in excess of $5 million at the time of issuance, among other criteria. Since we expect to have net tangible assets in excess of $5 million upon the successful consummation of this offering and subsequently intend to file a Current Report on Form 8-K with the SEC, including an audited balance sheet demonstrating this fact, we believe that we are exempt from the rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419 under the Securities Act. Accordingly, investors in this offering will not be afforded the benefits or protections of Rule 419 and those other rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradable, and, under certain circumstances, we will have a longer period of time within which to complete a business combination than would otherwise be permitted under Rule 419. For a more detailed comparison of our offering to blank check company offerings under Rule 419, see the section entitled "Proposed Business--Comparison to Offerings of Blank Check Companies."

If our common stock becomes subject to the SEC's penny stock rules,
-------------------------------------------------------------------
broker-dealers may experience difficulty in completing customer transactions and
--------------------------------------------------------------------------------
trading activity in our securities may be adversely affected.
-------------------------------------------------------------

         If at any time we have net tangible assets of $5.0 million or less and our common stock has a market price of less than $5.00 per share, transactions in our common stock may become subject to the "penny stock" rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

         o make a special written suitability determination for the purchaser;

         o receive the purchaser's written agreement to a transaction prior to sale;

         o provide the purchaser with risk disclosure documents that identify certain risks associated with investing in "penny stocks" and that describe the market for these "penny stocks," as well as a purchaser's legal remedies; and

         o obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in "penny stock" can be completed.

         If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions, related transaction costs will rise and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Our directors and officers, their affiliates and/or their designees will control
--------------------------------------------------------------------------------
a significant interest in us and thus may influence certain actions requiring a
-------------------------------------------------------------------------------
stockholder vote.
-----------------

         Upon the consummation of our offering, our directors and officers, their affiliates and/or their designees will collectively control, directly or indirectly, approximately 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). In addition, our directors and officers, their affiliates and/or their designees have indicated their intention to purchase from us on the closing date of this offering an aggregate of 2,000,000 D&O rights, which will be automatically converted into D&O warrants on the 120th day following the effective date of this offering. The exercise of those D&O warrants may increase such persons' ownership in us. Although these D&O warrants will not be exercisable until after the completion of our initial business combination, exercise at that time would further increase our directors' and officers' effective control of our common stock. This increase could allow the existing stockholders to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination. For a more complete discussion of the D&O rights described above, please see the sections below entitled "Certain Relationships and Related Transactions--D&O Rights" and "Description of Securities--D&O Rights."

         Our board of directors will be divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of our directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election, and our directors and officers, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our directors and officers will continue to exert control at least until the consummation of a business combination and may continue to exercise substantial control after a business combination due to their significant ownership.

         In addition, the affiliates and relatives of our existing stockholders are not prohibited from purchasing units in this offering or shares in secondary trading market, and they will have full voting rights with respect to any shares of common stock they may acquire, either through this offering or in subsequent market transactions. If they do, our directors, through their affiliates and relatives, may have considerable influence upon the vote in connection with a business combination.

Our existing stockholders paid approximately $0.0053 per share for their shares
-------------------------------------------------------------------------------
and, accordingly, you will experience immediate and substantial dilution from
-----------------------------------------------------------------------------
the purchase of our common stock.
---------------------------------


         You will pay a price for each share of our common stock that exceeds the per share value attributed to our net tangible assets, that is, our tangible assets less total liabilities. If we distributed our tangible assets to our stockholders following this offering, you would receive less per share of common stock than you paid in this offering. The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Pro forma net tangible book value per share represents the amount of our total consolidated tangible assets less our total consolidated liabilities, divided by the total number of shares of common stock outstanding. Assuming the offering is completed, excluding the potential exercise of the D&O warrants, you and the other new investors will incur an immediate and substantial dilution of approximately 29% or $2.28 per share (the difference between the pro forma net tangible book value per share of $5.72 and the initial offering price of $8.00 per unit). You may suffer additional dilution to the extent our warrant holders exercise outstanding options to purchase shares of our common stock. For more information, see the section entitled "Dilution."


If our existing stockholders exercise their registration rights, it may have an
-------------------------------------------------------------------------------
adverse effect on the market price of our common stock, and the existence of
----------------------------------------------------------------------------
these rights may make it more difficult to effect a business combination.
-------------------------------------------------------------------------

         Our existing stockholders are entitled to demand in certain circumstances that we register the resale of their shares of common stock owned prior to this offering and, if they purchase the D&O rights, their D&O warrants and the shares of common stock underlying the D&O warrants in certain circumstances. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which their shares of common stock are released from escrow. For more information, please see the section entitled "Certain Relationships and Related Transactions--Registration Rights."

         If our existing stockholders exercise their registration rights with respect to all of their shares of common stock and warrants to purchase shares of common stock, then there will be an additional 4,687,500 shares of common stock eligible for trading in the public market (and potentially another 6,000,000 shares of common stock issuable to certain of our existing stockholders upon the exercise of the D&O warrants after they are converted from the D&O rights, which our directors and officers, their affiliates and/or designees have indicated that they intend to purchase concurrently with this offering). The presence of these additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effect, or increase the cost of, a business combination with a target business, as the stockholders of a particular target business, or incumbent or new managers of the target business, may be discouraged from entering into a business combination or working with us or may request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock. This will be particularly relevant in the case of a prospective business combination for which our equity securities comprise a portion of the consideration.

Because all of our directors and officers, their affiliates and/or their
------------------------------------------------------------------------
designees own shares that will not participate in liquidation distributions and
-------------------------------------------------------------------------------
the D&O warrants will expire worthless in the event of a liquidation, such
--------------------------------------------------------------------------
person may have a conflict of interest in determining whether a particular
--------------------------------------------------------------------------
target business is appropriate for a business combination.
----------------------------------------------------------

         All of our directors and officers, their affiliates and/or their designees own stock in our company. They have, with respect to shares of our common stock acquired by them prior to this offering, waived their right with respect to shares of common stock that they own or control to receive distributions upon our liquidation in the event we fail to complete a business combination. Our directors and officers, their affiliates and/or their designees have indicated their intention to purchase from us on the closiong date of this offering, for $2.0 million, D&O rights to purchase D&O warrants having an aggregate fair market value at the time of purchase of $2.0 million. In the event of a liquidation prior to our initial business combination, those shares and D&O warrants will be worthless and the $2.0 million proceeds from the issuance and sale of the D&O rights will be included in the funds that are distributed to our public stockholders. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. Consequently, our management's discretion in identifying and selecting suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interests.

If you are not an institutional investor, you may purchase our securities in
----------------------------------------------------------------------------
this offering only if you reside within certain states in which we apply to have
--------------------------------------------------------------------------------
the securities registered. Although resales of our securities are exempt from
-----------------------------------------------------------------------------
state registration requirements, state securities commissioners who view blank
------------------------------------------------------------------------------
check offerings unfavorably may attempt to hinder resales in their states.
--------------------------------------------------------------------------

         We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. If you are not an "institutional investor," you must be a resident of one of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to an exemption provided for sales to these investors under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state, but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with any sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, we are aware that some state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled "Underwriting--State Blue Sky Information."

We intend to have our securities quoted on the OTCBB, which will limit the
--------------------------------------------------------------------------
liquidity and price of our securities more than if our securities were quoted or
--------------------------------------------------------------------------------
listed on the Nasdaq Stock Market or a national securities exchange.
--------------------------------------------------------------------

         We expect that our securities will be traded in the over-the-counter market. We anticipate that they will be quoted on the OTC Bulletin Board, or the OTCBB. The OTCBB is an inter-dealer automated quotation system for foreign and domestic securities. The OTCBB is sponsored and operated by the National Association of Securities Dealers, Inc., or NASD. However, neither the NASD nor any of its subsidiaries regulates the companies whose securities are traded on the OTCBB. The OTCBB is not included in the Nasdaq Stock Market, or Nasdaq. While Nasdaq or a national securities exchange maintains strict listing standards, the OTCBB does not set any of its own listing standards. Securities trade on the OTCBB typically because the companies issuing the securities do not meet the listing standards of Nasdaq or a national securities exchange. Quotation of our securities on the OTCBB will limit the liquidity and price of our securities more than if our securities were quoted or listed on Nasdaq or a national securities exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

As a result of being a public company, we will incur increased costs that may
-----------------------------------------------------------------------------
strain our resources or divert our management's attention from other business
-----------------------------------------------------------------------------
concerns.
---------

     As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Securities Exchange Act of 1934, or the Exchange Act, requires that we file annual, quarterly and current reports with respect to our business and financial condition. This will require us to incur substantial legal and accounting expenses. The Sarbanes-Oxley Act of 2002, whose requirements will apply to us in stages as we commence operations, requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we will have to expend significant resources and management oversight. We expect the corporate governance rules and regulations of the Securities and Exchange Commission, or the SEC, to increase our legal and financial compliance costs and make some of our activities more time consuming and costly. These requirements may place a strain on our systems and resources and may divert our management's attention from other business concerns, which could have an adverse effect on our business, financial condition and results of operations. In addition, we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

     We also expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the conventional levels of coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We are currently evaluating these rules, and we cannot predict or estimate at this time the amount of additional costs we may incur or the timing of such costs.

The failure to effectively maintain and modernize a target business' information
--------------------------------------------------------------------------------
technology and telecommunications systems could adversely affect a target
-------------------------------------------------------------------------
business' competitive position.
-------------------------------

         Insurance-related businesses depend significantly on effective information technology and telecommunications systems. These businesses rely on these systems to process new and renewal business, provide customer service, make claims payments and facilitate collections and cancellations. These systems also enable insurance-related businesses to perform actuarial and other modeling functions necessary for underwriting and rate development. The failure of these systems, or the termination of a third-party software license upon which any of these systems is based, could interrupt an insurance-related business' operations or have an impact on its ability to evaluate and write new business.

         Information technology and telecommunications systems require an ongoing commitment of significant resources to maintain and enhance existing information technology and telecommunications systems and to develop new systems in order to keep pace with continuing technological change, evolving industry and regulatory standards, and changing customer preferences. Failure to maintain effective and efficient information systems could have an adverse effect on a target business' competitive position, financial condition and results of operations.

We may effect a business combination with an entity organized under the laws of
-------------------------------------------------------------------------------
any state, province or country in North America, by which we mean any state of
------------------------------------------------------------------------------
the United States or the District of Columbia, Canada, Mexico or elsewhere in
-----------------------------------------------------------------------------
Central America or the Caribbean, including Bermuda. Any business combination
-----------------------------------------------------------------------------
with an entity outside of the United States would expose us to the risks
------------------------------------------------------------------------
attendant to operating internationally, which may adversely affect our results
------------------------------------------------------------------------------
of operations.
--------------

         If our target company operates outside the United States, it will be subject to certain inherent risks, including:

         o    exposure to currency fluctuations;

         o    difficulties in complying with foreign laws and regulations;

         o    changes in regulatory requirements;

         o    difficulties in staffing and managing foreign operations; and

         o    potentially adverse tax consequences.

         Any of these factors could have a material adverse effect on our international operations and international expansion and, consequently, on our business, results of operations and financial condition.

If a target business is required to write down goodwill and other intangible
----------------------------------------------------------------------------
assets, its financial condition and results would be negatively affected.
-------------------------------------------------------------------------

         When we effect a business combination with a target business, a substantial portion of the purchase price of the business combination may be allocated to goodwill and other identifiable intangible assets. The amount of the purchase price which is allocated to goodwill and other intangible assets is determined by the excess of the purchase price over the net identifiable tangible assets acquired.

         SFAS No. 142, "Goodwill and Other Intangible Assets," which addresses the financial accounting and reporting standards for the acquisition of intangible assets outside of a business combination and for goodwill and other intangible assets subsequent to a business combination, requires that goodwill be tested for impairment at least annually. Intangible assets deemed to have indefinite lives are subject to impairment tests at least annually. Other intangible assets are amortized over their useful lives. If we determine that goodwill or intangible assets are impaired, we will be required to write down the value of such assets. Because goodwill and intangible assets may comprise a large percentage of a target business' stockholders' equity, any such writedown could have a significant negative effect on our stockholders' equity and financial results.

If we are deemed to be an investment company, we may be required to institute
-----------------------------------------------------------------------------
burdensome compliance requirements and our activities may be restricted, which
------------------------------------------------------------------------------
may make it difficult for us to complete a business combination.
----------------------------------------------------------------

         If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act, our activities may be restricted, including:

         o    restrictions on the nature of our investments;

         o    restrictions on the issuance of securities; and

         o the securities being deemed void from the date of inception of our company,


each of which may make it difficult for us to consummate a business combination. In addition, we may have imposed upon us burdensome requirements, including:

         o    registration as an investment company;

         o    adoption of a specific form of corporate structure; and

         o reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

         To this end, the proceeds held in trust may only be invested by the trust agent in securities issued or guaranteed by the United States or money market funds meeting conditions of the 1940 Act. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the 1940 Act. As a result, we do not believe that our anticipated activities will subject us to the 1940 Act. If we were deemed to be subject to the 1940 Act, compliance with these additional regulatory burdens would require additional expense that we do not anticipate and for which we have not allotted any funds in our budget.

Because the report of BDO Seidman, LLP, our independent registered public
-------------------------------------------------------------------------
accounting firm, contains an explanatory paragraph relating to our ability to
-----------------------------------------------------------------------------
continue as a going concern, and, to date, we have no revenues from operations,
-------------------------------------------------------------------------------
state administrators that follow the NASAA Statement of Policy Regarding Unsound
--------------------------------------------------------------------------------
Financial Condition may disallow our offering in their respective states.
-------------------------------------------------------------------------

         Pursuant to the Statement of Policy Regarding Unsound Financial Condition promulgated by the NASAA, state administrators may disallow an offering in their respective states if the financial statements of the issuer contain a footnote or the independent auditor's report contains an explanatory paragraph regarding the issuer's ability to continue as a going concern, including, but not limited to, one of the following:

         o    an accumulated deficit;

         o    negative stockholder equity;

         o    an inability to satisfy current obligations as they come due; or

         o    negative cash flow or no revenues from operations.


         The report of BDO Seidman, LLP, our independent registered public accounting firm, contains an explanatory paragraph relating to our ability to continue as a going concern, and we have no revenues from our operations. Accordingly, state administrators will have the discretion to disallow our offering. Our offering may not be allowed in one or more states pursuant to this policy.

Some of our directors, including those who serve on the audit committee, may not
--------------------------------------------------------------------------------
be considered "independent" under the policies of the NASAA and, therefore, may
-------------------------------------------------------------------------------
take actions or incur expenses that are not deemed to be independently approved
-------------------------------------------------------------------------------
or independently determined to be in the best interest of us or our
-------------------------------------------------------------------
stockholders.
-------------

         Under the policies of the NASAA, an international organization devoted to investor protection, because all but one of our directors owns shares of our securities and all of our directors and officers may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not "independent." If this were the case, they would generally conclude that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement by us. Additionally, there is no limit on the amount of out-of-pocket expenses that our directors and officers may incur, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction, if such reimbursement were to be challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. All but one of our directors have served as directors since the inception of our company; Mr. Prentice joined our board as of November 22, 2005. Although we intend that the actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be "independent," this may not actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have an adverse effect on our business and operations and the price of our stock held by the public stockholders.

Because our existing stockholders' aggregate initial equity investment is only
------------------------------------------------------------------------------
$2,025,000 (including the payment for the D&O rights), state administrators that
--------------------------------------------------------------------------------
follow the NASAA Statement of Policy on development stage companies may disallow
--------------------------------------------------------------------------------
our offering in their respective states.
----------------------------------------

         Pursuant to the Statement of Policy Regarding Promoters Equity Investment promulgated by the NASAA, state administrators may disallow an offering of a development stage company in their respective states if the initial equity investment by a company's promoters does not exceed:

         o    10% of the first $1.0 million,

         o    7% of the next $500,000,

         o    5% of the next $500,000, and

         o    2.5% of the balance over $2.0 million,


in each case, of the aggregate public offering price. Based upon our estimated aggregate offering price of $150.0 million and assuming no exercise of the underwriter's over-allotment option, the minimum initial investment for the purposes of this offering would be approximately $3.9 million under the above-noted formula. The initial investment of $2,025,000 by our existing stockholders, some of whom may be deemed "promoters" under this policy, is less than the required minimum amount under this policy. Accordingly, state administrators would have the discretion under the NASAA policy described above to disallow our offering. Our offering may not be allowed pursuant to this policy. Additionally, the initial equity investment made by the existing stockholders may not adequately protect investors.

RISKS RELATED TO INSURANCE-RELATED BUSINESSES

We may not be able to obtain government and regulatory approvals in connection
------------------------------------------------------------------------------
with a business combination in a timely manner, or at all. This delay or failure
--------------------------------------------------------------------------------
may result in additional expenditures of money and resources, jeopardize our
----------------------------------------------------------------------------
efforts to consummate a business combination within the required time frame and
-------------------------------------------------------------------------------
force us to liquidate.
----------------------

         Business combinations with insurance-related businesses are generally subject to significant regulatory requirements and consents, and we will not be able to consummate a business combination with some types of insurance-related businesses without complying with applicable laws and regulations and obtaining required governmental consents. Insurance laws and regulations of all 50 states of the United States and the District of Columbia generally require that, prior to the business combination with an insurance-related business, either through the acquisition of or merger with an insurance company or a holding company of that insurance company, domiciled in that jurisdiction, the acquiring company must obtain the prior approval of the insurance commissioner of that jurisdiction. We may not be able to obtain this approval. Most other countries impose similar requirements on insurance companies and companies seeking to enter the insurance business. We may not obtain the required regulatory approvals. Any regulatory obstacles, which may include a requirement that we invest incremental equity capital to support the underwriting capacity of an insurance company that we acquire, in obtaining approval may result in additional expenditures or reduce anticipated benefits of a business combination. New or additional requirements or limitations may also be imposed, which could delay or reduce the anticipated benefits of the business combination. These delays may jeopardize or postpone completion of the business combination in the required time period and may force us to liquidate.

An insurance-related target business will be subject to extensive regulation,
-----------------------------------------------------------------------------
which may adversely affect our ability to achieve our business objectives. In
-----------------------------------------------------------------------------
addition, if a target business fails to comply with these regulations, it may be
--------------------------------------------------------------------------------
subject to penalties, including fines and suspensions, which may adversely
--------------------------------------------------------------------------
affect the target business' financial condition and results of operations, which
--------------------------------------------------------------------------------
would adversely affect us.
--------------------------

         We will be subject to extensive regulation in the states and countries in which we operate. Most insurance regulations are designed to protect the interests of insurance policyholders, as opposed to the interests of stockholders. These regulations generally are administered by a department of insurance or similar regulatory authority and relate, among other things, to authorization to write lines of business, capital and surplus requirements, rate and form approvals, investment and underwriting limitations, affiliate transactions, dividend limitations, changes in control, solvency and a variety of other financial and non-financial aspects of a target business. State insurance departments also conduct periodic examinations of the affairs of insurance companies and require the filing of annual and other reports relating to financial condition, holding company issues and other matters.

         In addition, regulatory authorities have broad discretion to deny or revoke licenses for various reasons, including the violation of regulations. In some instances, where there is uncertainty as to applicability, we would expect to follow practices based on interpretations of regulations or practices that we believe, based on our management's experience, to be consistent with the industry. These practices may turn out to be different from the interpretations of regulatory authorities. If we do not have the requisite licenses and approvals, or do not comply with applicable regulatory requirements, insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or otherwise penalize us.

         The National Association of Insurance Commissioners, or the NAIC, has adopted a system to test the adequacy of statutory capital, known as "risk-based capital." This system establishes the minimum amount of risk-based capital necessary for an insurance company to support its insurance business operations. It identifies insurers that may be inadequately capitalized by looking at certain inherent risks of each insurer's assets and liabilities and its mix of net written premiums. Insurers falling below a calculated threshold may be subject to varying degrees of regulatory action, including supervision, rehabilitation or liquidation. Failure to maintain our risk-based capital at the required levels could adversely affect the ability of our insurance-related business to maintain regulatory authority to conduct an insurance business. In order to obtain regulatory approval, we may need to demonstrate that we have invested sufficient capital to support the underwriting capacity of a target insurance-related business and to ensure that such insurance-related business has capital available to cover periodic spikes in liabilities in respect of its claims.

         In addition, changes in existing statutes, regulations and regulatory policies, as well as changes in the implementation of such statutes, regulations and regulatory policies, may affect the way a target business does business, its ability to sell new policies, products or services and its claims exposure on existing policies. State insurance regulators and the NAIC continually re-examine existing laws and regulations. These examinations may result in the enactment of laws and regulations, or the issuance of interpretations of existing laws and regulations, that may adversely affect an insurance-related business. Moreover, the recent investigations of the New York State Attorney General and the SEC regarding certain practices within the insurance industry may lead to new laws or regulations or to changes in existing business practices and customs.

         More restrictive laws, rules or regulations may be adopted in the future that could make compliance more difficult and/or expensive. Although the U.S. federal government generally does not directly regulate the insurance business, changes in federal legislation and administrative policies in several areas, including changes in the Gramm-Leach-Bliley Act of 1999, financial services regulation and federal taxation, could significantly harm the insurance industry and us. Specifically, recently adopted federal financial services modernization legislation addressing privacy issues, among other matters, is expected to lead to additional federal regulation of the insurance industry in the coming years, which could result in increased expenses or restrictions on a target business' operations. In addition, the U.S. Congress and some federal agencies from time to time investigate the current condition of insurance regulation in the United States to determine whether to impose federal regulation or to allow an optional federal incorporation, similar to U.S. chartered national banks.

         In response to perceived excessive cost or inadequacy of available insurance, states have also from time to time created state insurance funds and assigned risk pools, which compete directly, on a subsidized basis, with private insurance providers. Competition between a target insurance business and a state insurance fund or assigned risk pool in a state in which the target business operates could substantially affect the profitability of the target business' operations in that state. In addition, a state fund could choose to reduce the sales or brokerage commissions applicable to a target business acting as an agent or broker potentially affecting the profitability of the target business' operations in that state or causing it to alter its marketing focus. For more information, see the section entitled "Proposed Business--Government Regulation of the Insurance Industry."

A target business will face significant competitive pressures that could cause
------------------------------------------------------------------------------
demand for its products to decrease and adversely affect its profitability.
---------------------------------------------------------------------------

         A target business may compete with a large number of other companies in its selected lines of business. Competition in the insurance industry is based on many factors, including the perceived market strength of the insurer, pricing and other terms and conditions, the quality of services provided, the speed of claims payments, the reputation and experience of the insurer and ratings assigned by independent rating organizations, such as A.M. Best. A target business may compete with larger insurers, and many of these competitors will have greater financial and marketing resources than a given target business. The profitability of a target business could be adversely affected if it loses business to competitors offering similar or better products at or below its prices.

         Industry developments may further increase competition in the insurance industry. These developments include:

         o an influx of new capital as a result of the formation of new insurers in the marketplace and the expansion of existing companies in response to better pricing or terms;

         o    consolidation in the insurance industry;

         o    changing marketing and sales practices caused by the Internet;

         o programs in which state-sponsored entities provide property insurance in catastrophe-prone areas; and

         o insurance or risk-linked securities, derivatives and other non-traditional risk transfer mechanisms and vehicles, which are being developed and offered by other parties, including non-insurance company entities.

New competition resulting from these and other developments could cause the supply and/or demand for insurance or reinsurance products and services to change, which could adversely affect the ability of a target business to price its products at attractive rates and thereby affect its underwriting results and earnings.

A downgrade in the claims paying and financial strength ratings of a target
---------------------------------------------------------------------------
business may adversely impact a target business' results of operation.
----------------------------------------------------------------------

         If we enter into a business combination with an insurance company, our financial strength will be monitored by regulatory authorities and private companies such as A.M. Best. Claims paying and financial strength ratings have become an increasingly important factor in establishing the competitive position of insurance companies. A.M. Best focuses on balance sheet strength (including capital adequacy and loss and loss expense reserve adequacy), operating performance and business profile. A reduction in a target business' performance in these criteria could result in a downgrade of our A.M. Best rating. Any downgrade of this rating could cause any brokers, agents, retail brokers or insureds with whom a target business works to choose other, more highly rated competitors, thus adversely affecting its business and results of operations. A downgrade of this rating could also increase the cost or reduce the availability of reinsurance to the target company.

Changes in market interest rates or in the equity security markets may adversely
--------------------------------------------------------------------------------
affect the performance of a target business' investments or the sales of its
----------------------------------------------------------------------------
investment products and/or its profitability.
---------------------------------------------

         A target insurance business will depend on income from its investment portfolio for a significant portion of its revenues and earnings. The performance of a target business' investment portfolio depends in part upon the level of interest rates, equity security prices, real estate values, the performance of the economy generally, the performance of the specific obligors included in the portfolio (i.e., default and credit risk) and other factors that are beyond a target business' control. Changes in these factors may negatively affect a target business' net investment income.

         In addition, a target business may face significant liquidity risk if the maturity and the duration of its investment portfolio are not correlated with the liquidity requirements of its liabilities. To the extent that a target business is unsuccessful in correlating its investment portfolio with its expected liabilities, a target business may be forced to liquidate investments at times and prices that are not optimal, which could have an adverse affect on the performance of its investment portfolio.

         If we effect a business combination with a life insurance and/or annuity company, then the target business would be exposed to the risk that changes in interest rates may reduce the "spread," or the difference between the amounts that it is required to pay under the contracts in its general account, principally traditional whole life insurance, fixed annuities and guaranteed investment contracts, and the rate of return it is able to earn on general account investments to support obligations under the contracts. A reduction of its spread due to changes in interest rates or equity security markets may negatively affect a target life insurance and/or annuity business' profitability.

If we become a holding company of a target business or businesses, we will be
-----------------------------------------------------------------------------
dependent on dividends and other payments from our operating subsidiaries, which
--------------------------------------------------------------------------------
may be subject to dividend restrictions not within our control.
---------------------------------------------------------------

         If we consummate a business combination and become a holding company with operating subsidiaries, our principal source of funds would be cash dividends and other permitted payments from our operating subsidiaries. The domiciliary states of our insurance subsidiaries will limit the aggregate amount of dividends the subsidiaries may pay to us. In addition, insurance regulators have broad powers to prevent reduction of statutory surplus to inadequate levels and could refuse to permit the payment of dividends. If our operating subsidiaries were unable to make payments to us or were able to pay only limited amounts, we may be unable to fund our operations, make interest or principal payments on indebtedness or pay dividends on our common stock, although our board of directors does not currently anticipate declaring any stockholder dividends in the foreseeable future.

If a target business is involved in the property and casualty insurance
-----------------------------------------------------------------------
business, the cyclical nature of the business may adversely impact its financial
--------------------------------------------------------------------------------
performance as well as the market price of its securities.
----------------------------------------------------------

         If we enter into a business combination with a property and casualty insurance business, we will be subject to the cyclicality of that business. Historically, the financial performance of the property and casualty insurance industry has tended to alternate between periods of price competition and excess capacity and periods of high premium rates and shortages of underwriting capacity. Although an individual insurance company's financial performance depends on its own specific business characteristics, the profitability of most property and casualty insurance companies tends to follow this cyclical market pattern. Since this cyclicality is due in large part to the actions of market participants and general economic factors, we cannot predict the timing or duration of changes in the market cycle. These cyclical patterns could cause our revenues and net income, if any, to fluctuate, which could cause the price of our common stock to be volatile.

Severe natural and man-made disasters and other catastrophes may result in an
-----------------------------------------------------------------------------
increase in the number and amount of claims filed against a target business in
------------------------------------------------------------------------------
the property and casualty sector, which may affect our earnings.
----------------------------------------------------------------

         If we enter into a business combination with a property and casualty insurer or re-insurer, our business will be exposed to the risk of severe weather conditions and other natural and man-made catastrophes. Catastrophes can be caused by various events, including volatile and unpredictable natural events such as severe winter weather, tornados, windstorms, earthquakes, hailstorms, severe thunderstorms and fires, and man-made events such as pollution, explosions and terrorist attacks. The frequency and severity of events, and the losses associated with them, are inherently unpredictable and sometimes cannot be reserved for adequately.

         In addition, there is a high degree of uncertainty with respect to future exposure from asbestos, environmental, medical malpractice, general liability and other long-term liability claims because of significant issues surrounding the liabilities of insurers, diverging legal interpretations and judgments in different jurisdictions and aggressive litigation, particularly in the United States. These uncertainties include the extent of coverage under insurance policies, whether or not particular claims are subject to an aggregate limit, the number of occurrences involved in particular claims and new theories of insured and insurer liability. Given uncertainties surrounding the claims, a target business' losses, if any, may exceed its claims reserves and have an adverse effect on our earnings.

The continued threat of terrorism, the occurrence of terrorist acts and ongoing
-------------------------------------------------------------------------------
military actions could adversely affect the business, results of operations and
-------------------------------------------------------------------------------
financial condition of a target business.
-----------------------------------------

         The continued threat of terrorism and ongoing military actions, as well as heightened security measures in response to these threats and actions, may cause significant volatility in global financial markets, disruptions to commerce and reduced economic activity. These consequences could have an adverse effect on the value of the assets in the investment portfolio of a target business. We cannot predict whether, or the extent to which, companies in which a target business invests may suffer losses as a result of financial, commercial or economic disruptions, or how any of these disruptions might affect the ability of those companies to pay interest or principal on their securities. The continued threat of terrorism also could result in increased reinsurance prices and potentially cause a target business to retain more risk than we otherwise would retain if it were able to obtain reinsurance at lower prices. In addition, the occurrence of terrorist actions could result in higher claims under a target business' insurance policies than it anticipates.

If a target business is engaged in insurance brokerage, a reduction in insurance
--------------------------------------------------------------------------------
premium rates and commission rates may have an adverse effect on its operations
-------------------------------------------------------------------------------
and profits.
------------

         Insurance brokers typically derive a significant part of their revenues from commissions on insurance products brokered. Insurance brokers have no control over the insurance premium rates on which these commissions are based, and revenues may be adversely affected by a reduction in rates. In addition, insurance brokers' commission revenues could also be reduced by a decrease in the commission rates that insurance carriers pay for the sale of their products. Historically, premium rates have been cyclical, varying widely based on market conditions, including the underwriting capacity of insurance carriers, earnings by insurance carriers on their investment portfolios and competition in the marketplace. Health care premiums and commissions may also be affected by a slowing economy as employers seek ways to minimize employee benefits costs and reduce the size of their workforce. A period of decreasing premium rates may reduce insurance brokers' profitability.

If the target business' established reserves are insufficient, its earnings may
-------------------------------------------------------------------------------
be adversely affected.
----------------------

         If we effect a business combination with an insurance company, in accordance with insurance industry practice and accounting and regulatory requirements, the target business will be required to establish and maintain reserves for claims and claims expenses related to any risk-bearing insurance businesses in which it engages. Reserves do not represent an exact calculation of liability, but instead represent estimates, generally using actuarial projection techniques at a given accounting date. In the case of property and casualty insurers, these reserve estimates are based on an assessment of facts and circumstances then known, a review of historical settlement patterns, development in the frequency, severity and pattern of claims between the estimated and actual amounts, judicial trends, regulatory changes and inflation and foreign currency fluctuations. In the case of life insurance and annuity companies, reserves for future benefits and claims are based on a number of factors, including mortality rates, expected claims, policy persistency, future premium amounts and rates of return on investments. Because the establishment of claims reserves is an inherently uncertain process involving estimates, ultimate losses may exceed claims reserves, which would have an adverse effect on our earnings.

A target business may be unable to attract and retain brokers, agents and other
-------------------------------------------------------------------------------
distributors, which may be detrimental to its financial condition and operating
-------------------------------------------------------------------------------
performance.
------------

         An insurance company may sell its products through one or more independent distribution channels, including general agents, brokers, wholesalers, financial institutions, financial planners, association groups, third party marketing organizations, and other independent producers and sales specialists, as well as through captive channels. Success in competing for sales through these intermediaries depends upon factors such as the amount of sales commissions and fees paid, the breadth of products offered, the strength of a target business' brand, the marketing and services provided, an insurance carrier's perceived stability and financial strength ratings, and the strength of relationships maintained with individuals at those firms. An insurance carrier's inability to continue to recruit productive distributors of its products could have an adverse effect on its financial condition and operating performance.

Reinsurance and derivative instruments may not be adequate or available to
--------------------------------------------------------------------------
protect a target business against losses, and a target business may incur losses
--------------------------------------------------------------------------------
due to the inability of its reinsurers and other loss-mitigating products to
----------------------------------------------------------------------------
meet their obligations.
-----------------------

         In the normal course of business, a target insurance business will seek to reduce losses that may arise from catastrophes or other events that cause unfavorable underwriting results through the acquisition of reinsurance. Under the reinsurance arrangements, other insurers assume a portion of the losses and related expenses. However, the target business may remain liable as the direct insurer on all risks reinsured. Consequently, ceded reinsurance arrangements may not eliminate the obligation to pay claims. In addition, a target business may be subject to credit risk with respect to its ability to recover amounts due from reinsurers. Even if a target business evaluates periodically the financial condition of reinsurers to minimize its exposure to significant losses from reinsurer insolvencies, its reinsurers may become financially unsound by the time their financial obligations become due and may not pay the reinsurance receivables that they owe to a target business or may not pay the receivables on a timely basis. Any inability of a reinsurer to meet its financial obligations to a target business could negatively impact a target business' results of operations. In addition, the availability, amount and cost of reinsurance depend on general market conditions and may vary significantly. Reinsurance may not be available in the future at commercially reasonable rates, and any decrease in the amount of reinsurance will increase risk of loss.

                  SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

         This prospectus contains "forward-looking statements," which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. These forward-looking statements include, without limitation, statements regarding:

         o expectations that regulatory developments or other matters may have an adverse effect on our financial position, results of operations or liquidity;

         o statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operating results and future economic performance; and

         o statements of our directors' and officers' goals, intentions and objectives and other similar expressions concerning matters that are not historical facts.

         Words such as "may," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," and similar expressions, as well as statements in future tense, identify forward-looking statements.

         Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which the performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or our management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

         o our blank check structure, limited operating history and the extremely limited basis upon which to evaluate our ability to achieve our business objective;

         o    our potential inability to identify any target businesses;

         o    liquidation if no business combination occurs;

         o    allocation of our management's time to other businesses;

         o potential conflicts of interest involving our directors and officers;

         o the adverse implications of potential dilution to our public stockholders following this offering;

         o    our ability to hire and retain key personnel;

         o the possibility of third party claims reducing the per share liquidation price;

         o pervasive and increasing federal and state regulation of the insurance industry, including the possibility that regulation will delay or prevent a business combination; and

         o a target business having insufficient reserves and being potentially subject to unforeseeable and/or catastrophic natural and man-made events.

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

                                 USE OF PROCEEDS

         We estimate that the net proceeds of this offering will be used as set forth in the following table:


                                                                             Without Over-           With Over-
                                                                           Allotment Option       Allotment Option
                                                                           ----------------       ----------------

Offering gross proceeds (1)..........................................        $ 150,000,000          $ 172,500,000
Proceeds from sale of D&O rights to directors and officers, their
  affiliates and/or their designees..................................            2,000,000              2,000,000
                                                                             -------------          -------------
Total gross proceeds.................................................          152,000,000            174,500,000


Offering expenses (2)
   Underwriting discount (7% of gross proceeds) (3)..................           10,500,000             12,075,000
   Legal fees and expenses ..........................................              350,000                350,000
   Miscellaneous expenses (including Blue Sky fees and expenses) (4)                67,000                 67,000
   Printing expenses.................................................               50,000                 50,000
   Accounting fees and expenses......................................               35,000                 35,000
   SEC registration fee..............................................               42,000                 42,000
   NASD registration fee.............................................               36,500                 36,500
                                                                             -------------          -------------


Offering net proceeds(5)
   Offering proceeds held in the trust account (3)...................          138,879,500            159,804,500

   Proceeds not held in the trust account............................            2,040,000              2,040,000
                                                                             -------------          -------------
   Total net proceeds................................................        $ 140,919,500          $ 161,844,500

Anticipated use of net proceeds not held in the trust account:
Legal, accounting and other expenses attendant to due diligence investigations, structuring
  and negotiation of a business combination.................................................        $     650,000
Due diligence of prospective target businesses..............................................              400,000
Legal and accounting fees relating to SEC reporting obligations.............................              100,000
Administrative fees relating to office space and other expenses.............................              240,000
Working capital for miscellaneous expenses, director and officer insurance and reserves.....              650,000
                                                                                                    -------------
  Total.....................................................................................        $   2,040,000

                                                                             Without Over-          With Over-
Liquidation analysis                                                       Allotment Option      Allotment Option
--------------------                                                       ----------------      ----------------

   Offering net proceeds held in the trust account(5)................        $ 138,879,500          $ 159,804,500
   Deferred underwriter's compensation held in the trust account (3).            3,000,000              3,450,000
                                                                             -------------          -------------
   Total held in the trust account in the event of liquidation(3)(5).        $ 141,879,500          $ 163,254,500
   Percentage of offering gross proceeds available in event of the
   liquidation(3)(5).................................................               94.59%                 94.64%


------------

(1) Excludes the payment of $100 by CRT Capital Group LLC for its purchase option, proceeds, if any, from the sale of units under the purchase option and proceeds, if any, from the exercise of any warrants.


(2) As of December 22, 2005, approximately $110,933 of the offering expenses had been paid from the funds we received from Messrs. Levine, de Jonge, Lauricella and Strenger and Ms. Butler, including $37,689 for the SEC registration fee in connection with the registration of our common stock in this offering, $4,473 for the additional SEC registration fee in respect of the D&O rights to purchase D&O warrants and the underlying shares of the common stock for the D&O warrants, $32,521 for the related NASD registration fee, $3,800 for the additional NASD registration fee in respect of the D&O rights to purchase D&O warrants and the underlying shares of the common stock for the D&O warrants, $18,000 to BDO Seidman LLP for accountants' fees, $5,000 for an application fee to the American Stock Exchange, $8,800 for Blue Sky filing fees and other miscellaneous expenses already incurred. The loans provided by these directors and officers will be repaid upon consummation of this offering out of the proceeds of this offering.

(3) CRT Capital Group LLC has agreed to defer a portion of its underwriting discount equal to 2.0% of the gross proceeds of this offering, or $3.0 million ($3.45 million if the underwriter's over-allotment option is exercised in full), until the consummation of our initial business combination. Upon an initial business combination, we will pay such deferred fees to CRT Capital Group LLC out of the proceeds of this offering held in the trust account at JPMorgan Chase Bank, NA maintained JPMorgan Chase Bank, NA, acting as trustee, less $0.16 for each share of our common stock that our public stockholders elect to convert in connection with our initial business combination. CRT Capital Group LLC will not be entitled to any interest accrued on the deferred fees.


(4) Miscellaneous expenses include the reimbursement of our directors and officers for out-of-pocket expenses incurred in connection with this offering.


(5) Includes the $2.0 million proceeds from the issuance and sale of the D&O rights to be held in the trust account.

         The net proceeds of $138.9 million (or $159.8 million if the underwriter's over-allotment option is exercised in full), which includes the $2.0 million proceeds from the issuance and sale of the D&O rights, together with the 2.0% deferral of the underwriting discount, totaling $141.9 million, or approximately $7.57 per unit, will be placed in the trust account. The amount will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. We may elect not to use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. However, the aggregate fair market value of our initial business combination must equal at least 80% of our net assets at the time of the business combination. In that event, after an initial business combination, we may use the proceeds held in the trust account, as well as any other net proceeds not expended, for general corporate purposes, which may include, but are not limited to, incremental capital expenditures, payment of any additional expenses, including financial advisory fees to third parties, that we may incur in connection with the initial business combination, for increases in working capital, for increasing the size of our staff or for sales and marketing expenses and/or administrative expenses. After consummation of the initial business combination, we may also seek to acquire additional businesses using all or a portion of any remaining proceeds, borrowings, proceeds from the issuance of debt or equity securities, debt or equity securities and internally generated cash.


         We have agreed to pay Ampton a monthly fee of $10,000 for general and administrative services, including office space, utilities and secretarial support commencing on the effective date of this offering. Ampton is an affiliate of three of our five directors. We believe that, based on rents and fees for similar services in the New York metropolitan area, the fee charged by Ampton is at least as favorable as we could have obtained from an unaffiliated third party.

         No compensation of any kind, including finder's and consulting fees, will be paid to any of our directors, officers, existing stockholders or any of their affiliates, other than the payment in connection with the general and administrative services arrangement, for services rendered to us prior to or in connection with the initial business combination. However, our directors and officers will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in this offering process, identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of our directors and officers after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

         We intend to use our proceeds not held in trust for expenses incurred in investigating, structuring and negotiating a business combination, legal and accounting fees relating to SEC reporting obligations, administrative fees for office space and working capital. The amount budgeted for working capital includes premiums for director and officer liability insurance (approximately $500,000), with the balance of working capital being held in reserve for other expenses, as well as for reimbursement of any out-of-pocket expenses incurred by our directors and officers in connection with activities on our behalf.

         We expect that due diligence of prospective target businesses will be performed by some or all of our directors and officers and may include engaging market research, valuation firms and actuaries as well as other third party consultants. None of our directors and officers will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. Any reimbursement of out-of-pocket expenses would occur at our discretion. To the extent the out-of-pocket expenses exceed the available proceeds not deposited in the trust account, the out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make a down payment or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. We have not reserved any specific amounts for these payments or fees, which may have the effect of reducing the amount available for payment of ongoing expenses and reimbursement of out-of-pocket expenses.

         Messrs. Levine, de Jonge, Lauricella and Strenger and Ms. Butler have loaned a total of $150,000 to us for the payment of offering expenses. The loans will be payable on the earlier of August 12, 2006 or upon the consummation of this offering. The loans will be repaid out of the proceeds used to pay offering expenses.

         The net proceeds of this offering that are not immediately required for the purposes set forth above will be invested only in money market funds meeting conditions of the 1940 Act and/or securities issued or guaranteed by the United States so that we are not deemed to be an investment company under the 1940 Act. The interest income derived from investment of the net proceeds not held in trust during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

         We anticipate that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, the report of BDO Seidman, LLP, our independent registered public accounting firm, contains an explanatory paragraph regarding our ability to continue as a going concern, and we have no revenues from our operations. Accordingly, state administrators have the discretion to disallow our offering. Also, our offering may not be allowed in one or more states pursuant to this policy.

         The amount of available proceeds is based on management's estimates of the costs needed to fund our operations for the next 24 months and to consummate a business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to made a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our directors and officers or from third parties. We may not be able to obtain additional financing and our existing stockholders, our directors and officers are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to liquidate prior to consummating a business combination.

         A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable) only in the event of our liquidation upon our failure to complete a business combination or if that public stockholder were to seek to convert the shares into cash in connection with a business combination which the public stockholder previously voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

                                 CAPITALIZATION


         The following table sets forth (1) our actual capitalization at August 16, 2005, (2) our capitalization as adjusted to reflect the effects of the sale of the units in this offering at an initial public offering price of $8.00 per unit and the application of the proceeds of the offering as described under "Use of Proceeds" and (3) our capitalization as adjusted to reflect the effects of the sale of 2,000,000 D&O rights at a purchase price of $1.00 per right. You should read this table together with "Use of Proceeds" and our financial statements, and the related notes thereto, which are included elsewhere in this prospectus. To date, our efforts have been limited to organizational activities and activities related to this offering so only balance sheet data are presented below.



                                                                                         August 16, 2005

                                                                                   Actual
                                                                                   ------
                                                                                  (audited)         As Adjusted (1)
                                                                                  ---------         -----------

Notes payable.................................................................  $  150,000          $          --
                                                                                ----------          -------------

Common stock, par value $0.0001 per share, 0, actual, and 3,749,999, as
  adjusted, shares of which are subject to possible conversion (2)                      --             28,375,867
                                                                                ----------          -------------


Stockholders' equity

Preferred stock, par value $0.0001 per share, 1,000,000 shares authorized;
  none issued and outstanding.................................................          --                     --
                                                                                ----------          -------------
Common stock, par value $0.0001 per share, 100,000,000 shares authorized;
  4,687,500 shares issued and outstanding, actual; 23,437,500 shares issued and outstanding (including 3,749,999 shares subject to possible
  conversion), as adjusted (3)................................................         469                  2,344


Additional paid-in capital....................................................      24,531            112,566,289  (4)


Deficit accumulated during development stage..................................      (1,500)                (1,500)
                                                                                ----------          -------------

Total stockholders' equity....................................................      23,500            112,567,133
                                                                                ----------          -------------


Total capitalization..........................................................  $  173,500          $ 140,943,000
                                                                                ==========          =============

------------
(1) Excludes the $100 purchase price of the purchase option payable by CRT Capital Group LLC.

(2) If we consummate a business combination and public stockholders owning less than 20% of the shares sold in this offering vote against the business combination and exercise their conversion right, those public stockholders would be entitled to convert their stock into an allocable share of the amount then on deposit in the trust account, including any interest earned on their allocable share (net of any taxes payable). The conversion rights afforded to our public stockholders, other than our existing stockholders, may result in the conversion into cash of up to 3,749,999 of the aggregate number of shares sold in this offering at a per share conversion price equal to the amount then on deposit in the trust account, inclusive of any interest thereon (net of any taxes payable), as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering.

(3) Our outstanding common stock will undergo a stock split through a stock dividend, and our existing stockholders will receive an additional 703,125 shares prior to the offering. We have a right to purchase up to 703,125 shares of common stock from our existing stockholders in the event that CRT Capital Group LLC does not exercise all or a portion of its over-allotment option. We have agreed with CRT Capital Group LLC to exercise this right if, and to the extent, CRT Capital Group LLC does not exercise all or a portion of its over-allotment option. This right is exercisable for the 20-day period following the earlier to occur of the expiration of the underwriter's option to purchase up to 2,812,500 additional units to cover over-allotments or the exercise in full by the underwriter of such option. The price for each share pursuant to this right is $0.0046 per share, the price at which our existing stockholders' purchased their shares of common stock. In accordance with our agreement with CRT Capital Group LLC, we will exercise this right to purchase shares only in an amount sufficient to cause the existing stockholders to maintain control over 20% of our outstanding shares after giving effect to the offering and the exercise, if any, of the underwriter's over-allotment option.

(4) Includes the $2.0 million from the issuance and sale of the D&O rights to be held in the trust account.

                                    DILUTION

         If you invest in our common stock, your interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock and the net tangible book value per share of our common stock immediately after the completion of this offering. The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering, constitutes the dilution to investors in this offering. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities (including the value of common stock that may be converted into cash), divided by the number of outstanding shares of our common stock.


         At August 16, 2005, our net tangible book value was $23,500 or approximately $0.01 per share of common stock. After giving effect to the sale of 18,750,000 shares of common stock included in the units offered by this prospectus (but excluding shares underlying the warrants included in the units), and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 3,749,999 shares of common stock which may be converted into cash) at August 16, 2005 would have been $112,567,133 or approximately $5.72 per share. This represents an immediate increase in pro forma net tangible book value of approximately $5.71 per share to the existing stockholders and an immediate dilution in pro forma net tangible book value of $2.28 per share or approximately 29% to new investors not exercising their conversion rights. Dilution per share represents the difference between the price per share paid by new investors for shares issued in this offering and the net tangible book value per share immediately after the completion of this offering.


         The following table illustrates the per share dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Public offering price............................................................................           $8.00
Net tangible book value before this offering.....................................................  0.01

Increase attributable to new investors...........................................................  5.71
                                                                                                   ----
Pro forma net tangible book value after this offering ...........................................            5.72
                                                                                                             ----
Dilution to new investors........................................................................           $2.28
                                                                                                            =====


         The pro forma net tangible book value after the offering is calculated as follows:


Numerator:
Net tangible book value before this offering.....................................................  $       23,500

Total net proceeds, including proceeds from the D&O rights.......................................     140,919,500

Offering costs paid in advance and excluded from net tangible book value before this offering....              --
Less:  proceeds held in trust subject to conversion to cash......................................     (28,375,867)

                                                                                                   --------------
                                                                                                   $  112,567,133
                                                                                                   ==============


Denominator:
Shares of common stock outstanding prior to this offering                                               4,687,500
Shares of common stock included in the units offered                                                   18,750,000
Less:  shares subject to conversion
                                                                                                       (3,749,999)
                                                                                                   --------------
                                                                                                       19,687,501
                                                                                                   ==============


Our pro forma as adjusted net tangible book value after this offering has been reduced by $28,375,867, because if we effect a business combination, the conversion rights of our public stockholders, other than our existing stockholders, may result in the conversion into cash of up to 3,749,999 of the shares sold in this offering at a per share conversion price equal to the amount in the trust account calculated as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

         The following table sets forth information with respect to the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by our existing stockholders and the new investors in this offering:

                                        Shares Purchased           Total Consideration
                                        ----------------           -------------------
                                                                                           Average
                                                                                          Price per
                                    Number         Percentage     Amount     Percentage     Share
                                    ------         ----------     ------     ----------     -----
Existing stockholders
   Equity holders.............     4,687,500 (1)      20%           $25,000     0.02%      $0.0053
   D&O rights holders.........        -               -           2,000,000     1.32%          -
New investors.................    18,750,000          80%       150,000,000    98.67%      $8.00 (2)
                                  ----------         ----      ------------    ------
Total.........................    23,437,500         100%      $152,025,000      100%      $6.49

------------
(1) Our existing stockholders will undergo a stock split through a stock dividend of 703,125 shares prior to the offering, and we have a right to purchase up to 703,125 shares of common stock from our existing stockholders in the event that CRT Capital Group LLC does not exercise all or a portion of its over-allotment option. We have agreed with CRT Capital Group LLC to exercise this right if CRT Capital Group LLC does not exercise all or a portion of its over-allotment option. This right is exercisable for the 20-day period following expiration of the underwriter's option to purchase up to 2,812,500 additional units to cover over-allotments. The price for each share pursuant to this right is $0.0046 per share, the price at which our existing stockholders purchased their shares of common stock. In accordance with our agreement with CRT Capital Group LLC, we will exercise this right to purchase shares only in an amount sufficient to cause the existing stockholders to maintain control over 20% of our outstanding shares after giving effect to the offering and the exercise, if any, of the underwriter's over-allotment option.

(2) This average price per share does not include any allocation of the offering price to the warrants included in the units.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         We were formed on August 8, 2005, as a blank check company for the purpose of effecting a business combination with one or more insurance-related businesses. We do not have any specific business combination under consideration and neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business with respect to a business combination. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, to effect a business combination. To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.

         We estimate that the net proceeds from the sale of the units and the D&O rights will be $138.9 million (or $159.8 million if the underwriter's over-allotment is exercised in full), after deducting offering expenses of approximately $580,500 and underwriting discounts of $10.5 million (or $12.1 million if the underwriter's over-allotment option is exercised in full). We will deposit into the trust account the net proceeds, together with the 2.0% deferral of the underwriting discount of $3.0 million (or $3.45 million if the underwriter's over-allotment option is exercised in full), totaling $141.9 million (or $163.3 million if the underwriter's over-allotment option is exercised in full), approximately $7.57 per unit, and the remaining amount will not be held in the trust account.

         We plan to use substantially all of the net proceeds of this offering to effect a business combination with one or more insurance-related businesses. We expect this process to include identifying and evaluating prospective target business candidates, selecting one or more target businesses, and structuring, negotiating and consummating the business combination. However, we may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds held in trust or because we finance a portion of the consideration with our capital stock or debt securities. In that event, we may use the proceeds held in the trust account, as well as any other net proceeds not expended, for general corporate purposes, which may include, but are not limited to, incremental capital expenditures, payment of any additional expenses, including financial advisory fees to third parties, that we may incur in connection with the initial business combination, for increases in working capital, for increasing the size of our staff or for sales and marketing expenses and/or administrative expenses. After consummation of the initial business combination, we may also seek to acquire additional businesses using all or a portion of any remaining proceeds, borrowings, proceeds from the issuance of debt or equity securities, debt of equity securities and internally generated cash.

         We anticipate that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

         o approximately $650,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

         o approximately $400,000 of expenses for the due diligence and investigation of a target business;

         o approximately $100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

         o approximately $240,000 of expenses in fees relating to our office space and certain general and administrative services; and

         o approximately $650,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $500,000 for director and officer liability insurance premiums.

         We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business until the consummation of a business combination. However, we may need to obtain additional financing to the extent the financing is required to consummate a business combination, in which case we may issue additional securities or incur debt in connection with our initial business combination.

         On August 12, 2005, Messrs. Levine, de Jonge, Lauricella and Strenger and Ms. Butler loaned a total of $150,000 to us for the payment of offering expenses. These loans will be payable on the earlier of August 12, 2006 or the consummation of this offering and will be repaid out of the proceeds of this offering.

         We have also agreed to sell CRT Capital LLC, for $100, an option to purchase up to a total of 1,125,000 units, consisting of one share of common stock and one warrant, at $8.80 per unit, commencing on the later of the consummation of the business combination and one year after the date of this prospectus and expiring four years after the date of this prospectus. The warrants underlying the units will have terms that are identical to those being issued in this offering, with the exception of the exercise price, which will be set at $7.50 per warrant. The sale of the option will be accounted for as a cost attributable to this offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale.

         The sale of the option will be accounted for as a cost attributable to the offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We used a volatility of 16.09% to calculate the value of the underwriter's purchase option. This volatility measurement was based on the average four-year volatility of the S&P 600 Small-Cap Insurance Index. The S&P 600 Small-Cap Insurance Index is a sub-set of the S&P 600 Small-Cap Index and includes thirteen companies with a range of market capitalizations from $140 million to $1.5 billion operating in the insurance sector. We believe this index provides an objective and reasonable estimate for the price volatility of other small-cap companies operating in the insurance sector. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,462,500, using an expected life of four years, volatility of 16.09%, and a risk-free rate of 4.05%. However, because the units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility estimate is derived using 365-day historical stock prices for companies in the S&P 600 Small-Cap Insurance Index. Although an expected life of four years was used in the calculation, if we do not consummate a business combination within the specified time period, the option will become worthless.

         The purchase option will provide for registration rights that will permit the holder or holders of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of this offering. Further, the holder or holders of the purchase option will be entitled to piggy-back registration rights in the event we undertake a subsequent registered offering within seven years of the completion of the offering.

         Concurrently with this offering, we intend to issue to our directors and officers, their affiliates and/or their designees 2,000,000 D&O rights for a total purchase price of $2.0 million, or $1.00 per right and expect to receive this amount upon the issuance and sale of the D&O rights. The purchase of the D&O rights, as well as the automatic conversion of the D&O rights into D&O warrants on the 120th day following the effective date of this offering, is designed to ensure that those certain directors and officers acquire the D&O warrants at market value. Therefore, we intend to treat the $2.0 million amount to be paid for the D&O rights as paid-in capital. Neither the Company nor the underwriter will incur and/or receive any fees, charges or compensation related to the D&O rights.

                                PROPOSED BUSINESS

Introduction

         We are a blank check company organized under the laws of the State of Delaware on August 8, 2005. We were formed for the purpose of effecting a business combination with one or more insurance-related businesses.

Insurance and Insurance Services Companies

         We anticipate that our initial business combination may include, but will not be limited to, one or more companies engaged in one or more of the following lines of insurance business:

Claims Adjusting                   Managed Care            Property and Casualty
Insurance Brokerage/Distribution   Multi-line              Reinsurance
Life and Health                    Policy Administration   Underwriting

Market Opportunities

         We believe, based on the experience of our management, that there are numerous business combination opportunities in the insurance and insurance services industry for several reasons, including the following:

         Large Target Market. According to the Insurance Information Institute, for the year ended December 31, 2004, aggregate insurance premiums written in the United States totaled approximately $1.1 trillion, of which $603.0 billion were attributable to the property and casualty sector and $494.8 billion were attributable to the life and health sector. These figures represented increases of 5.0% and 2.9%, respectively, from 2003. (Source: Swiss Re: sigma, No. 2, 2005, cited in Insurance Information Institute, International Insurance Fact
Book).

         Highly Fragmented Industry. The insurance industry is highly fragmented. According to A.M. Best, as of December 31, 2003 in the United States, there were approximately 350 property and casualty insurance groups, comprising 1,776 companies. Moreover, according to the Insurance Journal, there were approximately 20,000 independent insurance agencies with revenues of greater than $250,000 in the United States in 2000. Aggregating smaller companies may offer the potential to create economies of scale, including expanded distribution capabilities, corporate efficiency and greater capital resources.

         Rapidly Evolving Industry. Within the last decade, several factors have transformed the insurance industry. We anticipate that these changes create opportunities for new entrants into the industry and expansion of existing insurance-related companies. We believe, based on the experience of our management, that the insurance industry will continue to be driven by the following key trends which may create business combination opportunities:

         o Demographic change. Changes in the demographics of the U.S. population may support opportunities to effect business combinations with insurance-related businesses, particularly in the retirement income, health insurance and long-term care markets. The United States has an aging population, with growing needs for financial protection resulting from large numbers of baby boomers approaching retirement coupled with significant increases in life expectancy. According to the U.S. Census Bureau, 12.7% of the U.S. population was 65 or older in 2000 and, by the year 2030, the over-65 segment is expected to account for 20% of the U.S. population. Declining individual savings rates, rising healthcare and nursing care costs, and a continuing shift of the burden for funding retirement needs from the government and employers to individuals have left many retirees lacking resources and insurance coverage to support their desired lifestyles in retirement.

         o Meteorological events. Erratic weather patterns may be a catalyst for significant changes in the availability and pricing of insurance products, thereby creating opportunities for business combinations in the property and casualty insurance business. According to the National Climatic Data Center, as of November 10, 2005, the Atlantic hurricane season included "23 named storms, of which 13 were hurricanes, exceeding by one the 1969 record, and 7 were major hurricanes. . . . The season has been remarkable for its early beginning and number of storms as well as the intensity of the hurricanes, including the most intense hurricane on record for the Atlantic." A.M. Best reported that in 2004, "[t]he estimated property/casualty insured losses of $20.5 billion [from hurricanes] were second only to the events of Sept. 11, 2001 and exceeded the insured losses of Hurricane Andrew in 1992, adjusted for inflation." (Source: A.M. Best Special Report--Property/Casualty Review/Preview January 2005; p. 12,
              13). An article in The Wall Street Journal estimates that the property/casualty losses for the 2005 hurricane season may reach $75 billion. (Source: The Wall Street Journal--Chubb to Assist in Reinsurer Launch, October 26, 2005).

         o Technological advances. Rapid developments in information technology create opportunities for business combinations with insurance-related businesses. The Internet, automated workflow processes, web-based data interface and sophisticated data warehousing and data mining have become widely accepted tools for marketing, claims handling and insurance underwriting. A recent Special Report by A.M. Best estimates the insurance industry spent more than $25 billion on information technology and telecommunications services in 2004 (Source: A.M. Best Special Report--Property/Casualty Review/Preview January 2005, p. 14). The increasing cost of information technology and communication services may lead to industry consolidation and growth in outsourcing of certain services.

         o Regulatory oversight. When a business sector experiences dramatic changes in regulation and enhanced regulatory scrutiny, as is currently occurring in the insurance industry, opportunities for business combinations may emerge. The insurance industry has traditionally been highly regulated by state and other insurance authorities. Fifty state insurance departments across the United States have specific requirements regarding rates, licenses, admitted assets, approved lines of business, reinsurance and capital tests. Recently the attorney general's offices of several states have become directly involved in overseeing insurance companies. In particular, the New York Attorney General has focused on reinsurance agreements and the past business practices of several of the largest brokerage companies, forcing these companies to restate prior period earnings and significantly change their methods of doing business. In addition, the U.S. Congress and some federal agencies from time to time investigate the condition of state insurance regulation to determine whether to impose federal regulation or to allow an optional federal incorporation, similar to banks.

         Active Market for Corporate Control. The insurance industry has a large number of mergers, acquisitions and similar activities, which should provide us with opportunities to effect a business combination with one or more target businesses. In 2004, there were an estimated 299 announced mergers and acquisitions involving whole insurance companies in the United States having an aggregate deal value at announcement of $14.2 billion in 2005. As of June 30, 2005, there were an estimated 120 transactions in 2005 involving whole insurance companies with an estimated deal value at announcement of $14.7 billion. (Source: SNL Financial, the SNL DataSource; excludes asset sales).

Expertise of Directors and Officers

         We anticipate that our directors' and officers' expertise in the insurance and insurance services industry, as well as their established relationships and reputations, will provide us with access to business combination opportunities. Our company draws together six individuals from the insurance and financial services industries. Messrs. Levine, de Jonge, Lauricella, Strenger and Prentice and Ms. Butler have a broad record of accomplishment in insurance company management, corporate investing and general finance.

         Mr. Levine, our Chairman of the Board, has served as a senior executive officer at several leading firms in the insurance and banking industries, providing us with industry and general management experience. For example, prior to joining us, Mr. Levine served as managing director and the head of the insurance products group, the mergers and acquisitions department and the strategic planning group at J.P. Morgan. He has also served as a senior vice president at American International Group, Inc. (AIG) and as the president and chief executive officer of Zurich Centre Group, a multinational insurance and financial services firm. Mr. Levine has previously served as director on the boards of Zurich Centre Group, Exel Insurance Company, Centre Reinsurance Company and SCUUL Insurance Company.

         Mr. de Jonge, our President and director, was a managing director and a principal of CRT Capital Group LLC, our underwriter in this offering, and held several positions during a 19-year career at J.P. Morgan, including as a managing director of that firm's mergers and acquisitions department and head of its consumer products mergers and acquisitions group. Mr. de Jonge is currently a managing director of Ampton and a managing director and the managing member of de Jonge LLC, a private advisory and investment firm. Mr. de Jonge's experience gives us broad expertise in structuring and negotiating merger and acquisition transactions.

         Ms. Butler, our Executive Vice President, served as the chief financial officer of Simplayer Ltd., a Nasdaq-listed technology company. Ms. Butler has also served as the president of Centre Reinsurance Company Limited in New York and as a vice president and the head of marketing for Centre Reinsurance Company in Bermuda. Ms. Butler also worked for seven years at J.P. Morgan as an investment banker for the insurance industry. Prior to that time, Ms. Butler spent 15 years at Chemical Bank and ended her tenure at that firm as the head of the insurance group, which provided commercial banking and corporate finance services to the insurance industry. Ms. Butler's background provides us extensive operational, financial and marketing experience in the insurance and financial services industry.

         Mr. Lauricella, our Executive Vice President and director, is the managing director of FL Advisors, LLC, an advisory firm to financial services companies, and a director of Arrowhead General Insurance Agency, a California-based general agency and insurance program manager, and its affiliate, Cypress Point-Arrowhead General Insurance Agency, Inc., a general agency focused on California workers' compensation insurance. Mr. Lauricella has more than 16 years experience working with insurance and financial service company clients, including serving as a managing director of Cochran, Caronia & Co., an investment banking firm focused on the insurance industry, where he advised on acquisitions, divestitures and capital raising, and at J.P. Morgan, where he was a vice president in that firm's financial institutions group. Mr. Lauricella provides in-depth industry expertise and experience in valuation of insurance-related businesses.

         Mr. Strenger, one of our directors, is general counsel and a managing director of Ampton. Mr. Strenger's diverse experiences as an investment banker and corporate lawyer provide us with additional financial, transactional and corporate governance expertise. Mr. Strenger practiced law as a partner in the California firm of Rosenfeld, Meyer & Susman and began his career at the New York law firm of Debevoise & Plimpton LLP. Mr. Strenger has served as a director of several public companies, including Aitken-Hume, Plc, which was engaged in financial services and asset management, and Arabian Shield, Inc., which was involved in the refinery and mining business.

         Mr. Prentice, a director of our board since November 22, 2005, is a partner at the law firm of Eaton and Van Winkle. Mr. Prentice's experience as a lawyer and service as a director of insurance companies provides us with expertise in the financial and insurance industry. Mr. Prentice was previously a partner at the law firms of Bryan Cave LLP, Piper & Marbury LLP, Brown & Wood and Windels, Marx, Davies & Ives. Mr. Prentice has served as a director on the board of IDS Life Insurance Company and currently serves on the board of the National Life Insurance Company of Vermont.

Established Deal Sourcing Network

         Neither we nor any representative acting on our behalf has identified any potential target businesses. However, we anticipate that we will be able to identify potential business combination opportunities both through active origination and due diligence and through our industry contacts with numerous management teams, members of the financial community and potential corporate partners with whom our management has had long-term relationships. Our management has a broad network of contacts within the investment, commercial banking and private equity communities and a strong reputation and in-depth knowledge about the insurance industry. In addition, our management's network of accountants, consultants, lawyers and management teams of other companies may enable us to identify well-positioned prospective target businesses.

Effecting a Business Combination


Fair market value of initial business combination

         Our initial business combination must have a fair market value equal to at least 80% of our net assets at the time of the business combination. We intend to accomplish this by identifying and effecting a business combination with one or more insurance-related businesses contemporaneously.


         Based on the experience of our management, we believe that an investment in an insurance-related business in the size range of this offering will provide a sufficient "critical mass" upon which to develop a productive and profitable business in the insurance-related industry. Our initial business combination with an insurance-related business could be structured in one of the following ways:


         o a merger with one or more operating businesses in which the aggregate fair market value is equal to at least 80% of our net assets at the time of the business combination;

         o an acquisition of a controlling interest in one or more insurance-related businesses in which the aggregate fair market value is equal to at least 80% of our net assets at the time of the business combination; or

         o an acquisition of certain assets and related liabilities of an existing insurance-related business of which the aggregate fair market value is equal to at least 80% of our net assets at the time of the business combination.

         If our board is not able to independently determine that a proposed business combination with one or more target businesses has a sufficient fair market value or if a conflict of interest exists, such as if management selects a company affiliated with one of our directors as a prospective target business, we will obtain an opinion from an unaffiliated, nationally recognized independent investment banking, valuation or appraisal firm with respect to the satisfaction of these criteria. We would include any such opinion in the proxy solicitation materials furnished to our stockholders in connection with our initial business combination, and provide that the independent investment banking, valuation or appraisal firm will be a consenting expert. However, we will not be required to obtain an opinion from any of these firms as to the business combination if our board of directors independently determines that the target businesses have sufficient fair market value and no actual or perceived conflict of interest exists.


We have neither selected nor approached any target businesses

         We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business regarding a business combination. None of our agents, representatives, existing stockholders, directors or officers has taken any measure, direct or indirect, to locate a target business at any time, past or present, and that no party, affiliated or unaffiliated with us, has approached us with a possible candidate or candidates. Furthermore, there have been no diligence, discussions, negotiations and/or other similar activities undertaken, whether directly by us or one of our affiliates, or by an unrelated third party, with respect to a business combination transaction involving us or the process designed or implemented to result in the location of one or more candidates for a business combination.


         Subject to the requirement that our initial business combination must be with one or more insurance-related businesses with a fair market value equal to at least 80% of our net assets at the time of the business combination, we will have virtually unrestricted flexibility in identifying and selecting prospective target business candidates in the insurance and insurance services industry. Accordingly, investors in this offering will have no basis at this time to evaluate the possible merits or risks of the target businesses with which we may ultimately complete a business combination.


         Our acquisition criteria are similar to those of other blank check companies, except that we may only acquire insurance-related businesses in North America.

         Once a prospective target business or businesses have been selected, we will furnish the stockholders with a proxy statement, the nature and extent of which will be consistent with the reporting requirements of a public company, including the inclusion of historical financial statements and pro forma financial statements of the target business or businesses, as required. The public stockholders will have an opportunity to review the information and to vote on whether or not the business combination should be completed.


Sources of target businesses

         We anticipate that some target business candidates that come to our attention will be identified by various unaffiliated sources, including private equity and venture capital funds, public and private companies, business brokers, investment bankers, attorneys and accountants. These persons may present solicited or unsolicited proposals to us. In addition, we anticipate that our directors' and officers' experience and their business contacts will generate other proposals. We may engage the services of professional firms that specialize in acquisitions, in which event we may pay a finder's fee or other compensation. Any finder's fee or compensation would be subject to arm's-length negotiations between us and any of these professional firms and will likely be paid only upon the consummation of a business combination. We will not pay any of our directors, officers or existing stockholders or any entity of which they are an officer, director or principal stockholder, any finder's fee or other compensation for services rendered to us prior to, or in connection with, the consummation of our initial business combination.

Selection of target businesses and structuring of a business combination

         As described above, our management will have substantial flexibility in identifying and selecting prospective target businesses. We expect that our management will diligently review all of the proposals we receive with respect to prospective target businesses. In evaluating prospective target businesses, our management team will likely consider the following:

         o    financial condition and results of operation;

         o    adequacy of reserves for risk-bearing insurance-related entities;

         o    growth potential;

         o experience and skill of the target's management and availability of additional personnel;

         o    capital requirements;

         o    competitive position;

         o    lines of insurance business that the target business engages in;

         o pricing and structure of lines of insurance business underwritten; and

         o    costs associated with effecting the business combination.

         We do not intend these criteria to be exhaustive. To the extent relevant and consistent with our business objectives, we expect to base our evaluation relating to the merits of a business combination with one or more insurance-related businesses on the above factors as well as any other considerations we deem relevant in effecting a business combination. In evaluating prospective target businesses, we intend to conduct an extensive due diligence review of the target businesses that may encompass, among other things, meetings with incumbent management, inspection of facilities and a review of financial and other information available to us. We may also engage the services of a professional actuarial firm in order to supplement a target business due diligence review.

         One of the considerations in our evaluation will be the likelihood of structuring a business combination so as to achieve the most favorable tax treatment to us, the target businesses and their stockholders and our own stockholders. The Internal Revenue Service or appropriate state or foreign tax authorities may not agree with our tax treatment of any business combination.

         The time and costs required to select and evaluate target businesses and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. Any costs that we incur in identifying and evaluating a prospective business combination that we do not complete will result in a loss to us and reduce the amount of net proceeds of this offering not then held in trust and available for conducting due diligence to complete an alternative business combination.

         If our business combination entails the contemporaneous acquisition of several insurance-related businesses and requires due diligence and negotiation with different sellers, we will need to convince the sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Limited ability to evaluate the target business' management

         We intend to closely scrutinize the management of prospective target businesses when evaluating the desirability of effecting a business combination. However, given the uncertainties associated with any third-party due diligence investigation, our assessment of the target business' management may not be complete and accurate. In addition, the target business' management may not have the necessary skills, qualifications or abilities to manage a public company upon the consummation of our initial business combination. Furthermore, the future role, if any, of our existing management in the target businesses cannot presently be stated with any certainty.

         Following a business combination, we may seek to recruit additional management to supplement the incumbent management of the target business or businesses. We cannot assure you that we will have the ability to recruit additional management, or that the additional management will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Possible lack of business diversification

         At the time of our initial business combination, we may not be able to effect a business combination with more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous business combination of more than one target business. Therefore, it is probable that we will have the ability to complete a business combination with only a single target business. The target business may have only a limited number of products or services. The resulting lack of diversification may:

         o result in our dependency upon the performance of a single insurance-related business;

         o result in our dependency upon the development of a single or limited number of products or services; and

         o subject us to economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the insurance and insurance services industry subsequent to the consummation of a business combination.

         In this case, the initial business combination may not enable us to diversify our operations or to benefit from the possible spreading of risk or offsetting of losses, unlike other entities that may have sufficient resources to complete several business combinations so as to diversify risk and offset losses. Further, the prospects for our success may depend entirely upon the future performance of the initial target business or businesses with which we effect a business combination.

Opportunity for stockholder approval of our initial business combination

         Prior to the completion of our initial business combination, we will submit the proposed business combination to our stockholders for their approval, even if the structure of the business combination is such that it would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which will include a description of the operations of the target business or businesses and certain required financial information regarding the target business or businesses.

         In connection with any vote required for our initial business combination, all of our existing stockholders, directors and officers have agreed to vote the shares of common stock then owned by them, including any shares offered by this prospectus or acquired following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. Therefore, the existing stockholders will vote the entirety of their shares, either for or against an initial business combination, as determined by the totality of the public stockholder vote, and in no event will the existing stockholders be considered "public stockholders" for purposes of voting for or against an initial business combination. Our existing stockholders will not have any conversion rights attributable to their shares in the event that a business combination transaction is approved by a majority of our public stockholders. We will proceed with the initial business combination only if (1) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (2) public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

Conversion rights


         At the time we seek stockholder approval of our initial business combination, we will offer each public stockholder (other than our existing stockholders), the right to have the stockholder's shares of common stock converted into cash if the stockholder votes against the business combination and the business combination is nevertheless approved and completed. The actual conversion price on a per share basis will be equal to the amount then on deposit in the trust account, inclusive of the deferred underwriting discount, the proceeds from the D&O rights and any interest (calculated as of two business days prior to the consummation of the proposed business combination) net of taxes payable, divided by the number of shares sold in this offering. Without taking into account any interest that may be earned on the balance in the trust account, the initial per share conversion price would be approximately $7.57, or $0.43 less than the per unit offering price of $8.00.


         An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose. However, a conversion request will not be granted unless (1) the stockholder votes against the business combination and (2) the business combination is nevertheless approved by at least a majority of our stockholders and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the stockholders meeting. It is anticipated that the funds to be distributed to eligible stockholders who elect conversion will be distributed promptly after completion of the business combination. Public stockholders who so convert their stock will still have the right to exercise the warrants that they received as part of the units sold in this offering. We will not complete any proposed business combination for which our public stockholders (other than our existing stockholders) owning 20% or more of the shares sold in this offering, both vote against a business combination, and exercise their conversion rights.

Liquidation if no business combination


         If we do not consummate a business combination within 18 months after the completion of this offering, or within 24 months if the extension criteria described below have been satisfied, we will liquidate and distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then on deposit in the trust account, inclusive of the deferred underwriting discount, the proceeds from the D&O rights and any interest earned on the balance held in the trust account (net of taxes), plus any remaining net assets. All of our existing stockholders, directors and officers have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock beneficially owned and acquired by them prior to this offering. They will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. There will be no distribution from the trust account with respect to the warrants, and all rights with respect to the warrants will effectively terminate upon our liquidation.

         If we were to expend all of the net proceeds of this offering, which includes the proceeds from the issuance and sale of the D&O rights, other than the proceeds deposited in the trust account, without taking into account any interest earned on the balance held in the trust account but including the deferred underwriting discount, the initial per share liquidation price would be approximately $7.57, or $0.43 less than the per unit offering price of $8.00. The offering proceeds deposited in the trust account could, however, become subject to the claims of our creditors, and the claims would have a preference over the claims of our public stockholders in the event of a liquidation. In the event of liquidation, the actual per share liquidation price may be less than approximately $7.57 plus interest, due to claims of creditors. Each of Messrs. Levine, de Jonge, Lauricella and Strenger and Ms. Butler has agreed pursuant to an agreement with us and CRT Capital Group LLC that, if we liquidate prior to the consummation of a business combination, they will be personally liable, on a joint and several basis, to ensure that the proceeds of the trust account are not reduced by the claims of vendors for services rendered or products sold to us as well as claims of prospective target businesses for fees and expenses of third parties that we have agreed in writing to pay in the event we do not complete a combination with the business. However, Messrs. Levine, de Jonge, Lauricella and Strenger and Ms. Butler may not be able to satisfy those obligations.

         Prior to completion of a business combination, we will seek to have all third parties with whom we engage in business, including any vendors, prospective target businesses or other entities, enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a third party were to refuse to enter into the waiver, our decision to engage the third party or to enter into discussions with the target business would be based on our management's determination that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into the waiver.

         If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the date of closing of this offering, we will liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for further distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

         Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination that the stockholder voted against and that is actually completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Amended and Restated Certificate of Incorporation

         Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides that:

         o prior to the consummation of our initial business combination, we will submit the business combination proposals to our stockholders for approval;

         o we may consummate our initial business combination only if approved by a majority of our public stockholders and provided that public stockholders owning 20% or more of the shares sold in this offering do not exercise their conversion rights after voting against the business combination;

         o if a business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their allocable share of the amount then on deposit in the trust account, including any interest thereon;

         o if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement to consummate a business combination is not signed within the time periods specified in this prospectus, then we will be liquidated and distribute to all of our public stockholders their allocable share of the amount then on deposit in the trust account, including any interest thereon, and any other assets that we have at that time; and


         o we may not consummate any merger, acquisition, asset purchase or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that the business combination be with one or more insurance-related businesses in which the fair market value is equal to at least 80% of our net assets at the time of our initial business combination.


Government Regulation of the Insurance Industry

         Insurance operations are subject to a wide variety of insurance and other laws and regulations. Laws and regulations governing insurance companies generally are designed to ensure financial solvency of insurance companies as well as fair and adequate service and treatment for policyholders. State insurance laws regulate most aspects of the U.S. insurance businesses, and certain other aspects of the U.S. insurance business are regulated by the insurance departments of the states in which the businesses are domiciled and the states in which they are licensed and by various laws and regulatory agencies in other countries. If we complete a business combination, regulatory authorities in the states or countries in which we conduct business may require individual or company licensing to act as brokers, agents, third party administrators, managing agents, reinsurance intermediaries or adjusters. The manner of operating in particular states and countries varies according to the licensing requirements of the particular state or country. Depending on the jurisdiction or jurisdictions in which we ultimately operate, this may require that we operate in a given state or country through a local corporation. In a few states and countries, licenses are issued only to individual residents or locally owned business entities. In these cases, we would expect to enter into arrangements with residents or business entities licensed to act in the state or country.

           In the United States, state insurance departments typically monitor compliance with applicable regulations through periodic regulatory reporting procedures and examinations. Quarterly and annual financial reports to state regulators in the United States utilize statutory accounting principles, which differ in important respects from U.S. generally accepted accounting principles. Statutory accounting principles, in keeping with the intent to assure protection of policyholders, are based on a liquidation concept, while U.S. generally accepted accounting principles are based on a going-concern concept.

         State insurance regulators in the United States are members of the NAIC. The NAIC seeks to promote uniformity of, and to enhance the state regulation of, insurance throughout the United States. Both the NAIC and the individual state regulators typically focus on the solvency of insurance companies and their conduct in the marketplace. This focus is reflected in additional regulatory oversight by the states and emphasis on the enactment or adoption of a series of NAIC model laws and regulations designed to promote solvency. In addition, the NAIC has a formula for analyzing insurers called risk-based capital, or RBC. The RBC formula establishes specified "minimum" capital threshold levels that vary with the size and mix of an insurance company's business. It is designed to identify companies with capital levels that may require regulatory attention. In order to obtain regulatory approval, we may need to demonstrate that we have invested sufficient capital to support the underwriting capacity of a target insurance-related business and to ensure that such insurance-related business has capital available to cover periodic spikes in liabilities in respect of its claims.

         State insurance holding company laws in the United States require prior notice to, and approval of, the relevant state insurance department with respect to transfers of assets between insurance holding companies as well as intracorporate transfers of assets within a particular holding company. These regulations cover, among other things, business combinations of the type that we contemplate in connection with acquiring or merging with a target business. The oversight also includes jurisdiction over the payment of dividends by insurance company subsidiaries to their corporate parent. In addition, any loans extended by an insurance company or any of its operating subsidiaries are subject to federal and applicable state truth-in-lending and credit regulations, insurance premium finance acts, retail installment sales acts and other similar consumer protection legislation. Failure to comply with the laws and regulations can result in the temporary suspension or permanent loss of the right to engage in business in a particular jurisdiction as well as other penalties.

         State laws in the United States grant insurance regulatory authorities broad administrative powers with respect to, among other things:

         o    licensing companies and agents to transact business;

         o calculating the value of assets to determine compliance with statutory requirements;

         o    mandating certain insurance benefits;

         o    regulating certain premium rates;

         o    reviewing and approving policy forms;

         o regulating unfair trade and claims practices, including through the imposition of restrictions on marketing and sales practices, distribution arrangements and payment of inducements;

         o    regulating advertising;

         o    protecting privacy;

         o establishing statutory capital and reserve requirements and solvency standards;

         o fixing maximum interest rates on insurance policy loans and minimum rates for guaranteed crediting rates on life insurance policies and annuity contracts;

         o    approving changes in control of insurance companies;

         o restricting the payment of dividends and other transactions between affiliates; and

         o    regulating the types, amounts and valuation of investments.

         State insurance guaranty associations have the right to assess insurance companies doing business in their state for funds to help pay the obligations of insolvent insurance companies to policyholders and claimants. Because the amount and timing of an assessment is beyond the control of insurance businesses, the reserves they establish for these potential liabilities may not be adequate.

         State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, are often made for the benefit of the consumer at the expense of the insurer and, thus, could have an adverse effect on the financial condition and results of operations of a target business.

         The NAIC and several states have proposed regulations and/or laws that would prohibit agent or broker practices that have been the focus of recent investigations of broker compensation in the State of New York and elsewhere. The NAIC has adopted a Compensation Disclosure Amendment to its Producers Licensing Model Act, which if adopted by the states, would require disclosure by agents or brokers to customers that insurers will compensate the agents or brokers for the placement of insurance and documented acknowledgement of this arrangement in cases where the customer also compensates the agent or broker. Some larger states, including California and New York, are considering additional provisions that would require the disclosure of the amount of compensation and/or require (where an agent or broker represents more than one insurer) placement of the "best coverage." We cannot predict how many states, if any, may promulgate the NAIC amendment or similar regulations or the extent to which these regulations may have an adverse impact on a target business.

         Recently, the insurance industry has become the focus of increased scrutiny by regulatory and law enforcement authorities concerning certain practices within the insurance industry. This scrutiny includes the commencement of investigations and other proceedings by the New York State Attorney General and other governmental authorities relating to allegations of improper conduct in connection with the payment of, and disclosure with respect to, contingent commissions paid by insurance companies to intermediaries, the solicitation and provision of fictitious or inflated quotes, the use of inducements to brokers or companies in the sale of insurance products and the accounting treatment for finite insurance and reinsurance or other non-traditional or loss mitigation insurance and reinsurance products. The SEC recently initiated industry-wide inquiries also include those regarding market timing and late trading in mutual funds and variable annuity contracts, variable annuity sales practices/exchanges and electronic communication document retention practices. One possible result of these investigations and attendant lawsuits is that many insurance industry practices and customs may change, including the manner in which insurance is marketed and distributed through independent brokers and agents. These changes could adversely affect a target business' ability to implement its business strategy, which could adversely affect its growth and profitability.

         Currently, the U.S. federal government generally does not directly regulate the business of insurance. However, federal initiatives, such as federal terrorism backstop legislation, also may impact the insurance industry, and federal legislation and administrative policies may significantly and adversely affect insurance companies. These policies include financial services regulation, securities regulation, pension regulation, privacy, tort reform legislation and taxation. In addition, various forms of direct federal regulation of insurance have been proposed. These proposals include The State Modernization and Regulatory Transparency Act, which would maintain state-based regulation of insurance, but would affect state regulation of certain aspects of the business of insurance, including rates, agent and company licensing and market conduct examinations. We cannot predict whether this or other proposals will be adopted, or what impact, if any, the proposals or, if enacted, the laws, could have on the business, financial condition or results of operations of a target business.

Competition

         In identifying, evaluating and pursuing target businesses, we may encounter intense competition from other entities having a business objective similar to ours, including leveraged buyout and other private equity funds, operating businesses and other entities and individuals, both foreign and domestic, competing for business combinations in the insurance and insurance service industries. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, marketing, technical, human and other resources than we do. Our ability to compete in effecting a business combination with an appropriately sized target business or businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with target businesses. Further:

         o our obligation to seek stockholder approval of our initial business combination may impede or delay the completion of a transaction;

         o our obligation to convert shares of common stock held by our stockholders into cash in certain instances may reduce the resources available to effect our initial business combination;

         o our inability to effect a business combination with a target business that does not have audited financial statements in conformity with U.S. generally accepted accounting principles may limit the prospective target businesses we may pursue;

         o our outstanding warrants and the purchase option granted to CRT Capital Group LLC, and the future dilution they potentially represent, may not be viewed favorably by target businesses.

         Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination, particularly against a competitor that does not need stockholder approval to complete a business combination.

         If we succeed in effecting a business combination, there will in all likelihood be intense competition from competitors of the target business or businesses. The various segments of the insurance industry are subject to intense competition. This competition is based on a number of factors, including service, product features, scale, price, commission structure, financial strength, claims-paying ratings, credit ratings, business capabilities and name recognition. Target businesses may compete with a large number of other insurers, as well as non-insurance financial services companies, such as banks, broker-dealers and asset managers, for individual consumers, employers and other group customers and agents and other distributors of insurance and investment products. Some of these companies may offer a broader array of products, be regulated differently, have more competitive pricing or, with respect to other insurers, have higher claims paying ability ratings. Also, some of these companies may have greater financial resources with which to compete and a greater market share. National banks, which may sell annuity products of life insurers in some circumstances, also have pre-existing customer bases for financial services products.

Properties

         We do not own any real estate or other physical properties. Our headquarters are located at 885 Third Avenue, 31st Floor, New York, New York 10022. We believe, based on our management's experience, that our office facilities are suitable and adequate for our business as it is presently conducted.

Office Administration Agreement

         Under a separate office administration agreement between Ampton and us, Ampton will furnish us with office facilities, equipment and clerical services at the facilities in exchange for a payment of $10,000 per month. The office administration agreement may be terminated by either party without penalty upon 60 days' prior written notice to the other party.

Employees

         We currently have three officers, two of whom are also a member of our board of directors. We have no other employees. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. We do not intend to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

         We have registered our units, common stock and warrants, as well as the purchase option provided to CRT Capital Group LLC, under the Exchange Act. Upon the completion of this offering, we will have ongoing reporting obligations under the Exchange Act, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm. For more information, see the section entitled "Where You Can Find Additional Information."

         We will not engage in a business combination with a target business if we cannot obtain audited financial statements in conformity with U.S. generally accepted accounting principles for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with U.S. generally accepted accounting principles, of the prospective businesses as part of the proxy solicitation materials sent to stockholders to assist them in assessing our initial proposed business combination. The requirement that potential target business have available audited financial statements may limit the pool of target businesses available for our initial business combination.

Comparison to Offerings of Blank Check Companies

         The following table compares and contrasts the terms of our offering and the terms of an offering by a blank check company under Rule 419 promulgated by the SEC, assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that, in both offerings, the underwriter does not exercise an over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

                   Terms of Our Offering                                     Terms Under a Rule 419 Offering
                   ---------------------                                     -------------------------------

Escrow of          $138.9 million of the net offering proceeds of this       $125.6 million of the offering proceeds would
offering           offering of units plus the $2.0 million proceeds          be required to be deposited into either an
proceeds           from the issuance and sale of the D&O rights and          escrow account with an insured depositary
                   the $3.0 million deferral of the underwriting             institution or in a separate bank account
                   discount, for a total of $141.9 million, will be          established by a broker-dealer in which the
                   deposited into a trust account located at JPMorgan        broker-dealer acts as trustee for persons
                   Chase Bank, NA, and maintained by JPMorgan Chase          having the beneficial interests in the
                   Bank, NA, acting as trustee.                              account.


Investment of      The net offering proceeds held in trust will only         Proceeds could be invested only in specified
net proceeds       be invested in securities issued or guaranteed by         securities such as a money market fund
                   the United States or money market funds meeting           meeting conditions of the 1940 Act, or in
                   conditions of the 1940 Act, so that we are not            securities that are direct obligations of, or
                   deemed to be an investment company under the 1940         obligations guaranteed as to principal or
                   Act.                                                      interest by, the United States.


Limitation on      We must complete a business combination having a          We would be restricted from acquiring a
fair value or      fair market value equal to at least 80% of our net        target business unless the fair value of the
net assets of      assets at the time of our initial business                business or net assets to be acquired
target business    combination.                                              represent at least 80% of the maximum
                                                                             offering proceeds.


Trading of         The units may commence trading on or promptly after       No trading of the units or the underlying
securities         the date of this prospectus. The common stock and         common stock and warrants would be permitted
issued             warrants comprising the units will begin to trade         until the completion of a business
                   separately on the earlier to occur of (1) the             combination. During this period, the
                   expiration of the underwriter's option to purchase        securities would be held in the escrow or
                   up to 2,812,500 additional units to cover                 trust account described above.
                   over-allotments or (2) 20 trading days after the
                   exercise in full by the underwriter of the
                   over-allotment option. However, before any separate
                   trading may occur, we must have filed with the SEC
                   a Current Report on Form 8-K, which includes
                   balance sheet reflecting our receipt and
                   disposition of the proceeds of this offering,
                   including any proceeds we receive from the exercise
                   of the over-allotment option, if the option is
                   exercised prior to the filing of the Form 8-K. For
                   more information, see the section entitled
                   "Description of Securities--Units."


Exercise of the    The warrants cannot be exercised until the later of       The warrants could be exercised prior to the
warrants           (1) the completion of a business combination or (2)       completion of a business combination;
                   one year from the date of this prospectus.                however, any securities received and cash
                   Accordingly, the warrants will only be exercised          paid in connection with the exercise would be
                   after the trust account has been terminated and           deposited by the Company in the escrow or
                   distributed. We will not be required to deposit any       trust account.
                   securities or cash received in connection with the
                   exercise in the trust account.

                   Terms of Our Offering                                     Terms Under a Rule 419 Offering
                   ---------------------                                     -------------------------------

Election to        We will give our stockholders an opportunity to           A prospectus containing information required
remain an          vote on our initial business combination. In              by the SEC with respect to any proposed
investor           connection with seeking stockholder approval, we          business combination would be sent to each
                   will send to each stockholder proxy statement             investor. Each investor would be given the
                   materials containing information required by the          opportunity to notify the company, in
                   SEC. A stockholder following the procedures               writing, within a period of no less than 20
                   described in this prospectus may have the right to        business days and no more than 45 business
                   convert his or her shares into his or her allocable       days from the effective date of the
                   share of the amount then on deposit in the trust          post-effective amendment of their election to
                   account. However, a stockholder who does not follow       remain an investor. If the company has not
                   these procedures or a stockholder who does not take       received any notification by the end of the
                   any action would not be entitled to the return of         45th business day, funds and interest or
                   any funds.                                                dividends, if any, held in the trust or
                                                                             escrow account would automatically be
                                                                             returned to the stockholder. Unless a
                                                                             "sufficient number" of investors elect to
                                                                             remain investors, all of the deposited funds
                                                                             in the escrow account must be returned to all
                                                                             investors and no securities of the blank
                                                                             check company will be issued.

Business           A business combination must occur within 18 months        If an acquisition has not been consummated
combination        after the consummation of this offering (or within        within 18 months after the effective date of
deadline           24 months after the consummation of this offering         the initial registration statement, funds
                   if a letter of intent, agreement in principal or          held in the trust or escrow account would be
                   definitive agreement remaining in force relating to       returned to investors.
                   a prospective business combination has been entered
                   into prior to the end of the 18-month period).

Release of         The proceeds held in the trust account will not be        The proceeds held in the escrow account would
funds              released until the earlier of (1) the completion of       not be released until the earlier of the
                   a business combination or (2) our liquidation upon        completion of a business combination or the
                   our failure to effect a business combination within       failure to effect a business combination
                   the allotted time.                                        within the allotted time.

                                   MANAGEMENT

         Our business and affairs are managed under the direction of our board of directors. The board of directors currently consists of five members, one of whom may be considered to be "independent" under the policies of the NASAA. Our board of directors elects our officers, who will serve at the discretion of the board of directors.

Board of Directors

         Under our amended and restated certificate of incorporation, our board of directors is divided into three classes. Each class of directors will hold office for a three-year term. However, the initial members of the three classes have initial terms of one, two and three years, respectively. At each annual meeting of our stockholders, the successors to the class of directors whose terms expire at the meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualified.

         The address for each executive officer and director is c/o North American Insurance Leaders, Inc., 885 Third Avenue, 31st Floor, New York, New York 10022.

         No executive officer has received any cash compensation for services rendered. No compensation of any kind, including finder's or consulting fees, will be paid to any of our directors, officers, existing stockholders or any entity of which they are an officer, director or principal stockholder, for services rendered prior to or in connection with the initial business combination. However, these individuals will receive reimbursement for any out-of-pocket expenses they incur in connection with activities undertaken on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Our board of directors, which includes persons who may themselves seek reimbursement, will solely review all claims for reimbursement. However, a court of competent jurisdiction will review those claims if the reimbursement is challenged. There is no limit on the amount of these out-of-pocket expenses. If, initially, a majority of our directors are not deemed to be "independent," we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement prior to our consummation of a business combination.

Directors and Executive Officers

         Information regarding our current directors and executive officers is as follows:

         Name                        Age   Position
         ----                        ---   --------
         Scott A. Levine             56    Chairman of the Board
         William R. de Jonge         48    President and Director
         Paula S. Butler             55    Executive Vice President
         Francis E. Lauricella, Jr.  51    Executive Vice President and Director
         Laurence N. Strenger        61    Director
         E. Miles Prentice, III      63    Director

         Scott A. Levine (56) has served as the Chairman of the Board since our inception. Since January 2005, Mr. Levine has served as a senior advisor to Ampton, a private advisory and investment firm. Before joining Ampton, Mr. Levine served as a managing director and the chief operating officer of Integrated Finance Limited, a financial advisory firm, from January 2003 to January 2005. Prior to joining Integrated Finance, he served as chief operating officer at Violy, Byorum & Partners, an investment banking firm, from December 2001 to January 2003, and as a senior vice president at American International Group (AIG) from April 2001 to December 2001. From March 1996 to April 2001, Mr. Levine was the chief executive officer of Zurich Centre Group. Mr. Levine also spent 14 years, from 1982 to 1996, at J.P. Morgan, where he served in numerous capacities, including head of the financial analysis department, the mergers and acquisitions group and the strategic planning group. He worked as a tax lawyer at Davis Polk & Wardwell from 1974 to 1982. Mr. Levine has previously served as director on the boards of Zurich Centre Group, Exel Insurance Company, Centre Reinsurance Company and SCUUL Insurance Company.

         Mr. Levine received his LL.M. (Master of Laws) in Taxation from the New York University Law School, a J.D. from the University of Chicago Law School and a B.A. from Harvard College.

         William R. de Jonge (48) has served as our President and a director since our inception. Mr. de Jonge currently is and has been a managing director of Ampton since February 2004 and managing director and the managing member of de Jonge LLC since December 2001. Mr. de Jonge was a managing director of CRT Capital Group LLC, our underwriter, from January 2002 to January 2004. Mr. de Jonge worked at J.P. Morgan or its affiliates from 1982 to December 2001, where he held several positions, including, most recently, managing director in that firm's mergers and acquisitions department.

         Mr. de Jonge holds an M.B.A. from the Yale School of Management and graduated from Wesleyan University with a B.A.


         Paula S. Butler (55) has served as our Executive Vice President since our inception. Ms. Butler briefly served as our interim director but has since resigned effective November 25, 2005. Since October 2000, Ms. Butler has been a private investor based in Boston. From March to October 2000, she was the chief financial officer of Simplayer Ltd., a technology company listed on the Nasdaq. From 1991 to 1997, Ms. Butler worked at J.P. Morgan as a vice president of investment banking, covering insurance companies. Ms. Butler served as president of Centre Reinsurance Company Limited in New York and as vice president and head of marketing for Centre Reinsurance Company in Bermuda from January 1988 to December 1989. Ms. Butler started her career at Chemical Bank in 1972, where she was ended her tenure as a vice president and head of the insurance group in 1987.


         Ms. Butler attended the New York University Graduate School of Business Administration and graduated with a B.A. from Manhattanville College.

         Francis E. (Hank) Lauricella, Jr. (51) has served as our Executive Vice President and a director since our inception. Since January 2003, Mr. Lauricella has served as the managing director of FL Advisors, LLC, an advisory firm to financial services companies. From June 1998 to December 2002, he was a managing director of Cochran, Caronia & Co., an investment banking firm focused on the insurance industry. Mr. Lauricella joined J.P. Morgan in 1984 and held a variety of positions at that firm through 1998, most recently as a vice president in the financial institutions group. From 1987 to 1991, he was a senior life insurance industry analyst at J.P. Morgan. Currently, Mr. Lauricella is a director of Arrowhead General Insurance Agency, a California-based general agency and insurance program manager, and its affiliate, Cypress Point-Arrowhead General Insurance Agency, Inc., a general agency focused on California workers' compensation insurance.

         Mr. Lauricella received his M.B.A. from Yale School of Management, his M.A. from Stanford University and his B.A. from Harvard College. He is also a chartered financial analyst.


         Laurence N. Strenger (61) has served as one of our directors since our inception and resigned as our interim General Counsel and Secretary effective November 25, 2005. Mr. Strenger has been a managing director, general counsel and a principal shareholder of Ampton since 1983. Mr. Strenger was a partner at the law firm of Rosenfeld, Meyer, & Susman from 1978 to 1983 and at Davis & Cox from 1974 to 1978. He started his career at the law firm of Debevoise & Plimpton LLP in New York in 1968.


         Mr. Strenger graduated from the University of Chicago Law School with a J.D. and Columbia University with a B.A.

         E. Miles Prentice, III (63) has serves as a director of our Board since November 22, 2005. Since June 1997, Mr. Prentice has been a partner at the law firm of Eaton and Van Winkle. Mr. Prentice was also a partner at the law firms of Bryan Cave LLP from 1996 to 1997, Piper & Marbury LLP from 1993 to 1996, Brown & Wood from 1984 to 1993 and Windels, Marx, Davies & Ives from 1980 to 1984. He started his legal career at the law firm of White & Case LLP in New York in 1973. Mr. Prentice has previously served as a director on the board of IDS Life Insurance Company and currently serves on the board of the National Life Insurance Company of Vermont.

         Mr. Prentice graduated from the University of Michigan Law School with a J.D. and Washington and Jefferson College with a B.A.

Number and Terms of Directors

         The term of office of the first class of directors, consisting of Messrs. Strenger and Prentice, will expire at our first annual meeting of stockholders in 2006. The term of office of the second class of directors, consisting of Messrs. de Jonge and Lauricella, will expire at the second annual meeting in 2007. The term of office of the third class of directors, consisting of Mr. Levine, will expire at the third annual meeting in 2008. Each of our current directors has served on our board since our inception on August 8, 2005.

         Our directors are expected to play a key role in identifying and evaluating prospective target business candidates, selecting the target business, and structuring, negotiating and consummating the initial business combination. None of our directors has been a principal of or affiliated with a public company or blank check company that has executed a business plan similar to our business plan, and none of our management is currently affiliated with such an entity. We intend to elect at least a majority of independent directors as soon as practicable.

Director Independence

         We seek to have a majority of the directors on our board as independent directors. By "independent director," we mean a person other than an officer or an employee of ours or any other individual having a relationship, which, in the opinion of our board of directors would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

         As provided in our by-laws, any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent directors and our directors who do not have a pecuniary interest in the transaction, in either case who had access, at our expense, to attorneys or independent legal counsel. Whether or not independent, our directors will be our fiduciaries and, as such, must exercise discretion over future transactions consistent with their responsibilities as fiduciaries. Moreover, we intend to obtain estimates from unaffiliated third parties for similar goods or services, taking into account, in addition to price, the quality of the goods or services to be provided by such third parties to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from unaffiliated third parties.

Committees of the Board of Directors

         Our board of directors will have the following standing committees: audit and nominating and corporate governance.

         Audit Committee. Our board of directors has an audit committee, which reports to the board of directors. The audit committee consists of Mr. Levine, as chairman, and Messrs. Strenger and Prentice. The audit committee is responsible for approving our independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls.

         In addition, the audit committee will monitor compliance with the terms of this offering on a quarterly basis. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all necessary action to rectify any noncompliance or otherwise cause renewed compliance with the terms of this offering. As soon as practicable after the successful consummation of a business combination, we intend to have the audit committee composed entirely of independent directors.

         Nominating and Corporate Governance Committee. The members of the nominating and corporate governance committee are Messrs. de Jonge, Lauricella and Prentice. Mr. de Jonge serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the board or a committee of the board, developing and recommending to the board a set of corporate governance principles and overseeing the evaluation of the board and our management.

         The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person's education, experience and professional employment. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

         Compensation Committee.

         Effective upon the consummation of this offering, we expect either to establish a compensation committee composed of entirely independent directors or have a majority of our independent directors to board of directors make compensation-related determinations. After the consummation of our initial business combination, we expect to pay reasonable and customary directors fees, including reimbursement of expenses for attorney meetings and supplemental fees for committee participation. To the extent our current officers continue to be involved in management of our business, they will be entitled to receive such compensation as our board of directors may approve.

Code of Ethics

         Our board of directors has adopted a code of ethics, which establishes standards of ethical conduct applicable to all our directors, officers and employees. This code of ethics addresses conflicts of interest, compliance with disclosure controls and procedures and internal control over financial reporting, corporate opportunities and confidentiality requirements. The audit committee is responsible for applying and interpreting our code of ethics in situations where questions are presented to it.

         Our code of ethics may be viewed and copied at the SEC's Public Reference Room in Washington, D.C. Information about the SEC's Public Reference Room may be obtained by calling the SEC at (202) 942-8090. Our code of ethics also may be available on the Edgar Database on the SEC's website, http://www.sec.gov, or be obtained, after paying a duplicating fee, by electronic request to publicinfo@sec.gov, or by writing to: SEC's Public Reference Room, Station Place, 100 F Street NE, Room 5080, Washington, D.C. 20549. This reference to the website does not incorporate the contents of the website into this prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On August 16, 2005, we issued 4,687,500 shares of our common stock to the stockholders set forth below for an aggregate of $25,000 in cash, at an average purchase price of approximately $0.0053 per share, as follows:

                                                          Number
     Name                                                of Shares      Relationship to Us
     ----                                                ---------      ------------------

     William R. de Jonge (1)                              881,250       President and Director
     Paula S. Butler (1)                                  876,562       Executive Vice President
     Katherine Alice Levine Trust (2)                     216,797       Stockholder
     Sarah F. Levine Trust (2)                            216,797       Stockholder
     William R. Levine Trust (2)                          216,797       Stockholder
     David A. Levine Trust (2)                            216,797       Stockholder
     Henrietta Clare de Jonge Trust                       220,313       Stockholder
     Margaux Smith Butler                                  75,000       Stockholder
     Nina Simmons Butler                                   75,000       Stockholder
     Mark Johnston Butler                                  75,000       Stockholder
     Pickering/Lauricella Revocable Trust (1)             876,562       Stockholder
     Nicolas P. Lauricella 2005 Irrevocable Trust          75,000       Stockholder
     Natalia P. Lauricella 2005 Irrevocable Trust          75,000       Stockholder
     Michael P. Lauricella 2005 Irrevocable Trust          75,000       Stockholder
     Laurence N. Strenger, a Corporation (3)              515,625       Stockholder

------------

(1) In November 2005, this person sold 3,219 shares of common stock to Mr. Prentice at an average purchase price of approximately $0.0053 per share.

(2) In November 2005, this existing stockholder sold 634 shares of common stock to Mr. Prentice at an average purchase price of approximately $0.0053 per share.

(3) In November 2005, this existing stockholder sold 1,507 shares of common stock to Mr. Prentice at an average purchase price of approximately $0.0053 per share.

(4) In November 2005, Mr. Prentice purchased from certain existing stockholders an aggregate of 13,700 shares at an average purchase price of approximately $0.0053 per share.

         We consider all of our directors and officers, except Mr. Prentice, to be our promoters as the term is defined within the rules promulgated by the SEC under the Securities Act.

Conflicts of Interest

         Investors should be aware of the following potential conflicts of interest:

         o Our directors and officers are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

         o In the course of their other business activities, our directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see the previous section entitled "Management."

         o In light of the involvement of two of our directors, Messrs. Lauricella and Prentice, with other insurance-related companies and our intent to consummate a business combination with one or more businesses in that same sector, although we currently have no plans to do so, we may decide to effect a business combination with one or more businesses affiliated with him. Although we have agreed to obtain an opinion from an independent investment banking, valuation or appraisal firm regarding the fairness to our stockholders from a financial point of view of any business combination with businesses affiliated with Messrs. Lauricella or Prentice or any other director, existing stockholder or their affiliates, potential conflicts of interest may still exist and, as a result, the terms of any business combination may not be as advantageous to our public stockholders as they would not be absent any conflicts of interest.

         o Mr. Lauricella currently serves as the managing director of FL Advisors, LLC, an advisory firm to financial services companies, and as a director of Arrowhead General Insurance Agency and its affiliate, Cypress Point -- Arrowhead General Insurance Agency, Inc. Mr. Lauricella may have fiduciary obligations as a director to these entities that were established prior to his fiduciary relationship with us, which may cause a conflict of interest. Neither Mr. Lauricella nor we are aware of any such conflict of interest at this time. We believe that a conflict is most likely to arise if we decided to bid for a potential target business in which Arrowhead General Insurance Agency or Cypress Point -- Arrowhead General Insurance Agency, Inc. had an interest. In such a situation, Mr. Lauricella would disclose the existence of a potential conflict as soon as practicable, and we would seek to resolve the conflict in such a way as to minimize any harm to us, which would likely include the recusal of Mr. Lauricella from consideration of such transaction, and could include his resignation as one of our directors.

         o Mr. Prentice currently serves as a director of National Life Insurance Company of Vermont. Mr. Prentice may have fiduciary obligations as a director to this entity that was established prior to his fiduciary relationship with us, which may cause a conflict of interest. Mr. Prentice may have fiduciary obligations as a director to these entities that were established prior to his fiduciary relationship with us, which may cause a conflict of interest. Neither Mr. Prentice nor we are aware of any such conflict of interest at this time. We believe that a conflict is most likely to arise if we decided to bid for a potential target business in which National Life Insurance Company of Vermont had an interest. In such a situation, Mr. Prentice would disclose the existence of a potential conflict as soon as practicable, and we would seek to resolve the conflict in such a way as to minimize any harm to us, which would likely include the recusal of Mr. Prentice from consideration of such transaction, and could include his resignation as one of our directors.

         o Although we believe no conflict of interest currently exists, three of our other directors are currently involved in businesses and may have certain obligations to investors in those entities, the fulfillment of which might not be in the best interests of our company or our stockholders. Mr. Levine, our Chairman of the Board, is a senior adviser to Ampton Investments, Inc., a private advisory and investment firm. Mr. Strenger, one of our directors, is a managing director of Ampton. Mr. de Jonge, our President and director, is a managing director of Ampton and de Jonge LLC, a private advisory and investment firm. We anticipate that these three officers and/or directors will maintain their current involvement in these businesses following this offering. Due to these existing and potential future affiliations, these directors may have obligations to present potential business opportunities to other entities as well as to us, which could cause additional conflicts of interest. These conflicts may not be resolved in our favor.

         o Ms. Butler, our other Executive Vice President, does not have any fiduciary duties which conflict with, and are prior to and/or have priority over, her duties and obligations to the Company.

         o Our directors and officers may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those we intend to conduct.

         o The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their equity interests in us. These interests include our directors' and officers' beneficial interests in shares of our common stock, which will be subject to a stock escrow restricting their sale until the third anniversary of the date of this prospectus, warrants to purchase stock, which will expire and be worthless if a business combination is not consummated, outstanding claims for expenses incurred on our behalf (if we have insufficient funds for the reimbursement) and possible employment with potential target businesses.


         In any event, all ongoing and future transactions between us and any of our directors, officers, existing stockholders or their affiliates, including loans by Messrs. Levine, de Jonge, Lauricella and Strenger and Ms. Butler, (1) will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and (2) the transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our independent directors (to the extent we have any) or the members of our board who do not have an interest in the subject transaction, in either case who had access to legal counsel at our expense.

         In general, directors and officers of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

         o    the corporation could financially undertake the opportunity;

         o    the opportunity is within the corporation's line of business; and

         o it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

         Accordingly, as a result of the multiple business affiliations described above, our directors and officers may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to other entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity, which under the above-listed Delaware criteria, should be presented to us. Any of the above mentioned conflicts may not be resolved in our favor.

         In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our directors and officers has agreed in principle, until the earliest of our initial business combination, our liquidation or the time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law. This agreement is subject to any fiduciary obligations arising from a fiduciary relationship established prior to the establishment of a fiduciary relationship with us and pursuant to an arrangement approved in advance by our audit committee.

         The financial interests of our directors and officers, including their beneficial interests in shares of our common stock, which will be subject to a stock escrow restricting their sale until three years after the offering, D&O warrants to purchase common stock, which will expire and be worthless if a business combination is not consummated, outstanding claims for expenses incurred on our behalf (if we have insufficient funds for the reimbursement) and possible employment with potential target businesses, could influence their selection and valuation of a target business. Additionally, our management's interest in consummating a business combination to obtain reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether the valuation of a proposed business combination and whether such a valuation meets the 80% net assets test. If all of our directors are not deemed "independent," we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement or monitoring our compliance with the terms of this offering. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Our directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds of this offering not deposited in the trust fund at closing unless we consummate a business combination. Therefore, there may be a conflict of interest when determining whether a particular business combination is in our stockholders' best interests.

         Our directors and officers will consult with each other and other investment professionals, taking into account the interests of our company and its investors as well as any potential conflicts of interest. Our directors and officers will consult with legal counsel to identify potential conflicts of interest. Where a potential conflict of interest exists, an officer or director may, if he or she so elects, resolve it by following the recommendation of a disinterested third party or by abstaining from voting. In extreme cases where a conflict is not reconcilable, the conflicted officer or director may resign.

         Our existing stockholders, directors and officers have agreed to waive their rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering. They will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. In addition, in connection with any vote required for our initial business combination, all of our existing stockholders, directors and officers have agreed to vote the shares of common stock then owned by them, including any shares offered by this prospectus or acquired following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. Therefore, our existing stockholders will vote the entirety of their shares, either for or against an initial business combination, as determined by the totality of the public stockholder vote, and in no event will the existing stockholders be considered "public stockholders" for purposes of voting for or against an initial business combination. As a result, our existing stockholders, directors and officers will not have any of the conversion rights attributable to their shares in the event that a business combination transaction is approved by a majority of our public stockholders.

Notes

         Messrs. Levine, de Jonge, Lauricella and Strenger and Ms. Butler have loaned a total of $150,000 to us for the payment of offering expenses as follows:

                      Name                       Amount of Loan
                      ----                       --------------

         Scott A. Levine                           $   27,750

         William R. de Jonge                           35,250
         Paula S. Butler                               35,250
         Francis E. Lauricella, Jr.                    35,250
         Laurence N. Strenger                          16,500
                                                   ----------

                                  Total:           $  150,000

         These loans bear no interest and will be payable on the earlier of August 12, 2006 or upon the completion of this offering. These loans will be repaid out of the proceeds of this offering used to pay offering expenses.

Registration Rights

         The holders of the majority of our outstanding shares will be entitled to make up to two demands that we register their shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which their shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which their shares of common stock are released from escrow. We have agreed to bear the expenses incurred in connection with the filing of any of these registration statements.

D&O Rights

         Our directors and officers, their affiliates and/or their designees have indicated their intention to purchase from us on the closing date of this offering an aggregate of 2,000,000 D&O rights, at a purchase price of $1.00 per right, convertible into D&O warrants. The $2.0 million proceeds from the issuance and sale of the D&O rights will be placed in the trust account and become part of the liquidating distribution to our public stockholders in the event of liquidation prior to our initial business combination or in the event less than 20% of our public stockholders elect to convert their shares of common stock in connection with our initial business combination.

         The D&O rights will be automatically converted into D&O warrants on the 120th day following the effective date of this offering. The conversion ratio of D&O rights into D&O warrants will be calculated by dividing $1.00 by the conversion price. The conversion price is equal to the average of the daily averages of the high and low sale price of the warrants as quoted on the OTC Bulletin Board or elsewhere during the 20 trading days prior to the conversion date.

         For example, if the conversion price is $2.00, the number of D&O warrants to be issued upon conversion of the D&O rights will be 1,000,000 (i.e.:
($1.00 / $2.00) x 2,000,000). If the conversion price is $0.33, the number of D&O warrants to be issued will be 6,000,000 (i.e.: ($1.00 / $0.33) x 2,000,000).
In no event will a D&O right be converted into more than three D&O warrants.

         The D&O warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering but will not be transferable or salable by our directors and officers, their affiliates and/or their designees until the later of one year after the date of this prospectus or the consummation of our initial business combination. In the event of liquidation prior to our initial business combination, the D&O warrants will expire worthless.

         The purchasers of the D&O rights are permitted to transfer the D&O rights and the D&O warrants issuable upon conversion of the D&O rights in certain limited circumstances, such as by will in the event of their death. However, the transferees receiving such D&O rights or D&O warrants will be subject to the same sale restrictions imposed on our directors and officers, their affiliates and/or their designees who initially purchased these D&O rights from us.

         Certain of our directors and officers are arranging for financing by which they may borrow up to 50% to purchase their D&O rights. If certain of our directors and officers opt for such a financing arrangement, those directors and officers, upon consummation of our initial business combination, may pledge [o] shares of our common stock held by them to a funding party as a fee for the financing commitment. However, such shares will be subject to the same lock-up and voting agreements as other shares of common stock owned by the directors and officers but may be transferred by the funding party in connection with the financing. In such an event, our directors and officers will receive one additional registration right under a registration rights agreement between them and us.

Principal Stockholders

         The following table sets forth information regarding the beneficial ownership of our common stock as of November 22, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering) by:

         o each person known by us to be the beneficial owner of more than 4% of our outstanding shares of common stock;

         o    each of our directors and officers; and

         o    all our directors and officers as a group.

                                                  Amount and           Approximate Percentage of
         Name and Address of Beneficial            Nature of           Outstanding Common Stock
         ------------------------------           Beneficial           ------------------------
                  Owner (1)(2)                   Ownership (3)     Before Offering     After Offering
                  ------------                   -------------     ---------------     --------------

         Scott A. Levine                                    0               0%                 0%
         William R. de Jonge (4)                      878,031            18.7%               3.7%
         Paula S. Butler (4)                          873,343            18.6%               3.7%
         Francis E. Lauricella, Jr. (4)(5)            873,343            18.6%               3.7%
         Laurence N. Strenger (6)(7)                  514,118            11.0%               2.2%
         E. Miles Prentice, III (8)                    13,700              *                  *

                                                  Amount and           Approximate Percentage of
         Name and Address of Beneficial            Nature of           Outstanding Common Stock
         ------------------------------           Beneficial           ------------------------
                  Owner (1)(2)                   Ownership (3)     Before Offering     After Offering
                  ------------                   -------------     ---------------     --------------

         All directors and officers as a group      3,152,535            67.3%              13.4%
           (6 individuals)

         Katherine Alice Levine Trust (9)(10)         216,163             4.6%                *
         Sarah F. Levine Trust (9)(10)                216,163             4.6%                *
         William R. Levine Trust (9)(10)              216,163             4.6%                *
         David A. Levine Trust (9)(10)                216,163             4.6%                *
         Henrietta Clare de Jonge Trust (11)          220,313             4.7%                *

------------

* Less than 1%.



(1) Unless otherwise noted, the business address of each of the following persons is c/o North American Insurance Leaders, Inc., 885 Third Avenue, 31st Floor, New York, New York 10022.

(2) Beneficial ownership, as defined in Rule 13d-3 of the Exchange Act, includes those shares indirectly owned by the named persons. Indirect ownership means ownership of shares as to which a person has or shares investment or voting power. The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, except as indicated in other footnotes to this table.

(3) Our outstanding common stock will undergo a stock split through a stock dividend, and our existing stockholders will receive an additional 703,125 shares prior to the offering. We have a right to purchase up to 703,125 shares of common stock from our existing stockholders in the event that CRT Capital Group LLC does not exercise all or a portion of its over-allotment option. We have agreed with CRT Capital Group LLC to exercise this right if, and to the extent, CRT Capital Group LLC does not exercise all or a portion of its over-allotment option. This right is exercisable for the 20-day period following the earlier to occur of the expiration of the underwriter's option to purchase up to 2,812,500 additional units to cover over-allotments or the exercise in full by the underwriter of such option. The price for each share pursuant to this right is $0.0046 per share, the price at which our existing stockholders' purchased their shares of common stock. In accordance with our agreement with CRT Capital Group LLC, we will exercise this right to purchase shares only in an amount sufficient to cause the existing stockholders to maintain control over 20% of our outstanding shares after giving effect to the offering and the exercise, if any, of the underwriter's over-allotment option.


(4) In November 2005, this existing stockholder sold 3,219 shares of common stock to Mr. Prentice at an average purchase price of approximately $0.0053 per share.

(5) All these shares are owned of record by the Pickering/Lauricella RevocableTrust. Mr. Lauricella and Ms. Mary B. Pickering are the trustees of the Pickering/Lauricella Trust and have joint voting and investment authority over the shares held by the Trust, subject to the terms of a letter agreement among us, CRT Capital Group LLC and the trustees, pursuant to which the trustees have agreed to hold and vote the shares of common stock in accordance with the terms of the letter agreement. The address for the Trust is 475 Gate Five Road, Suite 320, Sausalito, CA 94965.

(6) All these shares are owned of record by Laurence N. Strenger, a Corporation, a California corporation. Mr. Strenger has sole voting and investment authority over the shares held by Laurence N. Strenger, a Corporation.

(7) In November 2005, this existing stockholder sold 1,507 shares of common stock to Mr. Prentice at an average purchase price of approximately $0.0053 per share.

(8) In November 2005, Mr. Prentice purchased from certain existing stockholders an aggregate of 13,700 shares at an average purchase price of approximately $0.0053 per share. The address for Mr. Prentice is c/o Eaton & Van Winkle LLP, 3 Park Avenue, 16th Floor, New York, NY 10016.

(9) All these shares are held in trust for a child of Mr. Levine. Benjamin B. Lopata is the trustee of the Trust and has sole voting and investment authority over the shares held by the Trust, subject to the terms of a letter agreement among us, CRT Capital Group LLC and Mr. Lopata, as trustee, pursuant to which Mr. Lopata has agreed to hold and vote such shares of common stock in accordance with the terms of the letter agreement. Mr. Levine disclaims beneficial ownership of all these shares.

(10) In November 2005, this existing stockholder sold 634 shares of common stock to Mr. Prentice at an average purchase price of approximately $0.0053 per share.

(11) All these shares are held in trust for the child of Mr. de Jonge. Peter D. Ritter is the trustee of the Henrietta Clare de Jonge Trust and has sole voting and investment authority over the shares held by the Trust, subject to the terms of a letter agreement among us, CRT Capital Group LLC and Mr. Ritter, as trustee, pursuant to which Mr. Ritter has agreed to hold and vote such shares of common stock in accordance with the terms of the letter agreement. Mr. de Jonge disclaims beneficial ownership of all these shares.

         Immediately after this offering, our existing stockholders, will beneficially own 20% of the issued and outstanding shares of our common stock. Because of this ownership interest, these stockholders may be able to exercise control effectively over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of a business combination.

         All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with JPMorgan Chase Bank, NA, as escrow agent, until the earliest of:

         o    the third anniversary of the date of this prospectus;

         o    our liquidation; and

         o the consummation of our initial business combination which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completing a business combination with a target business.

         During the escrow period, the holders of these shares will not be able to transfer their securities except to our directors' and officers' respective spouses and children, trusts established for their benefit, other existing stockholders who are directors or officers on the date of this prospectus, any financing party which is funding any of the directors' or officers' D&O rights purchase pursuant to this offering or otherwise at law, but will retain all other rights as our stockholders, including the right to vote, or give proxies with respect to, their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, the dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

         The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

         Our directors and officers, their affiliates and/or their designees have indicated their intention to purchase from us on the closing date of this offering an aggregate of 2,000,000 D&O rights, at a purchase price of $1.00 per right, convertible into D&O warrants. The $2.0 million proceeds from the issuance and sale of the D&O rights will be placed in the trust account and become part of the liquidating distribution to our public stockholders in the event of liquidation prior to our initial business combination or in the event less than 20% of our public stockholders elect to convert their shares of common stock in connection with our initial business combination.

         The D&O rights will be automatically converted into D&O warrants on the 120th day following the effective date of this offering. The conversion ratio of D&O rights into D&O warrants will be calculated by dividing $1.00 by the conversion price. The conversion price is equal to the average of the daily averages of the high and low sale price of the warrants as quoted on the OTC Bulletin Board or elsewhere during the 20 trading days prior to the conversion date.

         For example, if the conversion price is $2.00, the number of D&O warrants to be issued upon conversion of the D&O rights will be 1,000,000 (i.e.:
($1.00 / $2.00) x 2,000,000). If the conversion price is $0.33, the number of D&O warrants to be issued will be 6,000,000 (i.e.: ($1.00 / $0.33) x 2,000,000).
In no event will a D&O right be converted into more than three D&O warrants.

         The D&O warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering but will not be transferable or salable by our directors and officers, their affiliates and/or their designees until the later of one year after the date of this prospectus or the consummation of our initial business combination. In the event of liquidation prior to our initial business combination, the D&O warrants will expire worthless.

         The purchasers of the D&O rights are permitted to transfer the D&O rights and the D&O warrants issuable upon conversion of the D&O rights in certain limited circumstances, such as by will in the event of their death. However, the transferees receiving such D&O rights or D&O warrants will be subject to the same sale restrictions imposed on our directors and officers, their affiliates and/or their designees who initially purchased these D&O rights from us.

         Each of Messrs. Levine, de Jonge, Lauricella and Strenger and Ms. Butler has agreed to be personally liable, on a joint and several basis, for ensuring that the proceeds in the trust account are not reduced by the claims of vendors for services rendered or products sold to us as well as claims of prospective target businesses for fees and expenses of third parties that we agree in writing to pay in the event we do not complete a combination with the business. However, Messrs. Levine, de Jonge, Lauricella and Strenger and Ms. Butler may not be able to satisfy those obligations.

         Our existing stockholders, directors and officers have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

         In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, directors and officers have agreed to vote the shares of common stock then owned by them, including shares purchased in this offering or acquired after this offering, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. Therefore, our existing stockholders will vote the entirety of their shares, either for or against an initial business combination, as determined by the totality of the public stockholder vote, and in no event will our existing stockholders be considered "public stockholders" for purposes of voting for or against an initial business combination.

                            DESCRIPTION OF SECURITIES

General

         We are authorized to issue 100 million shares of common stock, par value $0.0001 per share, and one million shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 4,687,500 shares of common stock are outstanding, held by 16 record holders, and no shares of preferred stock are outstanding.

Units

         Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. Each of the shares of common stock and warrants will begin trading separately on the earlier to occur (1) of the expiration of the underwriter's option to purchase up to 2,812,500 additional units to cover over-allotments or (2) 20 trading days after the exercise in full by the underwriter of the over-allotment option. In no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt and disposition of the gross proceeds of this offering. We expect to file a Current Report on Form 8-K that includes this audited balance sheet upon the consummation of this offering, which is anticipated to occur three business days after the date of this prospectus. We intend the balance sheet to reflect the proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K and, if the over-allotment option is exercised after the time, we expect to file an additional Current Report on Form 8-K, including a balance sheet reflecting our receipt of the gross proceeds from the exercise of the option.

Common Stock

         Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Subject to preferences to which holders of our preferred stock may be entitled, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends. If there is a liquidation, dissolution or winding up of us, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities, and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of our preferred stock.

         Except as described in this prospectus, holders of our common stock will have no preemptive or conversion rights or other subscription rights, and there will be no redemption or sinking fund provisions applicable to the common stock, except that public stockholders, other than our existing stockholders, have the right to have their shares of common stock converted to cash equal to their allocable share of the amount then on deposit in the trust account if (1) they vote against the business combination and (2) the business combination is nevertheless approved and completed. Public stockholders who convert their common stock into their allocable share of the amount then on deposit in the trust account will still have the right to exercise the warrants that they received as part of the units. All outstanding shares of our common stock will be fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

         In connection with the vote required for our initial business combination, all of our existing stockholders, directors and officers have agreed to vote the shares of common stock then owned by them, including any shares of common stock offered by this prospectus or acquired following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. Therefore, our existing stockholders will vote the entirety of their shares, either for or against an initial business combination, as determined by the totality of the public stockholder vote, and in no event will our existing stockholders be considered "public stockholders" for purposes of voting for or against an initial business combination. However, all of our existing stockholders, directors and officers will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

         We will proceed with a business combination only if (1) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (2) public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

         If we are forced to liquidate prior to the consummation of a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest and any net assets remaining available for distribution to them after payment of liabilities. The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering. The stockholders will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

         Dividends. We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. If, after we consummate a business combination, we become a holding company with a risk-bearing operating company subsidiary, the ability of that subsidiary to pay dividends to our stockholders, either directly or through us, may be limited by statute or regulation.

Preferred Stock

         Our amended and restated certificate of incorporation authorizes the issuance of up to one million shares of preferred stock with the designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock in connection with a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we may issue these types of shares in the future.

Warrants

         No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

         o    the completion of the initial business combination; or

         o    one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time. We may call the warrants for redemption:

         o    at any time after the warrants become exercisable;

         o    in whole and not in part;

         o    at a price of $0.01 per warrant;

         o upon not less than 30 days' prior written notice of redemption to each warrant holder; and

         o only if the reported last sale price of the common stock equals or exceeds $11.50 per share for any 20 trading days within a 30-trading day period ending on the third business day before we send the notice of redemption to warrant holders.


Holders will retain their right to exercise the warrants if the rights are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

         The warrants will be issued in registered form under a warrant agreement between JPMorgan Chase Bank, NA, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

         We established the pricing criterion to provide warrant holders with a premium to the initial warrant exercise price as well as to provide a degree of liquidity in the event of our redemption call. If these conditions are satisfied and we call the warrants for redemption, each warrantholder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, we cannot assure that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made.

         Our right to redeem the outstanding warrants includes any warrants that may be held by CRT Capital Group LLC as a result of the exercise of CRT Capital Group LLC's purchase option and the D&O warrants. We may redeem all outstanding warrants without CRT Capital Group LLC's consent.

         The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below the exercise price of the warrants.

         The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check or wire transfer of immediately available funds payable to us, for the number of warrants being exercised. The warrant holders do not have any voting rights or other rights or privileges of holders of common stock until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

         No warrants will be exercisable unless, at the time of exercise, a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the earlier of (1) expiration of the warrants or (2) their earlier redemption in full, if any. However, we may not be able to do so. The warrants may be deprived of any value, and the market for the warrants may be limited if a prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

         No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

D&O Rights

         Our directors and officers, their affiliates and/or their designees have indicated their intention to purchase from us on the closing date of this offering an aggregate of 2,000,000 D&O rights, at a purchase price of $1.00 per right, convertible into D&O warrants. The aggregate of 2,000,000 D&O rights do not need to be purchased in proportion to the shares of common stock held by each of our directors and officers. The $2.0 million proceeds from the issuance and sale of the D&O rights will be placed in the trust account and become part of the liquidating distribution to our public stockholders in the event of liquidation prior to our initial business combination or in the event less than 20% of our public stockholders elect to convert their shares of common stock in connection with our initial business combination.

         The D&O rights will be automatically converted into D&O warrants on the 120th day following the effective date of this offering. The conversion ratio of D&O rights into D&O warrants will be calculated by dividing $1.00 by the conversion price. The conversion price is equal to the average of the daily averages of the high and low sale price of the warrants as quoted on the OTC Bulletin Board or elsewhere during the 20 trading days prior to the conversion date.

         For example, if the conversion price is $2.00, the number of D&O warrants to be issued upon conversion of the D&O rights will be 1,000,000 (i.e.:
($1.00 / $2.00) x 2,000,000). If the conversion price is $0.33, the number of D&O warrants to be issued will be 6,000,000 (i.e.: ($1.00 / $0.33) x 2,000,000).
In no event will a D&O right be converted into more than three D&O warrants.

         The D&O warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering but will not be transferable or salable by our directors and officers, their affiliates and/or their designees until the later of one year after the date of this prospectus or the consummation of our initial business combination. In the event of liquidation prior to our initial business combination, the D&O warrants will expire worthless.

         The purchasers of the D&O rights are permitted to transfer the D&O rights and the D&O warrants issuable upon conversion of the D&O rights in certain limited circumstances, such as by will in the event of their death. However, the transferees receiving such D&O rights or D&O warrants will be subject to the same sale restrictions imposed on our directors and officers, their affiliates and/or their designees who initially purchased these D&O rights from us.

Call Right

         Our outstanding common stock will undergo a stock split through a stock dividend, and our existing stockholders will receive an additional 703,125 shares prior to the offering. We have a right to purchase up to 703,125 shares of common stock from our existing stockholders in the event that CRT Capital Group LLC does not exercise all or a portion of its over-allotment option. We have agreed with CRT Capital Group LLC to exercise this right if, and to the extent, CRT Capital Group LLC does not exercise all or a portion of its over-allotment option. This right is exercisable for the 20-day period following the earlier to occur of the expiration of the underwriter's option to purchase up to 2,812,500 additional units to cover over-allotments or the exercise in full by the underwriter of such option. The price for each share pursuant to this right is $0.0046 per share, the price at which our existing stockholders' purchased their shares of common stock. In accordance with our agreement with CRT Capital Group LLC, we will exercise this right to purchase shares only in an amount sufficient to cause the existing stockholders to maintain control over 20% of our outstanding shares after giving effect to the offering and the exercise, if any, of the underwriter's over-allotment option.

Purchase Option

         We have agreed to sell to CRT Capital Group LLC, for $100, an option to purchase up to a total of 1,125,000 units at a price of $8.80 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). The purchase option, the 1,125,000 units, the 1,125,000 shares of common stock and the 1,125,000 warrants underlying the units, and the 1,125,000 shares of common stock underlying the warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules.

Our Transfer Agent and Warrant Agent

         The transfer agent for our securities and warrant agent for our warrants is Mellon Investor Services LLC.

Shares Eligible for Future Sale

         Immediately after this offering, we will have 23,437,500 shares of common stock outstanding, or 26,250,000 shares if the underwriter's over-allotment option is exercised in full. Of these shares, the 18,750,000 shares sold in this offering (or 21,562,500 shares if the over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares sold in this offering and purchased by us or one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 4,687,500 shares will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for resale under Rule 144 prior to [o], 2007 or, if held by any of our officers, directors or affiliates, the later time as is specified under Rule
144. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus and will only be transferred prior to that date under certain limited circumstances.

         Rule 144. In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

         o 1% of the number of shares of common stock then outstanding, which will equal 234,375 shares immediately after this offering (or 262,500 if the underwriter exercises its over-allotment option in full); and

         o the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

         Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

         Rule 144(k). Pursuant to Rule 144(k) under the Securities Act, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

         SEC position on Rule 144 sales. The SEC has taken the position that each promoter or affiliate of a blank check company and its transferees, both before and after a business combination, acts as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, the SEC has taken the position that those securities can be resold only through a registered offering, and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

         Registration rights. The existing stockholders on the date of this prospectus, our underwriter and the purchasers of our D&O warrants will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands (or three demands in the event of the financing arrangement) that we register their shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the shares are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights to have their shares included on registration statements filed subsequent to the date on which the shares are released from escrow. We will bear the expenses incurred in connection with the filing of any of these registration statements.

Global Clearance and Settlement

         We will issue our securities in the form of global securities registered in the name of Cede & Co., as nominee of the Depository Trust Company, or DTC. Each global security will be issued only in fully registered form.

         You may hold your beneficial interests in a global security directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.

         Definition of a global security. A global security is a special type of indirectly held security in the form of a certificate held by a depositary for the investors in a particular issue of securities. Since we choose to issue our securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. This is done by requiring that our global securities be registered in the name of a financial institution selected by us, as appropriate, and by requiring that the securities underlying our global securities not be transferred to the name of any direct holder except in specified circumstances.

         The financial institution that acts as the sole direct holder of a global security is called the "Depositary." Any person wishing to own our securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that, in turn, has an account with the Depositary. In the case of our securities, DTC will act as depositary, and Cede & Co. will act as its nominee.

         Except under limited circumstances or upon the issuance of securities in definitive form, a global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global security will be represented, and transfers of the beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.

         Special investor considerations for global securities. As an indirect holder, an investor's rights relating to the global security will be governed by the account rules of the investor's financial institution and of the Depositary, DTC, as well as general laws relating to securities transfers. We will not recognize this type of investor as a holder of our securities and instead will deal only with DTC, the Depositary that holds the global securities.

         An investor in our securities should be aware that because these securities will be issued only in the form of global securities:

         o Except in certain limited circumstances, the investor cannot get our securities registered in his or her own name.

         o Except in certain limited circumstances, the investor cannot receive physical certificates for his or her securities.

         o Unless the investor is a securities broker, dealer, bank, trust company or clearing corporation that is a participant in the DTC, the investor will be a "street name" holder and must look to his or her own bank or broker for payments on our securities and protection of his or her legal rights relating to our securities.

         o The investor may not be able to sell interests in our securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

         o DTC's policies will govern payments, transfers, exchanges and other matters relating to the investor's interest in the global securities. We have no responsibility for any aspect of DTC's actions or for its records of ownership interests in the global securities. We do not supervise DTC in any way.

Description of DTC.  DTC has informed us that:

         o DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

         o DTC was created to hold securities for financial institutions that have accounts with it, and to facilitate the clearance and settlement of securities transactions between the account holders through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. DTC account holders include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a DTC account holder, either directly or indirectly.

         o    DTC's rules are on file with the SEC.

         o DTC's records reflect only the identity of its participants to whose accounts beneficial interest in the Global Securities are credited. These participants may or may not be the owners of the beneficial interests so recorded. The participants will be responsible for keeping account of their holdings on behalf of their beneficial owners.

                                  UNDERWRITING

         In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to CRT Capital Group LLC, and CRT Capital Group LLC has agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite its name below:


Underwriter                                                    Number of Units
-----------                                                    ---------------
CRT Capital Group LLC....................................           18,750,000


         This offering will be underwritten on a firm commitment basis. The initial distribution of our initial public offering will end when (i) all of the units have been sold or (ii) the remaining units have been deposited in proprietary accounts of the underwriter. The underwriter proposes to offer units, comprised of one share of common stock and one warrant, directly to the public at the public offering price set forth on the cover page of this prospectus. Any units sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of $[o] per share. The underwriter may allow, and these selected dealers may re-allow, a concession of not more than $[o] per share to other brokers and dealers. After the units are released for sale to the public, the offering price and other selling terms may, from time to time, be changed by the underwriter.


         The underwriter's obligation to purchase units is subject to conditions contained in the underwriting agreement. The underwriter is obligated to purchase all of the units that it has agreed to purchase under the underwriting agreement, other than those covered by the over-allotment option, if it purchases any units. The offering of the units is made for delivery when, as and if accepted by the underwriter and subject to prior sale and to withdrawal, cancellation and modification of the offering without notice. A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

         We expect to offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until the registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

         If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

         We will file periodic and annual reports under the Exchange Act. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date of the registration statement of which this prospectus is a part, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within the state if any of these required filings is not made or fee is not paid. Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required.

         Each of the District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, South Carolina, Tennessee, Texas and Vermont currently requires a notice filing and fee payment pursuant to the National Securities Markets Improvement Act, unless there is an exemption under the laws of such jurisdiction that is available without making such filing and payment.

         As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts the statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

         Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

         Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we anticipate that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

         We have been advised by the underwriter that it proposes to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $[o] per unit.

         Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

         o the history and prospects of companies whose principal business is the acquisition of other companies;

         o    prior offerings of those companies;

         o our prospects for effecting a business combination with an insurance-related target business at attractive values;

         o    our capital structure;

         o an assessment of our management and their experience in identifying companies;

         o general conditions of the securities markets at the time of the offering; and

         o    other factors as were deemed relevant.

Over-Allotment Option

         We have also granted to the underwriter an option to purchase up to 2,812,500 additional units at the public offering price less underwriting discounts. The underwriter may exercise the option from time to time for 45 days from the date of this prospectus solely to cover any over-allotments. The over-allotment option will only be used to cover the net underwriter's short position resulting from the initial distribution. The underwriter may exercise that option if its sell more units than the total number set forth in the table above. The over-allotment units are subject to a 180-day lock-up pursuant to Rule 2710(g)(i) of the NASD Conduct Rules.


Call Right

         Our outstanding common stock will undergo a stock split through a stock dividend, and our existing stockholders will receive an additional 703,125 shares prior to the offering. We have a right to purchase up to 703,125 shares of common stock from our existing stockholders in the event that CRT Capital Group LLC does not exercise all or a portion of its over-allotment option. We have agreed with CRT Capital Group LLC to exercise this right if, and to the extent, CRT Capital Group LLC does not exercise all or a portion of its over-allotment option. This right is exercisable for the 20-day period following the earlier to occur of the expiration of the underwriter's option to purchase up to 2,812,500 additional units to cover over-allotments or the exercise in full by the underwriter of such option. The price for each share pursuant to this right is $0.0046 per share, the price at which our existing stockholders' purchased their shares of common stock. In accordance with our agreement with CRT Capital Group LLC, we will exercise this right to purchase shares only in an amount sufficient to cause the existing stockholders to maintain control over 20% of our outstanding shares after giving effect to the offering and the exercise, if any, of the underwriter's over-allotment option.

Commissions and Discounts

         The following table shows the public offering price, underwriting discount to be paid by us to the underwriter and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

                                       Per Unit   Without Option    With Option
                                       --------   --------------    -----------

Public offering price...............     $8.00     $ 150,000,000   $ 172,500,000
Discount (1) .......................     $0.56     $  10,500,000   $  12,075,000
Proceeds before expenses (2)........     $7.44     $ 139,500,000   $ 160,425,000

------------


(1) CRT Capital Group LLC has agreed to defer a portion of its underwriting discount equal to 2.0% of the gross proceeds of this offering, or $3.0 million ($3.45 million if the underwriter's over-allotment option is exercised in full), until the consummation of our initial business combination. Upon the consummation of our initial business combination, we will pay such deferred fees to CRT Capital Group LLC out of the proceeds of this offering held in a trust account at JPMorgan Chase Bank, NA maintained by JPMorgan Chase Bank, NA, acting as trustee, less $0.16 for each share of our common stock that our public stockholders elect to convert in connection with our initial business combination. CRT Capital Group LLC will not be entitled to any interest accrued on the deferred fees.



(2)  We estimate offering expenses payable by us to be approximately $600,000.

Purchase Option

         We have agreed to sell to CRT Capital Group LLC, for $100, an option to purchase up to a total of 1,125,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the units have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering) and are subject to redemption by us. This option is exercisable at $8.80 per unit, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring four years from the date of this prospectus. The purchase option, the 1,125,000 units, the 1,125,000 shares of common stock and the 1,125,000 warrants underlying the units, and the 1,125,000 shares of common stock underlying the warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. However, the purchase option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

         Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the purchase option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the purchase option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at a price below its exercise price.

         The sale of the option will be accounted for as a cost attributable to the offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,462,500, using an expected life of four years, volatility of 16.09%, and a risk-free rate of 4.05%. However, because the units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility estimate is derived using four-year historical stock prices for companies in the S&P 600 Small-Cap Insurance Index. Although an expected life of four years was used in the calculation, if we do not consummate a business combination within the specified time period, the option will become worthless.

Regulatory Restrictions on Purchase of Securities

         The rules of the SEC limit the ability of the underwriter to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriter may engage in the following activities in accordance with the rules:

         o Stabilizing Transactions. The underwriter may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M of the SEC, which generally requires that no stabilizing bid is initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

         o Over-Allotments and Coverage Transactions. The underwriter may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriter creates a short position during the offering, the underwriter may engage in covering transactions by purchasing our securities in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the over-allotment option.

         Stabilization and covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

         Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of the securities. These transactions may occur in the over-the-counter market or other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time. From time to time, the underwriter may act as our agent or financial advisor.

Indemnification

         We have agreed to indemnify the underwriter against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in this respect.

Other Terms

         In connection with this offering, the underwriter may distribute the prospectus electronically. No form of prospectus other than a printed prospectus and an electronically distributed prospectus printable in Adobe PDF format will be used in connection with this offering.

                                  LEGAL MATTERS

         Certain legal matters regarding the securities offered by this prospectus will be passed upon for us by Shearman & Sterling LLP, Washington, D.C. Shearman & Sterling LLP will receive a portion of its legal fees upon the completion of this offering. Certain legal matters in connection with the offering will be passed upon for the underwriter by Bingham McCutchen LLP, New York, New York.

                                     EXPERTS


         The financial statements of our company at August 16, 2005 and for the period from August 8, 2005 (date of inception) through August 16, 2005 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report, which includes an explanatory paragraph relating to our ability to continue as a going concern, of BDO Seidman, LLP, an independent registered public accounting firm, given on the authority of the firm as experts in accounting and auditing.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the SEC a registration statement on Form S-1, together with all amendments and related exhibits, under the Securities Act, with respect to our securities offered by this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering.

         Upon completion of this offering, we will file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. While we do not have a website with available filings, we will provide, at no additional charge, copies of these reports, proxy and information statements and other information upon requests to our address listed on the front cover of this prospectus. You may also inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibits and schedules, at the Public Reference Room of the SEC at Station Place, 100 F Street NE, Room 5080, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC's Internet site at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549.

                     North American Insurance Leaders, Inc.
                          (a development stage company)

                          Index to Financial Statements


                                                                                                                Page
                                                                                                                ----
Financial Statements
Report of independent registered public accounting firm......................................................    F-2

Balance sheet as of August 16, 2005..........................................................................    F-3
Statement of operations for the period August 8, 2005 (date of inception) through August 16, 2005............    F-4
Statement of stockholders' equity for the period August 8, 2005 (date of inception) through August 16,
 2005........................................................................................................    F-5
Statement of cash flows for the period August 8, 2005 (date of inception) through August 16, 2005............    F-6

Notes to financial statements................................................................................    F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors and Stockholders
North American Insurance Leaders, Inc.
New York, New York


         We have audited the accompanying balance sheet of North American Insurance Leaders, Inc., a development stage company (the "Company") as of August 16, 2005 and the related statements of operations, stockholders' equity and cash flows for the period from August 8, 2005 (date of inception) through August 16, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North American Insurance Leaders, Inc. as of August 16, 2005 and the results of its operations and its cash flows for the period from August 8, 2005 (date of inception) through August 16, 2005 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has no present revenue, its business plan is dependent on completion of a financing and the Company's cash and working capital as of August 16, 2005 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Notes A and C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York



August 23, 2005

                     NORTH AMERICAN INSURANCE LEADERS, INC.
                          (a development stage company)

                                  Balance Sheet



                                                                                                 August 16,
                                                                                                   2005
                                                                                                ------------


ASSETS
Current assets:
  Cash and cash equivalents...................................................................   $ 175,000
                                                                                                 ---------
Total assets..................................................................................   $ 175,000
                                                                                                 =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accrued expenses............................................................................   $   1,500
  Notes payable to certain of the directors and officers......................................     150,000
                                                                                                 ---------
Total current liabilities.....................................................................     151,500
                                                                                                 ---------

Commitments

STOCKHOLDERS' EQUITY
Preferred stock--$0.0001 par value; 1 million shares authorized; 0 issued and outstanding.....          --
Common stock--$0.0001 par value; 100 million shares authorized; 4,687,500 issued
  and outstanding.............................................................................         469
Additional paid-in capital....................................................................      24,531
Deficit accumulated during the development stage..............................................      (1,500)
                                                                                                 ---------

Total stockholders' equity....................................................................      23,500
                                                                                                 ---------

Total liabilities and stockholders' equity....................................................   $ 175,000
                                                                                                 =========


                       See notes to financial statements.

                     NORTH AMERICAN INSURANCE LEADERS, INC.
                          (a development stage company)

                             Statement of Operations



                                                           ---------------------
                                                              August 8, 2005
                                                            (Date of Inception)
                                                                  Through
                                                              August 16, 2005
                                                           ---------------------


Formation and operating costs..............................      $     1,500
                                                                 -----------
Net loss for the period....................................      $    (1,500)
                                                                 ===========
Weighted average number of shares outstanding..............        4,687,500
                                                                 ===========
Basic and diluted net loss per share.......................      $     (0.00)
                                                                 ===========


                       See notes to financial statements.

                     NORTH AMERICAN INSURANCE LEADERS, INC.
                          (a development stage company)

                        Statement of Stockholders' Equity

                                               Common Stock
                                               ------------
                                                                  Additional   Deficit Accumulated
                                                                    Paid-In        During the
                                             Shares     Amount      Capital     Development Stage      Total
                                             ------     ------      -------     -----------------      -----

Balance at August 8, 2005 (date of
  inception).............................         --    $   --    $       --       $       --        $      --

Issuance of common stock to existing
  stockholders...........................  4,687,500       469        24,531               --           25,000
Net loss for the period..................         --        --            --           (1,500)          (1,500)
                                           ---------    ------    ----------       ----------        ---------


Balance at August 16, 2005...............  4,687,500    $  469    $   24,531       $   (1,500)       $  23,500
                                           =========    ======    ==========       ==========        =========




                       See notes to financial statements.

                     NORTH AMERICAN INSURANCE LEADERS, INC.
                          (a development stage company)

                             Statement of Cash Flows



                                                                                         August 8, 2005
                                                                                       (Date of Inception)
                                                                                             Through
                                                                                         August 16, 2005


Cash flows from operating activities:
Net loss..............................................................................     $    (1,500)
Adjustments to reconcile net loss to net cash provided by operating activities:
  Changes in:
    Accrued expenses..................................................................     $     1,500
                                                                                           -----------
      Net cash provided by operating activities.......................................     $        --
                                                                                           -----------

Cash flows from financing activities:
Proceeds from notes payable to certain of the directors and officers..................     $   150,000
Proceeds from issuance of common stock to existing stockholders.......................          25,000
                                                                                           -----------
      Net cash provided by financing activities.......................................         175,000
                                                                                           -----------
Net increase in cash and cash equivalents.............................................         175,000
                                                                                           ===========

Cash and cash equivalents - beginning of period.......................................              --
                                                                                           -----------
Cash and cash equivalents - end of  period............................................     $   175,000
                                                                                           ===========


                       See notes to financial statements.

                     NORTH AMERICAN INSURANCE LEADERS, INC.
                          (a development stage company)


                          Notes to Financial Statements

                             ----------------------

NOTE A--ORGANIZATION AND BUSINESS OPERATIONS; GOING CONCERN CONSIDERATION


         North American Insurance Leaders, Inc. (the "Company") was incorporated in Delaware on August 8, 2005. The Company was formed to effect a merger, capital stock exchange, asset acquisition, stock purchase and other similar transaction with one or more businesses in the insurance or insurance services industry ("Business Combination"). The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected June 30th as its fiscal year end.


         The Company's management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the "Proposed Offering"), although the Company intends to apply substantially all of the net proceeds of the Proposed Offering toward consummating a Business Combination with one or more insurance-related businesses. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least ninety percent (90%) of the net proceeds, after payment of certain amounts to the underwriter, will be held in a trust account (the "Trust Account") and invested in money market funds meeting conditions of the Investment Company Act of 1940 and/or securities principally issued or guaranteed by the U.S. government until the earlier of (1) the consummation of its first Business Combination or (2) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence costs incurred in connection with prospective Business Combinations and continuing general and administrative expenses. The Company will seek stockholder approval before it effects an initial business combination, even if the nature of the Business Combination would not ordinarily require stockholder approval under applicable state law. The Company will proceed with a Business Combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the Business Combination and public stockholders owning less than 20% of the shares sold in this offering both vote against the Business Combination and exercise their conversion rights as described below. Public stockholders who convert their stock into an allocable share of the trust account will still have the right to exercise the warrants that they receive as part of the units. In the event that 20% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of our directors and officers of the Company, have agreed to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company, other than the existing stockholders, with respect to any Business Combination.

         In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied, the proceeds then on deposit in the Trust Account will be distributed to the Company's public stockholders, excluding existing stockholders to the extent of their initial stock holdings. In the event of the distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants included in the Units to be offered in the Proposed Offering as discussed in Note C).


         As indicated in the accompanying financial statements, at August 16, 2005, the Company expects to incur significant costs in pursuit of its financing and Business Combination plans. Management's plans to address this uncertainty are discussed in Note C. There is no assurance that the Company's plans to raise capital or to consummate a Business Combination will be successful within the restricted time period. These factors indicate that the Company may be unable to continue operations as a going concern.

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]      Cash and cash equivalents:

         The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

[2]      Loss per common share:

         Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[3]      Use of estimates:

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[4]      Income taxes:

         Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.


         The Company recorded a deferred income tax asset for the tax effect of net operating loss carry forwards and temporary differences, aggregating approximately $510. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company recorded a full valuation allowance at August 16, 2005.


[5]      Deferred offering costs:

         Deferred offering costs will consist principally of legal and underwriting discount related to the Proposed Offering and that will be charged to capital upon the receipt of the capital (or charged to expense if not completed).

[6]      Recently issued accounting standards:

         Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE C--PROPOSED OFFERING

         The Proposed Offering calls for the Company to offer for public sale up to 18,750,000 units ("Units") (excluding 2,812,500 units pursuant to the underwriter's over-allotment option). Each Unit consists of one share of the Company's common stock, par value $0.0001 per share, and one redeemable common stock purchase warrant ("Warrant"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) one year from the effective date of the Proposed Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and expiring five years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30-trading day period ending on the third day prior to the date on which notice of redemption is given. The D&O warrants referenced in Note E--Commitments have identical rights to those of the Warrants but will not be transferable or salable by the Company's directors and officers, their affiliates and/or their designees until the later of one year after the date of the Proposed Offering or the consummation of a Business Combination.

         The Company has also agreed to sell to CRT Capital Group LLC, for $100, an option to purchase up to a total of 1,125,000 units, consisting of one share of common stock and one warrant, at $8.80 per unit, commencing on the later of the consummation of the business combination and one year after the date of the final prospectus for the Proposed Offering and expiring four years after the date of the final prospectus. The warrants underlying the units will have terms that are identical to those being issued in the current offering, with the exception of the exercise price, which will be set at $7.50 per warrant. The purchase option will also contain a cashless exercise feature that allows the holder or holders of the purchase option to receive units on a net exercise basis. In addition, the purchase option will provide for registration rights that will permit the holder or holders of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of the current offering. Further, the holder or holders of the purchase option will be entitled to piggy-back registration rights in the event the Company undertakes a subsequent registered offering within seven years of the completion of the current offering. Warrants issued and outstanding as a result of the exercise of the purchase option will be subject to the Company's right of redemption.

         The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on the Company's financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company used a volatility of 16.09% to calculate the value of the underwriter option. This volatility measurement was based on the average four-year volatility of the S&P 600 Small-Cap Insurance Index. The S&P 600 Small-Cap Insurance Index is a sub-set of the S&P 600 Small-Cap Index and includes thirteen companies with a range of market capitalizations from $140 million to $1.5 billion operating in the insurance sector. The Company believes this index provides an objective and reasonable estimate for the price volatility of other small-cap companies operating in the insurance sector. The Company has estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,462,500, using an expected life of four years, volatility of 16.09%, and a risk-free rate of 4.05%.

NOTE D--NOTES PAYABLE TO CERTAIN OF THE DIRECTORS AND OFFICERS

         The Company issued an aggregate of $150,000 unsecured promissory notes to Messrs. Levine, de Jonge, Lauricella and Strenger and Ms. Butler on August 12, 2005. The notes are non-interest bearing and are payable on the earlier of August 12, 2006 or the consummation of the Proposed Offering.

NOTE E--COMMITMENTS

         In connection with the Proposed Offering, the Company has committed to pay a 7% fee to the underwriter, of which 2% (less $0.16 for each share converted to cash) in connection with a Business Combination is to be deferred until the consummation of an initial business combination, of the gross offering proceeds (excluding the over-allotment option), to the underwriter at the closing of the Proposed Offering.

         The Company presently occupies office space provided by an affiliate of several of our directors. The affiliate has agreed that, until the consummation of a Business Combination with a target business by the company, it will make the office space, as well as certain office and secretarial services, available to the company, as may be required by the company from time to time. Pursuant to a separate office administration agreement, the affiliate will furnish us with office facilities, equipment and clerical services at the facilities for $10,000 per month commencing on the effective date of the Proposed Offering. The office administration agreement may be terminated by either party without penalty upon 60 days' written notice to the other party.

         The Company's directors and officers, their affiliates and/or their designees have indicated their intention to purchase from the Company on the closing date of this Proposed Offering an aggregate of 2,000,000 rights ("D&O rights"), at a purchase price of $1.00 per right, convertible into warrants ("D&O warrants"). The $2.0 million proceeds from the issuance and sale of the D&O rights will be placed in the trust account and become part of the liquidating distribution to the Company's public stockholders in the event of liquidation prior to its Business Combination or in the event less than 20% of the Company's public stockholders elect to convert their shares of common stock in connection with as Business Combination.

         The D&O rights will be automatically converted into D&O warrants on the 120th day following the effective date of this Proposed Offering. The conversion ratio of D&O rights into D&O warrants will be calculated by dividing $1.00 by the conversion price. The conversion price is equal to the average of the daily averages of the high and low sale price of the warrants as quoted on the OTC Bulletin Board or elsewhere during the 20 trading days prior to the conversion date. In no event will a D&O right be converted into more than three D&O warrants.

         The D&O warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering but will not be transferable or salable by the Company's directors and officers, their affiliates and/or their designees until the the later of one year after the date of this prospectus or the consummation of a Business Combination. In the event of liquidation prior to its initial Business Combination, the D&O warrants will expire worthless.

         The purchasers of the D&O rights are permitted to transfer the D&O rights and the D&O warrants issuable upon conversion of the D&O rights in certain limited circumstances, such as by will in the event of their death. However, the transferees receiving such D&O rights or D&O warrants will be subject to the same sale restrictions imposed on the Company's directors and officers, their affiliates and/or their designees who initially purchased these D&O rights from the Company.

NOTE F--PREFERRED STOCK

         The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors.

         Until [o], 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as the underwriter and with respect to their unsold allotments or subscriptions.

         No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.



                                  $150,000,000


                             ----------------------

                                18,750,000 Units


                             ----------------------

                                   PROSPECTUS

                             ----------------------

                                    [o], 2006


                              CRT CAPITAL GROUP LLC

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                           [COVER PAGE FOR D&O RIGHTS]


SUBJECT TO COMPLETION, DATED DECEMBER 22, 2005
PRELIMINARY PROSPECTUS


                                   $2,000,000
                     NORTH AMERICAN INSURANCE LEADERS, INC.
                              2,000,000 D&O Rights
                             ----------------------

         North American Insurance Leaders, Inc. is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase and/or other similar transaction with one or more insurance-related businesses in North America.

         This prospectus is for a public offering of our D&O rights. The D&O rights will be automatically converted into D&O warrants on the 120th day following the effective date of this offering. The D&O warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the public offering described below but will not be transferable or salable by our directors and officers, their affiliates and/or their designees until the later of one year after the date of this prospectus or the consummation of our initial business combination.

         There is presently no public market for our D&O rights or D&O warrants and no public market is expected to develop for the D&O rights or D&O warrants.

         Concurrently with this offering, we will make an initial public offering of 18,750,000 of our units for a total purchase price of $150,000,000 or $8.00 per unit. Each unit that we are offering consists of:

         o    one share of our common stock; and

         o    one warrant.

         Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our consummation of an initial business combination or [o], 2007, and will expire on [o], 2010, or earlier upon redemption.

         We have also concurrently granted CRT Capital Group LLC, the underwriter or our unit offering, a 45-day option to purchase up to 2,812,500 additional units solely to cover over-allotments, if any (over and above the 18,750,000 units referred to above) in connection with our unit offering. The over-allotment will be used only to cover a net short position resulting from the initial distribution. We have also agreed to sell to CRT Capital Group LLC for $100, as additional compensation, an option to purchase up to a total of 1,125,000 units at a price of $8.80 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that each of the warrants underlying such units entitles the holder to purchase one share of our common stock at a price of $7.50. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

         Investing in our securities involves a high degree of risk. See the section entitled "Risk Factors" beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

         Neither the Securities and Exchange Commission nor any state securities commission has determined whether this prospectus is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should purchase these securities. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                    Public Offering    Proceeds, Before
                                          Price        Expenses, to Us
                                          -----        ---------------
Per D&O right.......................      $1.00             $1.00
Total (1)...........................   $2,000,000         $2,000,000

------------

(1) The net proceeds we receive from this D&O rights will be deposited into a trust account at JPMorgan Chase Bank, NA, maintained by JPMorgan Chase Bank, NA, acting as trustee, and will be paid to the public stockholders in the event of our liquidation or in the event less than 20% of our public stockholders elect to convert their shares of common stock in connection with our initial business combination as described in the sections entitled "Certain Relationships and Related Transactions--D&O Rights" and "Description of Securities--D&O Rights."


                             ----------------------

                    The date of this prospectus is [o], 2006

                           [BACK PAGE FOR D&O RIGHTS]



         Until [o], 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as the underwriter and with respect to their unsold allotments or subscriptions.

         No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.



                                   $2,000,000


                             ----------------------

                              2,000,000 D&O Rights


                             ----------------------

                                   PROSPECTUS

                             ----------------------

                                    [o], 2006

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

         The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount) will be as follows:

Legal Fees and Expenses.............................................. $  350,000
Miscellaneous (including Blue Sky services and expenses)(1)..........     67,000
Printing Expenses....................................................     50,000
Accounting Fees and Expenses.........................................     35,000
SEC Registration Fee.................................................     42,000
NASD Filing Fee......................................................     36,500
                                                                      ----------

         Total....................................................... $  580,500
                                                                      ==========

------------
(1) This amount represents additional expenses that may be incurred by the Registrant in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.  Indemnification of Directors and Officers.

         Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL.
Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.


"Section 145. Indemnification of officers, directors, employees and agents; insurance.

         "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Section 2(a) of Article IX of our amended and restated certificate of incorporation provides:

         "The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful."

         Article VIII of our Bylaws provides for indemnification of any of our directors, officers, employees or agents for certain matters in accordance with
Section 145 of the DGCL.

         Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriter, and the underwriter has agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.  Recent Sales of Unregistered Securities.

         (a) Since inception on August 8, 2005, we have sold the following shares of common stock without registration under the Securities Act:

Stockholders (1)(2)(3)(4)                                       Number of Shares
------------                                                    ----------------

Katherine Alice Levine Trust (5)                                      216,163
Sarah F. Levine Trust (5)                                             216,163
William R. Levine Trust (5)                                           216,163
David A. Levine Trust (5)                                             216,163
William R. de Jonge (6)                                               878,031
Henrietta Clare de Jonge Trust                                        220,313
Paula S. Butler (6)                                                   873,343
Margaux Smith Butler                                                   75,000
Nina Simmons Butler                                                    75,000
Mark Johnston Butler                                                   75,000
Pickering/Lauricella Revocable Trust (6)(7)                           873,343
Nicolas P. Lauricella 2005 Irrevocable Trust (7)                       75,000
Natalia P. Lauricella 2005 Irrevocable Trust (7)                       75,000
Michael P. Lauricella 2005 Irrevocable Trust (7)                       75,000
Laurence N. Strenger, a Corporation (8)                               514,118
E. Miles Prentice, III (9)                                             13,700
                                                                    ---------
                                                        Total:      4,687,500

------------
(1) The shares were issued on August 16, 2005 in connection with our organization pursuant to the exemption from registration contained in
     Section 4(2) of the Securities Act. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.0053 per share. No underwriting discounts or commissions were paid with respect to the sales.

(2) Unless otherwise noted, the business address of each of the following persons is c/o North American Insurance Leaders, Inc., 885 Third Avenue, 31st Floor, New York, New York 10022.

(3) Each of the directors and officers, their designees and/or the trustees of their designees have sole voting and investment authority over the shares, subject to the terms of a letter agreement among us, CRT Capital Group LLC and each of the directors and officers, their designees and/or trustees of their designees. Each of the directors and officers, their designees and/or trustees of their designees has agreed to hold and vote the shares of common stock in accordance with the terms of the letter agreement.

(4) Our outstanding common stock will undergo a stock split through a stock dividend, and our existing stockholders will receive an additional 703,125 shares prior to the offering. We have a right to purchase up to 703,125 shares of common stock from our existing stockholders in the event that CRT Capital Group LLC does not exercise all or a portion of its over-allotment option. We have agreed with CRT Capital Group LLC to exercise this right if, and to the extent, CRT Capital Group LLC does not exercise all or a portion of its over-allotment option. This right is exercisable for the 20-day period following the earlier to occur of the expiration of the underwriter's option to purchase up to 2,812,500 additional units to cover over-allotments or the exercise in full by the underwriter of such option. The price for each share pursuant to this right is $0.0046 per share, the price at which our existing stockholders' purchased their shares of common stock. In accordance with our agreement with CRT Capital Group LLC, we will exercise this right to purchase shares only in an amount sufficient to cause the existing stockholders to maintain control over 20% of our outstanding shares after giving effect to the offering and the exercise, if any, of the underwriter's over-allotment option.

(5) In November 2005, this existing stockholder sold 634 shares of common stock to Mr. Prentice at an average purchase price of approximately $0.0053 per share.

(6) In November 2005, this existing stockholder sold 3,219 shares of common stock to Mr. Prentice at an average purchase price of approximately $0.0053 per share.

(7) The address for the Trust is 475 Gate Five Road, Suite 320, Sausalito, CA 94965.

(8) In November 2005, this existing stockholder sold 1,507 shares of common stock to Mr. Prentice at an average purchase price of approximately $0.0053 per share.

(9) In November 2005, Mr. Prentice purchased from certain existing stockholders an aggregate of 13,700 shares at an average purchase price of approximately $0.0053 per share. The address for Mr. Prentice is c/o Eaton & Van Winkle LLP, 3 Park Avenue, 16th Floor, New York, NY 10016.



Item 16.  Exhibits and Financial Statement Schedules.

         (a) The following exhibits are filed as part of this Registration
Statement:

Exhibit No.    Description
-----------    -----------

   1.1**       Form of Underwriting Agreement
   3.1*        Amended and Restated Certificate of Incorporation
   3.2*        By-laws
   4.1*        Specimen Unit Certificate
   4.2*        Specimen Common Stock Certificate
   4.3*        Specimen Warrant Certificate
   4.4**       Form of Warrant Agreement between Mellon Investor Services LLC and the Registrant
   4.5**       Form of Purchase Option between CRT Capital Group LLC and the
               Registrant
   5.1**       Opinion of Shearman & Sterling LLP
  10.1*        Promissory Note issued by the Registrant to Scott A. Levine
  10.2*        Promissory Note issued by the Registrant to William R. de Jonge
  10.3*        Promissory Note issued by the Registrant to Paula S. Butler
  10.4*        Promissory Note issued by the Registrant to Francis E.
               Lauricella, Jr.
  10.5*        Promissory Note issued by the Registrant to Laurence N. Strenger
  10.6**       Form of Letter Agreement between the Registrant and each of our directors and officers
  10.7**       Form of Letter Agreement between CRT Capital Group LLC and each of our directors and officers
  10.8**       Form of Letter Agreement between CRT Capital Group LLC and each of the non-director existing stockholders
  10.9**       Form of Registration Rights Agreement among the Registrant and each of the existing stockholders
  10.10**      Form of Investment Management Trust Agreement between JPMorgan
               Chase Bank, NA and the Registrant
  10.11**      Form of Warrant Purchase Rights and Call Right Agreement among the Registrant and our directors and officers
  10.12**      Form of Stock Escrow Agreement between the Registrant and
               JPMorgan Chase Bank, NA
  10.13**      Form of Office Administration Agreement between the Registrant and Ampton Investments, Inc.
  10.14**      Form of Stock Transfer Agreement between Mellon Investor Services
               LLC and the Registrant
  14.1*        Code of Ethics
  23.1         Consent of BDO Seidman, LLP
  23.2**       Consent of Shearman & Sterling LLP (incorporated by reference from Exhibit 5.1)
  24.1*        Power of Attorney

------------

*        Previously filed.

**       To be filed by amendment.

         (b) Financial Statement Schedules.

All schedules have been omitted because they are either inapplicable or the required information has been given in the financial statements or the notes thereto.

Item 17.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

         ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, and State of New York, on the 22nd day of December, 2005.


                                          NORTH AMERICAN INSURANCE LEADERS, INC.

                                          By: /s/ William R. de Jonge
                                              ----------------------------------
                                              William R. de Jonge
                                              President



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature                           Title                                             Date
---------                           -----                                             ----


             *                      Chairman of the Board                             December 22, 2005
------------------------------
Scott A. Levine

/s/ William R. de  Jonge            President and Director                            December 22, 2005
------------------------------      (principal executive officer)
William R. de Jonge

             *                      Executive Vice President                          December 22, 2005
------------------------------      (principal financial and accounting officer)
Paula S. Butler

             *                      Executive Vice President and Director             December 22, 2005
------------------------------
Francis E. Lauricella, Jr.

             *                      Director                                          December 22, 2005
------------------------------
Laurence N. Strenger

             *                      Director                                          December 22, 2005
------------------------------
E. Miles Prentice, III




          *By:  /s/ William R. de Jonge
                ----------------------------
                Attorney-in-Fact

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.    Description
-----------    -----------

   1.1**       Form of Underwriting Agreement
   3.1*        Amended and Restated Certificate of Incorporation
   3.2*        By-laws
   4.1*        Specimen Unit Certificate
   4.2*        Specimen Common Stock Certificate
   4.3*        Specimen Warrant Certificate
   4.4**       Form of Warrant Agreement between Mellon Investor Services LLC and the Registrant
   4.5**       Form of Purchase Option between CRT Capital Group LLC and the
               Registrant
   5.1**       Opinion of Shearman & Sterling LLP
  10.1*        Promissory Note issued by the Registrant to Scott A. Levine
  10.2*        Promissory Note issued by the Registrant to William R. de Jonge
  10.3*        Promissory Note issued by the Registrant to Paula S. Butler
  10.4*        Promissory Note issued by the Registrant to Francis E.
               Lauricella, Jr.
  10.5*        Promissory Note issued by the Registrant to Laurence N. Strenger
  10.6**       Form of Letter Agreement between the Registrant and each of our directors and officers
  10.7**       Form of Letter Agreement between CRT Capital Group LLC and each of our directors and officers
  10.8**       Form of Letter Agreement between CRT Capital Group LLC and each of the non-management existing stockholders
  10.9**       Form of Registration Rights Agreement among the Registrant and each of the existing stockholders
  10.10**      Form of Investment Management Trust Agreement between JPMorgan
               Chase Bank, NA and the Registrant
  10.11**      Form of Warrant Purchase Rights and Call Right Agreement among the Registrant and our directors and officers
  10.12**      Form of Stock Escrow Agreement between the Registrant and
               JPMorgan Chase Bank, NA
  10.13**      Form of Office Administration Agreement between the Registrant and Ampton Investments, Inc.
  10.14**      Form of Stock Transfer Agreement between Mellon Investor Services
               LLC and the Registrant
  14.1*        Code of Ethics
  23.1         Consent of BDO Seidman, LLP
  23.2**       Consent of Shearman & Sterling LLP (incorporated by reference from Exhibit 5.1)
  24.1         Power of Attorney

------------

*    Previously filed.

** To be filed by amendment.